--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(B) OR (G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                             TUPPERWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               36-4062333
                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTION OF
     INCORPORATION OR ORGANIZATION)

             P.O. BOX 2353
            ORLANDO, FLORIDA                             32802
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (407) 826-5050

                               ----------------

  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

   TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON
   TO BE SO REGISTERED                     WHICH EACH CLASS IS TO BE REGISTERED
   -------------------                     ------------------------------------
   Common Stock, par value $.01 per share        New York Stock Exchange
   Preferred Stock Purchase Rights               New York Stock Exchange

  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

    None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             TUPPERWARE CORPORATION

                                     PART I
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 ITEM                                            LOCATION IN INFORMATION
 NO.               CAPTION                              STATEMENT
 ----              -------                       -----------------------
  1.  Business.........................  "Summary of Certain Information";
                                         "Introduction"; "Certain Special
                                         Considerations"; "The Distribution--
                                         Background and Reasons for the
                                         Distribution"; "Business of
                                         Tupperware" and "Management's
                                         Discussion and Analysis of Financial
                                         Condition and Results of Operations."

  2.  Financial Information............  "Summary of Certain Information"; "The
                                         Distribution"; "Tupperware Corporation
                                         Pro Forma Combined Financial
                                         Information"; "Tupperware Corporation
                                         Selected Financial Data" and
                                         "Management's Discussion and Analysis
                                         of Financial Condition and Results of
                                         Operations."

  3.  Properties.......................  "Properties."

  4.  Security Ownership of Certain
       Beneficial Owners and
       Management......................  "The Distribution--Listing and Trading
                                         of Tupperware Common Stock";
                                         "Management of Tupperware--Security
                                         Ownership of Tupperware Common Stock
                                         by Management" and "Security Ownership
                                         of Tupperware Common Stock by Certain
                                         Beneficial Owners."

  5.  Directors and Executive
       Officers........................  "The Distribution--Future Management
                                         of Tupperware"; "Arrangements Between
                                         Premark and Tupperware Relating to the
                                         Distribution--Distribution Agreement";
                                         "Management of Tupperware" and
                                         "Liability and Indemnification of
                                         Directors and Officers."

  6.  Executive Compensation...........  "Arrangements Between Premark and
                                         Tupperware Relating to the
                                         Distribution"; "Management of
                                         Tupperware"; "Expected Compensation
                                         and Employee Benefit Plans Following
                                         the Distribution" and "Compensation
                                         Committee Interlocks Disclosure and
                                         Insider Participation."

  7.  Certain Relationships and Related
       Transactions....................  "Summary of Certain Information";
                                         "Arrangements Between Premark and
                                         Tupperware Relating to the
                                         Distribution"; and "Certain
                                         Transactions."

  8.  Legal Proceedings................  "Business of Tupperware--Legal
                                         Proceedings."

  9.  Market Price of and Dividends on
       the Registrant's Common Equity
       and Related Shareholder
       Matters.........................  "Summary of Certain Information";
                                         "Certain Special Considerations";
                                         "Introduction" and "The Distribution--
                                         Listing and Trading of Tupperware
                                         Common Stock."

 10.  Recent Sales of Unregistered
       Securities......................  Not Applicable.


 ITEM                                            LOCATION IN INFORMATION
 NO.               CAPTION                              STATEMENT
 ----              -------                       -----------------------
 11.  Description of Registrant's
       Securities to be Registered.....  "The Distribution--Listing and Trading
                                         of Tupperware Common Stock";
                                         "Description of Tupperware Capital
                                         Stock"; and "Certain Antitakeover
                                         Effects of Certain Provisions of the
                                         Certificate of Incorporation, By-laws
                                         and State Law."

 12.  Indemnification of Directors and
       Officers........................  "Liability and Indemnification of
                                         Directors and Officers"; "Annex A--
                                         Form of Amended and Restated
                                         Certificate of Incorporation of
                                         Tupperware Corporation" and "Annex B--
                                         Form of Amended and Restated By-laws
                                         of Tupperware Corporation."

 13.  Financial Statements and
       Supplementary Data..............  "Summary Selected Financial
                                         Information"; "Tupperware Corporation
                                         Pro Forma Combined Financial
                                         Information"; "Tupperware Corporation
                                         Selected Financial Data" and
                                         "Management's Discussion and Analysis
                                         of Financial Condition and Results of
                                         Operations."

 14.  Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure............  Not Applicable.

 15.  Financial Statements and
       Exhibits........................  "Financial Statements" and "Index to
                                         Financial Statements and Financial
                                         Statement Schedule."

                             [PREMARK LETTERHEAD]

                                                                         , 1996

Dear Shareholder:

  We are pleased to inform you that on _______, 1996, the Board of Directors of Premark International, Inc. approved a distribution to our shareholders of all of the outstanding shares of common stock of Tupperware Corporation. The distribution will be at the rate of one share of Tupperware common stock for every share of Premark common stock held as of the close of business on ________ , 1996. The enclosed Information Statement explains the proposed distribution in detail and provides important financial and other information regarding Tupperware Corporation. Holders of Premark common stock are not required to take any action to participate in the distribution. A shareholder vote is not required in connection with this matter and, accordingly, your proxy is not being sought.

  The distribution will result in your ownership of shares of two very different companies. Premark will focus on its food equipment, decorative products and consumer products businesses, and Tupperware will focus on the direct selling of Tupperware brand products. Your Board of Directors believes that the distribution, by enabling Premark and Tupperware to develop their respective businesses separately, should better position the two companies to produce greater total shareholder value over the long term.

                                          Sincerely,

                                          Warren L. Batts
                                           Chairman and Chief Executive
                                            Officer

                                          James M. Ringler
                                           President and Chief Operating
                                            Officer

                            [TUPPERWARE LETTERHEAD]

                                                                         , 1996

Dear Shareholder:

  The enclosed Information Statement includes detailed information about Tupperware Corporation, the company of which you will soon become a shareholder.

  We would like to take this opportunity to welcome you as a shareholder and to introduce you to our company. Tupperware is a worldwide direct selling consumer products company engaged in the manufacture and sale of Tupperware brand products which traces its first operations back to 1946. Tupperware has an experienced and enthusiastic management team with a proven track record of solid performance.

  We are excited about Tupperware's prospects as an independent public company and look forward to your participation in our future.

                                          Sincerely,

                                          Warren L. Batts
                                           Chairman and Chief Executive
                                            Officer

                                          E.V. Goings
                                           President and Chief Operating
                                            Officer

                   SUBJECT TO COMPLETION; DATED MARCH 4, 1996
                            -- FOR INFORMATION ONLY

                             INFORMATION STATEMENT

                             TUPPERWARE CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

  This Information Statement is being furnished to stockholders of Premark International, Inc. in connection with the distribution by Premark International, Inc. to its stockholders of all of the outstanding shares of common stock of its wholly-owned subsidiary, Tupperware Corporation.

  It is expected that the distribution will be made on       , 1996, on the
basis of one share of common stock of Tupperware Corporation for one share of common stock of Premark International, Inc. No consideration will be paid by stockholders of Premark International, Inc. for the shares of common stock of Tupperware Corporation to be received by them in the distribution, nor will they be required to surrender or exchange shares of Premark International, Inc. in order to receive common stock of Tupperware Corporation.

  There is no current public market for the common stock of Tupperware Corporation. Application will be made to list such shares on the New York Stock Exchange.

  IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "CERTAIN SPECIAL CONSIDERATIONS."

                                 -------------

     NO   VOTE  OF   STOCKHOLDERS   IS  REQUIRED   IN
       CONNECTION  WITH THIS  DISTRIBUTION.  WE ARE
         NOT ASKING YOU  FOR A PROXY  AND YOU  ARE
          REQUESTED NOT TO SEND US A PROXY.

                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS  INFORMATION STATEMENT.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THIS  INFORMATION STATEMENT  DOES  NOT CONSTITUTE  AN OFFER  TO  SELL OR  THE
   SOLICITATION OF  AN OFFER TO  BUY ANY  SECURITIES. ANY SUCH  OFFERING MAY
    ONLY  BE  MADE  BY  MEANS  OF A  SEPARATE  PROSPECTUS  PURSUANT  TO  AN
      EFFECTIVE REGISTRATION  STATEMENT AND OTHERWISE IN  COMPLIANCE WITH
        APPLICABLE LAW.

            The date of this Information Statement is       , 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................  iii
Summary of Certain Information...........................................    1
  The Distribution.......................................................    1
  Tupperware Corporation.................................................    2
  Summary Selected Financial Information.................................    4
Certain Special Considerations...........................................    6
  No Operating History as an Independent Company.........................    6
  Foreign Operations.....................................................    6
  No Prior Market for Tupperware Common Stock............................    6
  Tupperware Dividend Policy.............................................    6
  Certain Antitakeover Effects...........................................    7
  Effects on Premark Common Stock........................................    7
  Certain Federal Income Tax Considerations..............................    7
Introduction.............................................................    7
The Distribution.........................................................    8
  Background and Reasons for the Distribution............................    8
  Manner of Effecting the Distribution...................................    8
  Listing and Trading of Tupperware Common Stock.........................    9
  Future Management of Tupperware........................................    9
  Certain Federal Income Tax Consequences of the Distribution............   10
  Conditions; Termination................................................   10
Arrangements Between Premark and Tupperware Relating to the Distribu-
 tion....................................................................   11
  Distribution Agreement.................................................   11
  Tax Sharing Agreement..................................................   12
  Benefits Agreement.....................................................   13
  Interim Services Agreement.............................................   13
Financing................................................................   13
Business of Tupperware...................................................   14
  Background.............................................................   14
  Description of the Tupperware Business.................................   14
  Legal Proceedings......................................................   16
Properties...............................................................   17
Tupperware Corporation Pro Forma Combined Financial Information..........   18
Tupperware Corporation Notes to the Pro Forma Combined Financial Informa-
 tion....................................................................   20
Tupperware Corporation Selected Financial Data...........................   21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   22
Management of Tupperware.................................................   25
  Directors of Tupperware................................................   25
  Committees of the Board of Directors...................................   27
  Compensation of Directors..............................................   28
  Executive Officers of Tupperware.......................................   29
  Security Ownership of Tupperware Common Stock by Management............   31
  Compensation of Executive Officers.....................................   32
Expected Compensation and Employee Benefit Plans Following the Distribu-
 tion....................................................................   36
  Employment Agreements..................................................   36
  Tupperware Corporation 1996 Incentive Plan.............................   37
  Tupperware Corporation Director Stock Plan.............................   41
  Employee Pension and Retirement Savings Plans..........................   43

                                                                           PAGE
                                                                           ----
Compensation Committee Interlocks Disclosure and Insider Participation....  44
Security Ownership of Tupperware Common Stock by Certain Beneficial Own-
 ers......................................................................  45
Certain Transactions......................................................  45
Hart-Scott-Rodino Filing Requirement......................................  45
Description of Tupperware Capital Stock...................................  46
  Authorized Capital Stock................................................  46
  Tupperware Common Stock.................................................  46
  Tupperware Preferred Stock..............................................  46
  Tupperware Rights Agreement.............................................  46
Certain Antitakeover Effects of Certain Provisions of the Certificate of
 Incorporation, By-laws
 and State Law............................................................  49
  Certificate of Incorporation and By-laws................................  49
  Antitakeover Legislation................................................  53
Liability and Indemnification of Directors and Officers...................  54
  Limitation of Liability of Directors....................................  54
  Indemnification of Directors and Officers...............................  54
  Additional Information..................................................  56
Index to Defined Terms....................................................  57
Index to Combined Financial Statements and Financial Statement Schedule... F-1
Annexes

*A Form of Amended and Restated Certificate of Incorporation of Tupperware
   Corporation
*B Form of Amended and Restated By-laws of Tupperware Corporation
 C Form of Tupperware Corporation 1996 Incentive Plan
 D Form of Tupperware Corporation Director Stock Plan
 E Form of Tupperware Corporation Rights Agreement
--------
* To be filed by amendment

                             AVAILABLE INFORMATION

  Tupperware Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form 10 (the "Registration Statement") under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), with respect to its common stock and preferred stock purchase rights described herein. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made hereby to the Registration Statement, exhibits and schedules. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission.

  Following the Distribution (as defined herein), Tupperware Corporation will be required to comply with the reporting requirements of the Exchange Act and will file annual, quarterly and other reports with the Commission. Tupperware Corporation will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its stockholders in connection with its annual meetings of stockholders.

  NO PERSON IS AUTHORIZED BY PREMARK INTERNATIONAL, INC. OR TUPPERWARE CORPORATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                         SUMMARY OF CERTAIN INFORMATION

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information set forth elsewhere in this Information Statement. The location of the definitions of defined terms used herein may be found in the Index to Defined Terms.

                                THE DISTRIBUTION

Distributing Company..........  Premark International, Inc., a Delaware corpo-
                                ration ("Premark").

Shares to be Distributed......  Approximately 61.6 million shares of common stock, par value $.01 per share (the Tupperware common stock and the Rights (as defined below) are collectively referred to herein as the "Tupperware Common Stock"), of Tupperware Cor-poration, a Delaware corporation ("Tupperware"), based on the number of shares of common stock, par value $1.00 per share, of Premark ("Premark Common Stock") outstanding as of March 1, 1996. See "The Distribution -- Man-ner of Effecting the Distribution."

Distribution Ratio............  One share of Tupperware Common Stock for one share of Premark Common Stock. See "The Distri-bution -- Manner of Effecting the Distribu-tion."

Federal Income Tax              Premark has requested a ruling (the "Tax Rul-
 Consequences.................  ing") from the Internal Revenue Service ("IRS")
                                to the effect that the Distribution will qual-ify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended
                                (the "Code"). See "The Distribution -- Certain
                                Federal Income Tax Consequences of the Distri-bution."

Trading Market................  Application will be made to list the Tupperware
                                Common Stock on the New York Stock Exchange,
                                Inc. ("NYSE"). See "The Distribution -- Listing and Trading of Tupperware Common Stock."

Record Date...................  Expected to be in [   ], 1996.

Distribution Date.............  Expected to be in [   ], 1996. On the Distribu-
                                tion Date (as defined below), the Distribution
                                Agent (as defined below) will commence mailing share certificates for Tupperware Common Stock to holders of Premark Common Stock on the rec-ord date for the Distribution (the "Record
                                Date"). Premark stockholders will not be re-quired to make any payment or to take any other action to receive their Tupperware Common
                                Stock. See "The Distribution -- Manner of Ef-fecting the Distribution."

Distribution Agent, Transfer
 Agent and Registrar..........  Norwest Bank Minnesota, N.A.

                             TUPPERWARE CORPORATION

The Company...................  Tupperware, a worldwide direct selling consumer products company engaged in the manufacture and sale of Tupperware brand products, was formed on February 8, 1996 to serve as a holding com-pany for Dart Industries Inc., a Delaware cor-poration and wholly-owned subsidiary of Premark ("Dart"), and its subsidiaries. Prior to the Distribution Date any operations and assets owned by Premark related to the Tupperware Business (as defined below) which are not cur-rently owned by Dart or its subsidiaries will be transferred to Tupperware. On the Distribu-tion Date, Tupperware will become a publicly held corporation by virtue of the distribution of the shares of Tupperware Common Stock to the holders of Premark Common Stock on the Record Date. See "Tupperware Corporation Pro Forma Combined Financial Information" and "Business of Tupperware." The principal corporate offices of Tupperware are located at 14901 South Orange Blossom Trail, Orlando, Florida 32837 (mailing address, P.O. Box 2353, Orlando, Florida 32802); telephone number (407) 826-5050.

Pre-Distribution Dividend
 Payment......................  Prior to the Distribution Date, Dart will pay
                                approximately $[   ] million in cash to Premark
                                through a special dividend (the "Dividend Pay-ment"). See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Dis-tribution Agreement" and "Financing."

Management of Tupperware......  The executive officers of Tupperware will be drawn from the executive officers of the Tupperware segment of Premark and the officers and employees of Premark. See "Management of Tupperware."

Trading Market................  There is not currently a public market for
                                Tupperware Common Stock, although a "when-is-sued" trading market is expected to develop prior to the Distribution Date. Tupperware will apply for listing of the Tupperware Common Stock on the NYSE. See "The Distribution -- Listing and Trading of Tupperware Common Stock."

Certain Provisions of the
 Certificate of Incorporation
 and By-laws; Rights
 Agreement....................  Certain provisions of Tupperware's Amended and
                                Restated Certificate of Incorporation (the
                                "Certificate of Incorporation") and Amended and Restated By-laws (the "By-laws"), as each will be in effect following the Distribution, may have the effect of making more difficult an ac-quisition of control of Tupperware in a trans-action not approved by the Board of Directors of Tupperware (the "Tupperware Board"). See "Certain Antitakeover Effects of Certain Provi-sions of the Certificate of Incorporation, By-laws and State Law." The Certificate of Incor-poration would eliminate certain liabilities of Tupperware directors in connection with the performance of their duties. See "Liability and Indemnification of Directors and Officers -- Limitation on Liability of Directors." The Rights Agreement (as defined below) will make more difficult an acquisition of control of Tupperware in a transaction not approved by the Tupperware Board. See "Description of Tupperware Capital Stock -- Tupperware Rights Agreement."

Post-Distribution Dividend
 Policy.......................  It is anticipated that, following the Distribu-
                                tion, Tupperware will pay quarterly cash divi-dends which, on an annual basis, will initially be within a range of approximately $.80 to $.90 per share. It is anticipated that, following the Distribution, Premark will pay quarterly cash dividends which, on an annual basis, will initially be within a range of approximately $.30 to $.40 per share. The current dividend rate on Premark Common Stock is $1.08 per annum per share. However, no formal action with re-spect to any such dividends has been taken and the declaration and payment of dividends by Tupperware and Premark will be at the discre-tion of each company's Board of Directors. See "The Distribution -- Listing and Trading of Tupperware Common Stock."

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth summary selected historical financial information for Tupperware that has been derived from the financial statements of Tupperware for the three years ended December 30, 1995, and the unaudited pro forma combined financial information as of and for the year ended December 30, 1995. The historical financial information presented below may not necessarily be indicative of the results of operations or financial position that would have been obtained if Tupperware had been an independent company during the periods shown or of Tupperware's future performance as an independent company. The financial data set forth below should be read in conjunction with Tupperware's financial statements and the notes thereto, and the unaudited pro forma combined financial information and the notes thereto found elsewhere in this Information Statement. For selected historical financial information of Tupperware for the five years ended December 30, 1995, see "Tupperware Corporation Selected Financial Data." For pro forma financial information of Tupperware for the year ended December 30, 1995, see "Tupperware Corporation Pro Forma Combined Financial Information." See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                       1995     1994     1993
  (IN MILLIONS, EXCEPT PER SHARE AMOUNT)             -------- -------- --------
Geographic Information(l)
  Net sales:
    Europe, Africa, and Middle East................. $  595.1 $  540.1 $  505.1
    Americas........................................    409.2    405.2    379.8
    Asia Pacific....................................    355.1    329.3    286.9
                                                     -------- -------- --------
      Total......................................... $1,359.4 $1,274.6 $1,171.8
                                                     ======== ======== ========
  Segment profit:
    Europe, Africa, and Middle East................. $  156.8 $  125.0 $  110.3
    Americas........................................     29.7     31.7     28.2
    Asia Pacific....................................     59.4     46.3     40.3
                                                     -------- -------- --------
      Total ........................................ $  245.9 $  203.0 $  178.8
                                                     ======== ======== ========
Historical Combined Information(2)
  Net sales......................................... $1,359.4 $1,274.6 $1,171.8
  Income before income taxes........................    224.9    191.2    148.4
  Net income........................................    171.4    149.2    117.9
  Total assets......................................    944.0    882.6    785.1
  Total shareholder's equity........................    415.6    395.1    163.3
Pro Forma Combined Information(3)
  Net sales......................................... $1,359.4
  Income before income taxes........................    212.9
  Net income........................................    164.1
  Net income per share(4)...........................     2.57
  Total assets......................................    944.0
  Long-term debt....................................    100.4
  Total shareholders' equity........................    230.7

--------
(1) See Note 10 of "Tupperware Corporation -- Notes to the Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) See "Tupperware Corporation Selected Financial Data," "Tupperware Corporation Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) See introduction to "Tupperware Corporation Pro Forma Combined Financial Information," and Note 2 to "Tupperware Corporation Notes to the Pro Forma Combined Financial Information (Unaudited)." The pro forma financial information presented is for informational purposes only and may not necessarily reflect future earnings and financial position or what the earnings or financial position would have been had Tupperware been operated as a separate, stand-alone company during the period shown.

(4) Pro forma net income per share is based upon the 63.8 million common and common equivalent shares reflected in Premark's consolidated statement of income for the year ended December 30, 1995. See Note 3 to "Tupperware Corporation Notes to the Pro Forma Combined Financial Information (Unaudited)."

                        CERTAIN SPECIAL CONSIDERATIONS

NO OPERATING HISTORY AS AN INDEPENDENT COMPANY

  Tupperware does not have an operating history as an independent public company. While Tupperware has been profitable as part of Premark and its predecessors, there is no assurance that as a stand-alone company profits will continue at the same level. The Tupperware Business has historically relied on Premark for various financial and administrative services. After the Distribution, Tupperware will maintain its own lines of credit, banking relationships and administrative functions.

FOREIGN OPERATIONS

  Tupperware's international operations are subject to the usual risks inherent in operating abroad, including, but not limited to, risks with respect to currency exchange rates, economic and political destabilization, other disruptions of markets, restrictive actions by foreign governments (such as restrictions on direct selling activities, transfer of funds, and special price offers, and export duties and quotas, international customs and tariffs, and unexpected changes in regulatory environments), difficulty in obtaining distribution and support, nationalization, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. There can be no assurance that these factors will not have a material adverse impact on Tupperware's ability to increase or maintain its international sales or on its results of operations. For fiscal 1995, approximately 85% of Tupperware's revenue and 96% of segment profit were from non-United States operations, a portion of which was generated by non-United States branch operations of entities incorporated in the United States. At December 30, 1995, approximately 70% of total assets were attributable to these operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Inflation and Foreign Operations."

  Tupperware's ability to service its domestic indebtedness may be dependent, in part, on its ability to utilize the cash flow generated by its non-United States operations. In general, United States federal tax laws provide that income of non-United States subsidiaries is subject to tax only in the local jurisdiction and is not subject to United States federal income tax unless, and only to the extent, such income is distributed as a dividend to the United States parent company. However, such tax does not apply to non-United States branch operations of entities incorporated in the United States. Tupperware expects to be able to meet its domestic needs by repatriating sufficient cash flows.

NO PRIOR MARKET FOR TUPPERWARE COMMON STOCK

  There has been no prior trading market for Tupperware Common Stock and there can be no assurance as to the prices at which the Tupperware Common Stock will trade before or after the Distribution Date. Until the Tupperware Common Stock is fully distributed and an orderly market develops, the prices at which the Tupperware Common Stock trades may fluctuate significantly. Prices for the Tupperware Common Stock will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for Tupperware Common Stock, investor perceptions of Tupperware and its business, Tupperware's dividend policy, and general economic and market conditions. See "The Distribution -- Listing and Trading of Tupperware Common Stock."

TUPPERWARE DIVIDEND POLICY

  The payment and level of cash dividends, if any, by Tupperware after the Distribution will be at the discretion of the Tupperware Board, based primarily upon the earnings, cash flow and financial requirements of its business. Tupperware is expected to pay quarterly cash dividends which, on an annual basis, will initially be within a range of approximately $.80 to $.90 per share. However, no formal action with respect to any such dividend has been taken. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Liquidity and Capital Resources."

CERTAIN ANTITAKEOVER EFFECTS

  The Certificate of Incorporation, By-laws and Rights Agreement and the General Corporation Law of the State of Delaware ("Delaware Law") contain several provisions that could make more difficult a change of control of Tupperware in a transaction not approved by the Tupperware Board. In addition, the Tupperware Board will adopt certain other programs, plans and agreements with its management and/or employees which may make such a change of control more expensive. See "Certain Antitakeover Effects of Certain Provisions of the Certificate of Incorporation, By-Laws and State Law" and "Expected Compensation and Employee Benefit Plans Following the Distribution--Employment Agreements."

EFFECTS ON PREMARK COMMON STOCK

  After the Distribution, the Premark Common Stock will continue to be listed and traded on the NYSE and certain other stock exchanges. As a result of the Distribution, the trading prices of Premark Common Stock will be lower than the trading prices of Premark Common Stock immediately prior to the Distribution. The combined trading prices of Premark Common Stock and Tupperware Common Stock after the Distribution may be less than, equal to or greater than the trading prices of Premark Common Stock prior to the Distribution. In addition, until the market has fully analyzed the operations of Premark without the Tupperware Business, the prices at which the Premark Common Stock trades may fluctuate significantly.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  Premark has requested a Tax Ruling from the IRS to the effect that, among other things, for United States federal income tax purposes the Distribution will be tax-free under Section 355 of the Code. See "The Distribution -- Certain Federal Income Tax Consequences of the Distribution." The continuing validity of any such ruling is subject to certain factual representations and assumptions. Tupperware is not aware of any facts or circumstances which should cause such representations and assumptions to be untrue. The Tax Sharing Agreement (as defined below) provides that neither Premark nor Tupperware is to take any action inconsistent with, nor fail to take any action required by, the request for the Tax Ruling or the Tax Ruling unless required to do so by law or the other party has given its prior written consent or, in certain circumstances, a supplemental ruling permitting such action is obtained. Premark and Tupperware have indemnified each other with respect to any tax liability resulting from their respective failures to comply with such provisions. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Tax Sharing Agreement."

                                 INTRODUCTION

  On November 1, 1995, the Board of Directors of Premark (the "Premark Board") authorized management to proceed with a plan to separate Premark into two companies by means of a spin-off of its Tupperware Business. The spin-off will be effected through a distribution (the "Distribution") to holders of Premark Common Stock of all of the outstanding shares of Tupperware Common Stock. At the time of the Distribution, Tupperware will own, primarily through Dart and its subsidiaries, the assets, liabilities and operations which prior to the Distribution Date comprise the Tupperware segment of Premark's operations (the "Tupperware Business"). See "Business of Tupperware." On the date of the Distribution (the "Distribution Date"), Premark will effect the Distribution by delivering all of the outstanding shares of Tupperware Common Stock to Norwest Bank Minnesota, N.A., as the distribution agent (the "Distribution Agent") for distribution to the holders of record of Premark Common Stock at the close of business on the Record Date. Tupperware's principal executive offices are located at 14901 South Orange Blossom Trail, Orlando, Florida 32837 (mailing address, P.O. Box 2353, Orlando, Florida 32802), and its telephone number is (407) 826-5050. Unless the context otherwise indicates, as used in this Information Statement the term "Tupperware" means the Tupperware segment of Premark for periods prior to the Distribution Date and Tupperware Corporation and its consolidated subsidiaries for the periods following the Distribution Date, and all references to "Premark" include Premark and its subsidiaries as of the relevant date.

  Stockholders of Premark with inquiries relating to the Distribution should contact the Distribution Agent, telephone number (612) 450-4064 or Premark International, Inc., Corporate Secretary's Department, 1717

Deerfield Road, Deerfield, Illinois 60015, telephone number (847) 405-6000. After the Distribution Date, stockholders of Tupperware with inquiries relating to the Distribution or their investment in Tupperware should contact Tupperware Corporation, Corporate Secretary's Department, P.O. Box 2353, Orlando, Florida 32802, telephone number (407) 826-5050 or Norwest Bank Minnesota, N.A., Tupperware's transfer agent and registrar, at 161 North Concord Exchange, South St. Paul, Minnesota 55075-0738, telephone number (612) 450-4064.

                               THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

  Premark was organized on August 29, 1986 in connection with a corporate reorganization of Dart & Kraft, Inc., a Delaware corporation, which is now known as Kraft Foods, Inc. ("Dart & Kraft, Inc."). As part of that reorganization, Premark became a publicly held company on October 31, 1986 through a pro rata distribution by Dart & Kraft, Inc. to its stockholders of all of the then outstanding shares of Premark Common Stock (the "DKI Distribution") pursuant to the Reorganization and Distribution Agreement, dated as of September 4, 1986, by and among Dart & Kraft, Inc., Premark and certain subsidiaries of Dart & Kraft, Inc. (the "DKI Distribution Agreement").

  The Distribution is intended to increase the long-term value of Premark stockholders' investment. Premark believes that, in addition to the benefits described below, the Distribution will allow investors to better evaluate the merits of the Tupperware Business, on the one hand, and the Premark Remaining Businesses (as defined below), on the other hand. This will enhance the likelihood that each will achieve more appropriate market recognition of its performance. In addition, the Premark Board believes that, as a result of the division of Premark into two separate companies, each company will be better able to establish compensation and incentives for its officers and employees, including, without limitation, employee stock and cash incentive plans, that will directly relate to their performance.

  Premark believes that the four business segments through which it currently conducts its business, Tupperware, the Food Equipment Group, the Decorative Products Group and the Consumer Products Group, have developed two distinct sets of financial, management, marketing and investment characteristics. The Tupperware Business is primarily a direct selling business which over the past five years has generated, on average, 81% of its revenue outside the United States. On the other hand, the Food Equipment Group, the Decorative Products Group and the Consumer Products Group (collectively, the "Premark Remaining Businesses") are primarily manufacturing operations which over the past five years have generated, on average, 76% of their revenue domestically. The Tupperware Business and the Premark Remaining Businesses require different management experience and capabilities, especially as related to their distinct marketing and selling techniques and strategic planning, in order to maximize their respective potential growth. Premark also believes that the Distribution will allow the management of each company to better develop their businesses and will allow for the financial markets to better recognize and evaluate the different characteristics of the two businesses.

MANNER OF EFFECTING THE DISTRIBUTION

  The Distribution is expected to be declared by the Premark Board on       ,
1996 and will be made on the Distribution Date to stockholders of record of Premark as of the close of business on the Record Date. On or prior to the Distribution Date, share certificates for Tupperware Common Stock will be delivered to the Distribution Agent. Commencing on the Distribution Date, the Distribution Agent will begin mailing such share certificates to holders of Premark Common Stock as of the close of business on the Record Date on the basis of one share of Tupperware Common Stock for every one share of Premark Common Stock held on the Record Date. All such shares of Tupperware Common Stock will be fully paid and nonassessable and holders thereof will not be entitled to preemptive rights. See "Description of Tupperware Capital Stock -- Tupperware Common Stock."

  NO HOLDER OF PREMARK COMMON STOCK WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF TUPPERWARE COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION OR TO SURRENDER OR EXCHANGE SHARES OF PREMARK COMMON STOCK OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE TUPPERWARE COMMON STOCK.

  The Distribution will not affect the number of, or the rights attaching to, outstanding shares of Premark Common Stock. Certificates representing outstanding shares of Premark Common Stock will continue to represent rights to purchase shares of Premark Common Stock pursuant to the Rights Agreement, dated as of March 7, 1989 between Premark and Manufacturers Hanover Trust Company (now known as Chemical Bank), as rights agent. As a result of the Distribution, the purchase price payable upon exercise of the rights and the number of shares of Premark Common Stock covered by each right will be adjusted in accordance with such rights agreement.

LISTING AND TRADING OF TUPPERWARE COMMON STOCK

  There is not currently a public market for Tupperware Common Stock. Prices at which Tupperware Common Stock may trade prior to the Distribution on a "when-issued" basis or after the Distribution cannot be predicted. Until the Tupperware Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Tupperware Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Tupperware Common Stock, investor perception of Tupperware and its businesses, Tupperware's dividend policy and general economic and market conditions.

  An application will be filed for listing the Tupperware Common Stock on the NYSE. Tupperware initially will have approximately 23,000 stockholders of record, based on the number of record holders of Premark Common Stock as of March 1, 1996. The transfer agent and registrar for the Tupperware Common Stock will be Norwest Bank Minnesota, N.A. For certain information regarding options to purchase Tupperware Common Stock that may become outstanding after the Distribution, see "Management of Tupperware -- Compensation of Directors" and "Management of Tupperware -- Compensation of Executive Officers."

  Shares of Tupperware Common Stock distributed to Premark stockholders in the Distribution will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of Tupperware under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"). Persons who may be deemed to be affiliates of Tupperware after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Tupperware, and may include certain officers and directors of Tupperware as well as principal stockholders of Tupperware, if any. Persons who are affiliates of Tupperware will be permitted to sell their shares of Tupperware Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(2) of the Securities Act or by Rule 144 under such Act.

  It is anticipated that, following the Distribution, Tupperware will pay quarterly cash dividends which, on an annual basis, will initially be within a range of approximately $.80 to $.90 per share. However, no formal action with respect to any such dividend has been declared, and the declaration and payment of dividends is at the discretion of the Tupperware Board. After the Distribution, Tupperware will hold the principal assets of the Tupperware Business through its subsidiaries; thus, Tupperware's ability to pay dividends to holders of Tupperware Common Stock and to make other payments will depend, at least in part, on its receiving funds from such subsidiaries.

FUTURE MANAGEMENT OF TUPPERWARE

  Following the Distribution Tupperware will have substantially the same operating management as the Tupperware Business currently has. In addition to Warren L. Batts, who has served as Chairman and Chief Executive Officer of Premark since 1986 and will serve as Tupperware's Chairman and Chief Executive Officer, E.V. Goings, who is currently an Executive Vice President of Premark and President of the Tupperware segment of Premark, will be President and Chief Operating Officer of Tupperware. The other executive officers of Tupperware will also be drawn from the executive officers of the Tupperware segment of Premark and the officers and employees of Premark. See "Management of Tupperware -- Executive Officers of Tupperware."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

  Premark has requested a Tax Ruling from the IRS to the effect that, among other things, the Distribution will qualify as a tax-free spin-off under
Section 355 of the Code. So long as the Distribution qualifies under Section 355 of the Code, the material United States federal income tax consequences of the Distribution will be as follows:

    (i) no gain or loss will be recognized by or be includible in the income of a holder of Premark Common Stock solely as a result of the receipt of Tupperware Common Stock upon the Distribution;

    (ii) no gain or loss will be recognized by Premark upon the Distribution of the Tupperware Common Stock;

    (iii) assuming that a holder of Premark Common Stock holds such Premark Common Stock as a capital asset, such holder's holding period for the Tupperware Common Stock received in the Distribution will include the period during which such Premark Common Stock was held; and

    (iv) the tax basis of Premark Common Stock held by a Premark stockholder immediately prior to the Distribution will be apportioned (based upon relative fair market values at the time of the Distribution) between such Premark Common Stock and the Tupperware Common Stock received by such stockholder in the Distribution.

  THE FOREGOING IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND AS TO POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

  The Tax Sharing Agreement provides that neither Premark nor Tupperware is to take any action inconsistent with, nor fail to take any action required by, the request for the Tax Ruling or the Tax Ruling unless required to do so by law or the other party has given its prior written consent or, in certain circumstances, a supplemental ruling permitting such action is obtained. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Tax Sharing Agreement."

  As soon as practicable following the Distribution, information with respect to the allocation of tax basis between Tupperware Common Stock and Premark Common Stock will be made available to the holders of Premark Common Stock.

CONDITIONS; TERMINATION

  The Distribution is subject to certain conditions as set forth in the Distribution Agreement. Even if all such conditions are satisfied, the Premark Board, in its sole discretion, without approval of the Premark stockholders, may terminate the Distribution Agreement and abandon the Distribution at any time prior to the Distribution Date. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Distribution Agreement."

   ARRANGEMENTS BETWEEN PREMARK AND TUPPERWARE RELATING TO THE DISTRIBUTION

  For the purpose of governing certain of the relationships between Premark and Tupperware relating to the Distribution, and to provide mechanisms for an orderly transition, Premark and Tupperware will enter into the various agreements described in this section. The agreements summarized below have been filed as exhibits to the Registration Statement, of which this Information Statement is a part, and the following summaries are qualified in their entirety by reference to the agreements as filed.

DISTRIBUTION AGREEMENT

  Premark, Tupperware and Dart will enter into a distribution agreement (the "Distribution Agreement") providing for, among other things, the principal corporate transactions required to effect the separation of the Tupperware Business from the Premark Remaining Businesses and the Distribution, and certain other agreements governing the relationship between Premark and Tupperware with respect to or in consequence of the Distribution.

  Pursuant to the Distribution Agreement, prior to the Distribution Dart will pay the Dividend Payment to Premark in an amount sufficient to leave Premark with net debt of $50 million as of the Cut-off Date, subject to possible adjustment for certain balance sheet changes and extraordinary events. In addition, Tupperware will fund 65% of the amount necessary to pay any dividend declared on the Premark Common Stock on May 1, 1996. The necessary funds for the Dividend Payment will be obtained from bank borrowings. The Dividend Payment has been reflected on Tupperware's Pro Forma Combined Balance Sheet dated December 30, 1995. See "Tupperware Corporation Pro Forma Combined Financial Information" and "Financing."

  Subject to certain exceptions, the Distribution Agreement provides for certain cross-indemnities (including an indemnity of Premark by Tupperware with respect to certain guarantees by Premark in connection with certain Tupperware franchise agreements and certain financial guarantees) principally designed to place financial responsibility for the liabilities of Tupperware and its subsidiaries with Tupperware and financial responsibility for the liabilities of Premark and its other subsidiaries with Premark. The Distribution Agreement also provides that, under certain circumstances, if Tupperware is unable to enforce certain indemnities contained in the DKI Distribution Agreement with respect to certain losses (the "DKI Indemnity"), Premark will indemnify Tupperware for such losses to the extent Premark is able to enforce the DKI Indemnity. In addition, the Distribution Agreement provides that each of Premark and Tupperware will indemnify the other in the event of certain liabilities arising under the Exchange Act.

  The Distribution Agreement also provides for the allocation of benefits between Premark and Tupperware under existing insurance policies after the Distribution Date and sets forth procedures for the administration of insured claims. In addition, the Distribution Agreement provides that Premark will use its reasonable efforts to maintain directors' and officers' insurance at substantially the level of Premark's current directors' and officers' insurance policy for a period of three years with respect to the directors and officers of Premark who will become directors and officers of Tupperware as of the Distribution Date for acts relating to periods prior to the Distribution Date.

  The Distribution Agreement provides that, in general, except as otherwise set forth therein, in the Tax Sharing Agreement or in the Benefits Agreement (as defined below) (i) costs and expenses related to the Distribution arising prior to or on the last fiscal day of the calendar month immediately preceding the Distribution Date (the "Cut-off Date") will be paid by Premark, (ii) as of the Cut-off Date, accruals relating to such costs and expenses, identified as relating to Tupperware, will be transferred to Tupperware, and (iii) following the Cut-off Date the party which benefits from such costs and expenses will pay such costs and expenses.

  The Distribution Agreement provides that prior to the Distribution Date the Certificate of Incorporation and By-laws will be substantially in the forms attached hereto as Annexes A and B, respectively, and that as of the Distribution Date the directors of Tupperware will be the nine persons indicated herein. See "Management of Tupperware -- Directors of Tupperware."

  The Distribution Agreement also provides that each of Premark and Tupperware will be granted access to certain records and information in the possession of the other, and requires the retention by Premark and Tupperware, for a period of seven years following the Distribution, of the information in its possession relating to the other, and, thereafter, requires that prior notice of the intention to dispose of such information be given by the party in possession thereof.

  The Distribution Agreement provides that the Distribution will not be made until all of the following conditions are satisfied or waived by the Premark Board in its sole discretion: (i) the receipt of the Tax Ruling or an acceptable opinion of tax counsel as to the tax-free status of the Distribution; (ii) final approval by the Premark Board of the Distribution;
(iii) receipt of all material consents required to effect the Distribution;
(iv) the Registration Statement being declared effective; (v) the Tupperware Board, composed of the persons identified herein as the Tupperware directors, being duly elected; (vi) the Certificate of Incorporation and the By-Laws of Tupperware, substantially in the form attached hereto as Annexes A and B, respectively, and the Rights Agreement being adopted; (vii) the Tupperware Common Stock being approved for listing on the NYSE and any other exchange selected by Tupperware; (viii) the transactions contemplated by the Distribution Agreement in connection with separating the Tupperware Business and the Premark Remaining Businesses being consummated in all material respects; (ix) Premark and Tupperware having entered into each of the agreements, instruments, understandings, assignments and other arrangements to be entered into in connection with the transactions contemplated by the Distribution Agreement, including, without limitation, any conveyance documents, the Benefits Agreement, any Interim Services Agreement (as defined below), and the Tax Sharing Agreement, and each such agreement being in full force and effect; (x) a no action letter from the Commission regarding certain aspects of the Distribution being issued and in full force and effect; and
(xi) no order, injunction or decree having been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution being in effect. Even if all the conditions are satisfied, the Distribution Agreement may be terminated and the Distribution abandoned by the Premark Board, in its sole discretion, without the approval of the Premark stockholders, at any time prior to the Distribution Date.

TAX SHARING AGREEMENT

  Through the Distribution Date, the results of the operations of the Tupperware Business have been and will be included in Premark's consolidated United States federal income tax returns. As part of the Distribution, Premark and Tupperware will enter into a tax sharing agreement (the "Tax Sharing Agreement") which provides, among other things, for the allocation between the parties thereto of federal, state, local and foreign tax liabilities for all periods through the Distribution Date. In general, the Tax Sharing Agreement provides that Tupperware will be liable for United States federal, state, local and foreign tax liabilities, including any such liabilities resulting from the audit or other adjustment to previously filed tax returns, which are attributable to Tupperware through the Distribution Date, and that Premark will be responsible for all such taxes of Premark (excluding Tupperware).

  The Tax Sharing Agreement also allocates between Premark and Tupperware liability for any taxes which may arise in connection with separating the Tupperware Business and the Premark Remaining Businesses.

  The Tax Sharing Agreement also provides for the allocation of certain matters in connection with the tax sharing agreement that was entered into by Premark and Dart & Kraft, Inc. in connection with the spin-off of Premark by Dart & Kraft, Inc. pursuant to the DKI Distribution Agreement.

  The Tax Sharing Agreement provides that neither Premark nor Tupperware is to take any action inconsistent with, nor fail to take any action required by, the request for the Tax Ruling or the Tax Ruling unless required to do so by law or the other party has given its prior written consent or, in certain circumstances, a supplemental ruling permitting such action is obtained. Premark and Tupperware have indemnified each other with respect to any tax liability resulting from their respective failures to comply with such provisions.

  Though valid as between the parties thereto, the Tax Sharing Agreement is not binding on the IRS and does not affect the several liability of Tupperware, Premark and their respective subsidiaries to the IRS for all federal taxes of the consolidated group relating to periods prior to the Distribution Date.

BENEFITS AGREEMENT

  Premark and Tupperware will enter into an employee benefits and compensation allocation agreement (the "Benefits Agreement") providing for the treatment of employee benefit matters and other compensation arrangements for certain former and current Tupperware employees and their beneficiaries and dependents, as well as certain former employees of certain former Tupperware businesses and their beneficiaries and dependents (collectively, the "Tupperware Participants").

  The Benefits Agreement contemplates that Tupperware will establish certain pension, retirement savings and welfare plans effective on or before the Distribution Date (the "Tupperware Plans") which will be similar to the benefit plans currently maintained by Premark. The Benefits Agreement provides that Tupperware's new Base Retirement Plan, Retirement Savings Plan and Canadian Unified Pension Plan will assume all liabilities under the Premark Base Retirement Plan, the Premark Retirement Savings Plan and the Premark Canadian Unified Pension Plan, respectively, related to substantially all Tupperware Participants and that plan assets related to such liabilities will be transferred to that Plan. The Benefits Agreement provides that after the Cut-off Date Tupperware will assume all liabilities for benefits under any welfare plans related to Tupperware Participants. The Benefits Agreement also provides that, subject to receipt of any necessary consents, any stock options for Premark Common Stock, Premark restricted stock and other Premark stock-based awards held by Tupperware employees, other than Mr. Batts, and Tupperware non-employee directors who are not also directors of Premark, and half of such options held by Tupperware non-employee directors who are also directors of Premark will, as of the Distribution Date, be replaced with stock options, restricted stock or other stock-based awards, as the case may be, for Tupperware Common Stock, in each case adjusted so that the value thereof after the Distribution Date will equal the value of the replaced award before the Distribution Date. With respect to options held by Mr. Batts, see "Expected Compensation and Employee Benefit Plans Following the Distribution--Employment Agreements." Finally, the Benefits Agreement provides that, effective as of the Cut-off Date, Tupperware will become responsible for all other liabilities to Tupperware Participants (including, without limitation, unfunded supplemental retirement benefits).

INTERIM SERVICES AGREEMENT

  Premark and Tupperware may, if it is determined necessary, enter into an interim services agreement (the "Interim Services Agreement") prior to the Distribution Date. Pursuant to any such Interim Services Agreement, Premark would provide to Tupperware, after the Distribution Date, certain services which prior to the Distribution Date have been provided to Tupperware by Premark (the "Services"). The Services would be provided on mutually agreed terms.

                                   FINANCING

  It is expected that the funds necessary for the payment by Dart of the Dividend Payment to Premark, as well as funds for working capital and other financing needs of Tupperware and its subsidiaries, will be obtained through an unsecured credit agreement with major commercial banks providing for an aggregate $300,000,000 of multicurrency financing for Tupperware and certain of its subsidiaries through the year 2001. Such agreement is anticipated to include certain financial covenants applicable to Tupperware and its subsidiaries.

  Subject to the provisions set forth in the Tax Sharing Agreement with respect to actions taken by Tupperware after the Distribution, borrowings under such agreement may be refinanced, in whole or in part, through proceeds of the issuance of commercial paper and/or a public offering after the Distribution Date. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Tax Sharing Agreement."

                            BUSINESS OF TUPPERWARE

  Tupperware Corporation was organized under the laws of the State of Delaware on February 8, 1996 as part of the corporate reorganization of Premark in which Dart and its subsidiaries (which own the domestic and international operations of the Tupperware Business) will be transferred to Tupperware along with certain other assets of Premark that are used in the Tupperware Business. Tupperware, which will be a worldwide direct selling consumer products company engaged in the manufacture and sale of Tupperware brand products, will become a publicly held company through the Distribution.

BACKGROUND

  Premark became a publicly held company in October 1986 through the corporate reorganization of Dart & Kraft, Inc., which was organized in 1980 by the combination of Kraft, Inc. and Dart. In the 1986 reorganization, Premark became a diversified holding company composed of five businesses: the Tupperware Business (conducted through Dart and its subsidiaries); food equipment business (conducted through Hobart Corporation and its subsidiaries); decorative plastic laminates business (conducted through Ralph Wilson Plastics Company, now known as Wilsonart International, Inc.); small electric appliances and cookware business (conducted through The West Bend Company); and physical fitness equipment business (conducted through Precor Incorporated).

  Dart was organized in Delaware in 1928 as a successor to a business originally established in 1902. Set forth below is a description of the Tupperware Business and certain other matters.

DESCRIPTION OF THE TUPPERWARE BUSINESS

  Principal Products. Tupperware conducts its business through a single business segment, manufacturing and marketing a broad line of highest-quality consumer products for the home and for personal care. The core of the product line continues to be food storage containers which preserve freshness of food through the well-known Tupperware seals. Tupperware also has an established line of children's educational toys, serving products and gifts. The line of products has expanded over the years into kitchen, home storage and organizing uses with products such as Modular Mates (TM), Fridge Stackables (TM), OneTouch (TM) canisters and many specialized containers. In recent years, Tupperware has expanded its offerings in the food preparation and service areas through the addition of a number of products, including double colanders, tumblers and mugs, mixing and serving bowls, serving centers, microwaveable cooking and serving products, and kitchen utensils.

  Tupperware continues to introduce new designs and colors in its products lines, and to extend existing products into new markets around the world. The development of new products varies in different markets around the world, in order to address differences in cultures, lifestyles, tastes and needs of the markets. New product development and introduction will continue to be an important part of Tupperware's strategy.

  Products sold by Tupperware are primarily produced by Tupperware in its manufacturing facilities around the world. In some markets, Tupperware sources certain products from third parties and/or contracts with local manufacturers to manufacture its products, utilizing high-quality molds which are supplied by Tupperware. Promotional items provided at product demonstrations include items obtained from outside sources.

  Markets. Tupperware's business is operated on the basis of three geographic segments: Europe, Africa and the Middle East; the Americas; and Asia Pacific. Tupperware's products are sold in more than 100 foreign countries and in the United States. For the past five years, sales in foreign countries represented on average 81% of total Tupperware revenues. See "Tupperware Corporation Selected Financial Data."

  During 1995, Tupperware entered several new international markets, including Poland and several countries in southern Africa. During 1996, Tupperware will establish operations in China, additional Eastern European countries and several Middle Eastern countries. Additionally, Tupperware is presently seeking approval to do business in India. Market penetration varies throughout the world. Several "developing" areas which have low penetration, such as Latin America, Asia and Eastern Europe, provide significant growth potential for Tupperware. Tupperware's strategy continues to include aggressive expansion into new markets throughout the world during the balance of the decade.

  Distribution of Tupperware Products. Tupperware's products are distributed worldwide through the "direct selling" method of distribution, in which products are sold to consumers outside traditional retail store channels. The distributorship system is intended to facilitate the timely distribution of products to the consumer, and to establish uniform practices regarding the use of TupperwareTM trademarks and the administrative arrangements with Tupperware, such as order entry and delivery, payment, recruitment and training of dealers.

  TupperwareTM products are sold directly to distributors or dealers throughout the world. Distributors are granted the right to market TupperwareTM products using the demonstration method and utilizing the TupperwareTM trademark. The vast majority of Tupperware's distributorship system is composed of distributors, managers and dealers who are independent contractors and not employees of Tupperware. In certain limited circumstances Tupperware owns the distributorship for a period of time until an independent distributor can be installed, in order to maintain market presence.

  Key aspects of Tupperware's strategy are expanding its business by enlarging the number of distributors, and at the same time increasing the business of existing distributors. Under the Tupperware system, distributors recruit, train and motivate a large sales force to cover the distributor's geographic area. Managers are developed and promoted by distributors to assist the distributor in recruiting, training and motivating dealers, as well as continuing to hold their own demonstrations.

  As of December 30, 1995, the Tupperware distribution system had over 1,670 distributors, 44,000 managers and 790,000 dealers worldwide. The dealer force continues to increase each year.

  Tupperware relies primarily on the "demonstration" method of sales, which is designed to enable the purchaser to appreciate through demonstration the features and benefits of TupperwareTM products. Demonstrations, which are sometimes referred to as "Tupperware parties," are held in homes, offices, social clubs and other locations. In excess of 13 million demonstrations were held in 1995 worldwide. TupperwareTM products are also promoted through monthly brochures mailed to persons invited to attend Tupperware parties and various other types of demonstrations. Sales of TupperwareTM products are supported by Tupperware through a program of sales promotions, sales and training aids and motivational conferences for the independent sales force. In addition, to support its sales force, Tupperware utilizes catalogs, magazine advertising and toll-free telephone ordering, which helps increase its sales levels with hard-to-reach customers.

  The distribution of products to consumers is the responsibility of distributors, who are required to maintain their own inventory of Tupperware products, the necessary warehouse facilities and delivery systems. In certain markets, Tupperware offers distributors the use of a delivery system of direct product shipment to consumers or dealers, which is intended to reduce the distributor's investment in inventory and enable distributors to be more cost-efficient.

  Competition. There are two primary competitive factors which affect the Tupperware Business: (i) competition with other "direct sales" companies for sales personnel and demonstration dates and (ii) competition in the markets for food storage and serving containers, toys, personal care items, and gifts in general. Tupperware believes that it holds a significant market share in each of these markets in many countries. This has been facilitated by innovative product development and a large, dedicated worldwide sales force. Tupperware's competitive strategies are to continue to expand its direct selling distribution system, and to provide high-quality, high-value products throughout the world.

  Employees. Tupperware employs approximately 6,600 people, of whom approximately 1,000 are based in the United States. Tupperware's United States work force is not unionized. In certain countries, Tupperware's work force is covered by collective arrangements decreed by statute. The terms of most of these arrangements are determined on an annual basis. Additionally, approximately 138 Tupperware manufacturing employees in the Australian mold manufacturing operation are covered by a collective bargaining agreement which is negotiated annually. There have been no work stoppages or threatened work stoppages in over three years and Tupperware believes its relations with its employees to be good. The independent consultants, dealers, managers and distributors engaged in the direct sale of Tupperware products are not employees of Tupperware.

  Research and Development. For fiscal years ended 1995, 1994 and 1993, Tupperware spent approximately $6.3 million, $8.9 million and $9.8 million, respectively, on research and development activities for new products.

  Raw Materials. Products manufactured by Tupperware require plastic resins meeting its specifications. These resins are purchased from a number of large chemical companies, and Tupperware has experienced no difficulties in obtaining adequate supplies. Research and development of resins used in Tupperware products is performed by both Tupperware and its suppliers.

  Trademarks and Patents. Tupperware considers its trademarks and patents to be of material importance to its business. However, except for the Tupperware trademark, Tupperware is not dependent upon any single patent or trademark, or group of patents or trademarks. The patents and trademarks used in the Tupperware Business are registered and maintained on a worldwide basis, with a variety of durations. Tupperware has followed the practice of applying for design and utility patents with respect to most of the significant patentable developments.

  Environmental Laws. Compliance with federal, state and local environmental protection laws has not in the past had, and is not expected to have in the future, a material effect upon Tupperware's capital expenditures, liquidity, earnings or competitive position. See "-- Legal Proceedings."

  Other. Tupperware sales do not vary significantly on a quarterly basis, nor are there any working capital practices or backlog conditions which are material to an understanding of the Tupperware Business. The Tupperware Business is not dependent on a small number of customers, nor is any of its business subject to renegotiation of profits or termination of contracts or subcontracts at the election of the United States government.

LEGAL PROCEEDINGS

  A number of ordinary course legal and administrative proceedings against Tupperware are pending. In addition to such proceedings, there are certain proceedings which involve the discharge of materials into or otherwise relating to the protection of the environment. Certain of such proceedings involve federal environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as well as state and local laws. Tupperware establishes reserves with respect to certain of such sites. Because of the involvement of other parties and the uncertainty of potential environmental impacts, the eventual outcomes of such actions and the cost and timing of expenditures cannot be estimated with certainty. It is not expected that the outcome of such proceedings, either individually or in the aggregate, will have a materially adverse effect upon Tupperware.

  Kraft Foods, Inc. has assumed any liabilities arising out of any legal proceedings in connection with certain divested or discontinued former Dart businesses, including matters alleging product liability, environmental liability and infringement of patents.

                                  PROPERTIES

  The principal executive office of Tupperware, which is owned by Tupperware, is located in Orlando, Florida. Tupperware owns and maintains manufacturing plants in Argentina, Belgium, Brazil, France, Greece, Japan, Korea, Mexico, the Philippines, Portugal, South Africa, Spain, and the United States, and leases manufacturing facilities in Venezuela. Tupperware conducts a continuing program of new product design and development at its facilities in Florida, Japan and Belgium. Most of the principal properties of Tupperware and its subsidiaries are owned, and none of the owned principal properties is subject to any encumbrance material to the consolidated operations of Tupperware. Tupperware considers the condition and extent of utilization of its plants, warehouses and other properties to be good, the capacity of its plants and warehouses generally to be adequate for its needs, and the nature of its properties to be suitable for its needs.

                            TUPPERWARE CORPORATION

                   PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The unaudited Pro Forma Combined Balance Sheet and Pro Forma Combined Statement of Income for Tupperware as of and for the year ended December 30, 1995, present the combined financial position and results of operations of Tupperware, assuming that the transactions contemplated by the Distribution had been completed as of the end of and the beginning of the year, respectively. In the opinion of management, they include all material adjustments necessary to restate Tupperware's historical results. The adjustments required to reflect such assumptions are described in Note 2 of the Tupperware Corporation Notes to the Pro Forma Combined Financial Information (Unaudited) and are set forth in the "Pro Forma Adjustments" column.

  The unaudited Pro Forma Combined Financial Information of Tupperware should be read in conjunction with the historical financial statements of Tupperware contained elsewhere in this Information Statement. The pro forma information presented is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had the Distribution occurred as assumed herein, or had Tupperware been operated as a separate, stand-alone company during the period shown.

                            TUPPERWARE CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 30, 1995

                                                            PRO FORMA
                                                HISTORICAL ADJUSTMENTS    PRO FORMA
(IN MILLIONS, EXCEPT PER SHARE AMOUNT)          ---------- -----------    ---------
Net Sales......................................  $1,359.4    $  --        $1,359.4
                                                 --------    ------       --------
Costs and expenses:
  Cost of products sold........................     481.5       --           481.5
  Delivery, sales, and administrative expense..     653.5       --           653.5
  Interest expense.............................       3.1      12.0 (2a)      15.1
  Interest income..............................      (5.0)      --            (5.0)
  Other expense, net...........................       1.4       --             1.4
                                                 --------    ------       --------
    Total costs and expenses...................   1,134.5      12.0        1,146.5
                                                 --------    ------       --------
Income before income taxes.....................     224.9     (12.0)         212.9
Provision for income taxes.....................      53.5      (4.7)(2b)      48.8
                                                 --------    ------       --------
Net income.....................................  $  171.4    $ (7.3)      $  164.1
                                                 ========    ======       ========
Net income per common and common equivalent
 share.........................................                           $   2.57
                                                                          ========

See Notes to the Pro Forma Combined Financial Information (Unaudited).

                             TUPPERWARE CORPORATION

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                            AS OF DECEMBER 30, 1995

                                                       PRO FORMA
                                           HISTORICAL ADJUSTMENTS    PRO FORMA
(IN MILLIONS)                              ---------- -----------    ---------
ASSETS
Cash and cash equivalents.................  $  97.3     $   --        $  97.3
Accounts and notes receivable, net........    147.5         --          147.5
Inventories...............................    206.6         --          206.6
Deferred income tax benefits..............     58.1         --           58.1
Prepaid expenses..........................     16.9         --           16.9
                                            -------     -------       -------
    Total current assets..................    526.4         --          526.4
                                            -------     -------       -------
Deferred income tax benefits..............     21.7         --           21.7
Property, plant, and equipment, net.......    317.7         --          317.7
Long-term receivables, net, and other as-
 sets.....................................     78.2         --           78.2
                                            -------     -------       -------
    Total assets..........................  $ 944.0     $   --        $ 944.0
                                            =======     =======       =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable..........................  $  88.0     $   --        $  88.0
Short-term borrowings and current portion
 of long-term debt........................     83.8        84.9 (2a)    168.7
Accrued liabilities.......................    266.5         --          266.5
                                            -------     -------       -------
    Total current liabilities.............    438.3        84.9         523.2
                                            -------     -------       -------
Long-term debt............................      0.4       100.0 (2a)    100.4
Accrued postretirement benefit cost.......     36.1         --           36.1
Other liabilities.........................     53.6         --           53.6
Shareholders' equity:
  Net investment by Premark...............    533.5      (184.9)(2a)      --
                                                         (348.6)(2c)
  Common shareholders' equity.............      --        348.6 (2c)    348.6
  Cumulative foreign currency adjust-
   ments..................................   (117.9)        --         (117.9)
                                            -------     -------       -------
    Total shareholders' equity............    415.6      (184.9)        230.7
                                            -------     -------       -------
    Total liabilities and shareholders'
     equity...............................  $ 944.0     $   --        $ 944.0
                                            =======     =======       =======

See Notes to the Pro Forma Combined Financial Information (Unaudited).

                            TUPPERWARE CORPORATION

             NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

Note 1.

  The accompanying unaudited Pro Forma Combined Financial Information reflects all adjustments which, in the opinion of management, are necessary to present a fair statement of financial position and results of operations. This information does not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with Tupperware's historical financial statements and notes thereto.

Note 2.

  The pro forma adjustments to the accompanying financial information as of and for the year ended December 30, 1995, are described below:

  (a) To record the payment of a $184.9 million special dividend to Premark, and the associated increase in debt and interest expense from the borrowings incurred to fund the payment. An interest rate of 6.5% is assumed on the incremental borrowings.

  (b) To record the estimated income tax benefit on the income effect of pro forma adjustment (a) above at the combined federal, state, and local income tax rate of 39%.

  (c) To reflect the distribution of Premark's 100% equity interest in Tupperware to Premark's stockholders.

Note 3.

  Net income per share information is based upon the 63.8 million common and common equivalent shares reflected in Premark's consolidated statement of income for the year ended December 30, 1995. When the Distribution is completed, it is expected that the outstanding options to purchase Premark Common Stock that are held by Tupperware officers and employees will be converted to options to purchase solely Tupperware Common Stock (other than Mr. Batts, who will have two-thirds of his Premark Common Stock based options replaced with Tupperware Common Stock based options). The number of shares under option and their exercise prices will be set in a manner that will maintain in the aggregate the excess of market value over exercise price of the existing options immediately prior to the Distribution. The number of common and common equivalent shares used to compute earnings per share after the Distribution will depend on the market price of Tupperware Common Stock at that time, but is expected to be lower than 63.8 million.

Note 4.

  In 1995, Premark recorded $22.6 million of pretax costs to effect the Distribution. Of this total, Tupperware expects to recognize approximately $10 million of these costs in its 1996 income statement, but since they are non-recurring, they are not reflected in the 1995 pro forma combined income statement.

                            TUPPERWARE CORPORATION

                            SELECTED FINANCIAL DATA

  The following table summarizes certain selected historical financial information of Tupperware that has been derived from the financial statements of Tupperware for the five years ended December 30, 1995. The historical financial information may not be indicative of Tupperware's future performance as a stand-alone company. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Tupperware's Pro Forma Combined Financial Information and Notes thereto included elsewhere in this Information Statement. Per share data for net income (loss) before cumulative effect of accounting changes and dividends have not been presented because the Tupperware Business was operated through wholly-owned subsidiaries of Premark during the periods presented.

                                   1995     1994     1993       1992      1991
(IN MILLIONS)                    -------- -------- --------   --------  --------
Net sales......................  $1,359.4 $1,274.6 $1,171.8   $1,104.8  $1,101.8
Income (loss) before income
 taxes and cumulative effect of
 accounting changes............     224.9    191.2    148.4      (41.8)     97.8
Income (loss) before cumulative
 effect of accounting changes..     171.4    149.2    117.9      (43.7)     60.8
Capital expenditures...........      69.3     78.6     85.6       80.0      49.9
Depreciation...................      61.3     55.7     44.7       50.1      46.0
Working capital (deficit)......      88.1     72.9    (49.4)*    (11.3)     85.2
Total assets...................     944.0    882.6    785.1      661.1     741.4
Long-term debt.................       0.4      0.5     45.6      153.3     156.3
Net investment by Premark......     533.5    508.1    282.0      168.8     302.8

--------
* Includes $105.0 million of the $150.0 million of 8 3/8% notes that were called at par on February 1, 1994.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

FINANCIAL REVIEW

  The information contained in this financial review should be read in conjunction with the Tupperware Corporation Combined Financial Statements contained elsewhere in this Information Statement.

OVERALL -- RESULTS OF OPERATIONS

  Net Sales and Net Income. Net sales in 1995 of $1.4 billion were 7% higher than 1994 net sales of $1.3 billion due to improvement in international operations and the benefit of favorable foreign exchange, which more than offset a decline in the United States. In 1994, net sales increased by 9% over 1993 sales of $1.2 billion, led by Asia Pacific and Europe, Africa, and the Middle East. Net income increased by 15%, to $171.4 million in 1995, compared with $149.2 million in 1994, also on the strength of international operations and the benefit of favorable foreign exchange. Partially offsetting these factors was lower profit in the United States. Net income in 1994 improved by 27% from $117.9 million in 1993 as a result of the higher sales, along with lower cost of products and lower interest expense. In 1995 and 1994, respectively, 85% and 82% of Tupperware's net sales and 96% and 92% of its segment profit were from operations outside the United States.

  Costs and Expenses. The cost of products sold in relation to net sales was 35.4%, 36.2%, and 37.5% in 1995, 1994, and 1993, respectively. 1995's improvement was the result of reduced manufacturing costs along with selected price increases, which outweighed significant increases in raw material costs. The 1994 decrease resulted from manufacturing efficiencies in Asia Pacific and Latin America. Delivery, sales, and administrative expense as a percentage of sales was 48.1%, 48.9%, and 48.7% in 1995, 1994, and 1993, respectively. The ratio improved in 1995 compared with 1994 due to the higher 1995 sales while costs were contained.

  Tax Rate. The effective tax rates for 1995, 1994, and 1993, were 23.8%, 22.0%, and 20.6%, respectively. The 1995 increase reflects the absence of the 1994 reduction of valuation allowances against certain deferred tax assets, partially offset by the effect of the favorable resolution of certain tax contingencies. The higher effective rate in 1994 compared with 1993 reflects a lower realization of foreign tax benefits.

  Net Interest. In 1995 and 1994 Tupperware had net interest income of $1.9 million and $0.2 million, respectively. In 1993, Tupperware had net interest expense of $12.6 million. As a subsidiary of Premark, Tupperware's income only reflects interest on legal obligations owed or on amounts held by Tupperware. As more fully described in the "Financial Condition" section of Management's Discussion and Analysis of Financial Condition and Results of Operations, Dart will pay the Dividend Payment to Premark immediately prior to the Distribution, which will substantially increase the combined net debt of Tupperware.

REGIONAL RESULTS -- RESULT OF OPERATIONS

1995 VS. 1994

  Europe, Africa, and Middle East. Sales increased by 10% in 1995, to $595.1 million from $540.1 million in 1994, due to the favorable impact of foreign exchange. Segment profit increased by 25%, to $156.8 million in 1995 from $125.0 million in 1994, led by the impact of foreign exchange, as well as higher profit in Germany, a smaller loss in the United Kingdom, and lower area administrative costs. Excluding foreign exchange, 1995 sales were even with 1994, and segment profit increased by 12% as the result of modest gross margin improvement and lower operating expenses as a percentage of sales. In 1995 and 1994, respectively, the region accounted for 44% and 42% of Tupperware's sales and 64% and 61% of its segment profit.

  The United Kingdom and Spain reported the most significant sales declines, but operating efficiencies in both countries resulted in profit improvement. 1995 sales in Germany, which accounts for a substantial portion of sales and segment profit in the region, were even with 1994. Germany's segment profit, however, increased due to improved margins. Combined 1995 sales of the other countries in the region exceeded 1994 sales.

  The Americas. Sales in the Americas totaled $409.2 million in 1995, an increase of 1% over 1994 sales of $405.2 million. Substantial increases in Brazil and Venezuela were partially offset by large decreases in Mexico, due to the devaluation of the peso, and in the United States. Segment profit decreased by 6%, to $29.7 million from $31.7 million in 1994, as lower results in the United States more than offset improvement in Latin America. Excluding the impact of foreign exchange, sales and profits increased by 12% and 36% in 1995 compared with 1994. The region accounted for 30% and 32% of Tupperware's sales, and 12% and 16% of its segment profit in 1995 and 1994, respectively.

  United States sales in 1995 were $208.6 million, a 9% decrease from $228.8 million in 1994, due to lower volume. Segment profit decreased by 36%, to $10.3 million from $16.0 million in 1994, primarily reflecting the lower sales volume. The number of consultants grew by 4%, and the average active sales force grew by 2%, but there was a large decrease in the productivity of the sales force. Latin America's sales increased by 15% in 1995 to $175.2 million compared with 1994's $151.9 million, while segment profit increased by 18% to $19.6 million in 1995 from $16.6 million in 1994. In Latin America, a net of 69 new distributors were added in 1995. The total number of consultants more than doubled, and the average active sales force grew by 68%. Brazil and Venezuela led the improvements in sales and profit, and Mexico's sales increased significantly in local currency terms. Despite a weaker Mexican peso, the improvement in Latin America, particularly in Brazil, was attributable to relatively stable economic conditions, a focus on recruiting and distributor expansion, streamlining of operations, and simplified promotional programs.

  Asia Pacific. Sales in Asia Pacific were $355.1 million in 1995, an 8% improvement compared with 1994 sales of $329.3 million. The increase was the result of favorable foreign exchange, along with operational improvements in the Philippines, Korea and some of the region's smaller markets. Offsetting these increases was a decline in Japan due to lower sales in the beginning of the year after the Kobe earthquake. Segment profit increased by 28% in 1995, to $59.4 million from $46.3 million in 1994, due to a significant increase in Korea and improvement in Australia, along with favorable foreign exchange. The region accounted for 26% of Tupperware's sales in both 1995 and 1994, and 24% and 23% of its segment profit in 1995 and 1994, respectively.

  The sales increase in the Philippines was the result of a substantial increase in the average active sales force, while the Korean increase reflects a strong improvement in sales force productivity. The segment profit improvement in Korea was from the higher volume, along with improved margins. Australia's profit rose primarily due to lower promotional costs.

1994 VS. 1993

  Sales rose by 9% in 1994, to $1.3 billion from $1.2 billion in 1993, led by Asia Pacific and Europe, Africa, and Middle East. Excluding the effect of foreign exchange, 1994 sales increased by 7% over 1993. Segment profit increased 14%, to $203.0 million from $178.8 million in 1993. All regions had double-digit percentage point increases in segment profit. The worldwide active sales force increased by 15%.

FINANCIAL CONDITION

  Liquidity and Capital Resources. Under the Distribution Agreement between Premark, Tupperware, and Dart, immediately prior to the Distribution Dart will pay the Dividend Payment to Premark. The amount of the Dividend Payment is dependent upon Premark's financial position as of the Cut-off Date. Based on Premark's financial position as of December 30, 1995, the dividend would have been $184.9 million.

  Tupperware's domestic cash requirements, including working capital and capital expenditures, have historically been financed by Premark through its centralized cash management system. This relationship will be terminated shortly before the Distribution under the provisions of the Distribution Agreement. Tupperware and certain of its subsidiaries intend to enter into a credit agreement, which along with cash generated from operating activities and continuing, foreign uncommitted lines of credit, is expected to be adequate to fund the Dividend Payment, as well as to finance working capital needs and capital expenditure requirements. See "Financing."

  Operating Activities. Net cash provided by operating activities totaled $179.0 million, $142.7 million, and $105.3 million in 1995, 1994, and 1993, respectively. Working capital was $88.1 million at the end of 1995, compared with $72.9 million and negative $49.4 million at the end of 1994 and 1993, respectively. In 1995, the impact of higher income on net cash provided by operating activities was offset by increases in working capital to support growth in the Latin America business and higher sales activity in December, along with higher inventory levels in the United States and Europe. The $37.4 million improvement in net cash provided by operating activities in 1994 compared with 1993 primarily reflects the $31.3 million improvement in net income. Dart's 8 3/8% long-term notes were called at par on February 1, 1994. At the end of 1993, $105 million of this debt was classified as current, leading to the negative working capital position. Excluding this factor, working capital was $17.3 million higher at the end of 1994 than at the end of 1993, reflecting a somewhat higher level of inventory and current deferred tax assets.

  Investing Activities. Cash used for capital expenditures totaled $69.3 million, $78.6 million, and $85.6 million in 1995, 1994, and 1993, respectively. Capital expenditures declined during each of the three years as the result of decreases in the necessity of expenditures in Europe. Capital expenditures are expected to be approximately $85 million in 1996.

NEW ACCOUNTING STANDARD

  In October 1995, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which governs the accounting for stock-based compensation plans, including employee stock options. The statement allows companies the choice of adopting a new fair value based method of accounting for such plans that includes expensing related compensation cost in the income statement, or continuing to apply the method currently specified under existing accounting guidelines under which generally no compensation expense is recorded. If companies elect to follow existing guidelines, the new rule requires that the notes to the financial statements include pro forma information on net income and earnings per share as if the fair value based method were being used. Tupperware intends to continue to measure compensation expense under the existing guidelines. Adoption of this new standard will be required for Tupperware's 1996 financial statements.

IMPACT OF INFLATION AND FOREIGN OPERATIONS

  Inflation as measured by consumer price indices has continued at a low level in most of the countries in which Tupperware operates. Nevertheless, Tupperware experienced substantial price increases for many of its raw materials during 1995. A portion of these increased costs have been absorbed by Tupperware through increased operating and production efficiency and lower margins, and, a portion of the higher costs have been recovered through selected price increases in some of its markets.

  A significant portion of Tupperware's sales and profits come from its international operations. Although these operations are geographically dispersed, which partially mitigates the risks associated with operating in particular countries, Tupperware is subject to the usual risks associated with international operations. These risks include the local political and economic environment, and relations between the foreign and United States governments.

  One of the economic risks associated with operating internationally is the exposure to fluctuation in foreign currency exchange rates on the earnings, cash flows, and financial position of Tupperware's international operations. Tupperware is not able to project in any meaningful way the possible effect of these fluctuations on translated amounts or future earnings. This is due to the large number of currencies involved, the constantly changing exposure in these currencies, and the fact that all foreign currencies do not react in the same manner against the United States dollar. In response to the fact that a strengthening United States dollar generally has a negative impact on Tupperware, Tupperware has used, through Premark, and will continue to use as an independent company, financial instruments, including forward contracts, foreign currency borrowings, and currency swaps, to hedge its exposure to certain foreign exchange risks as appropriate.

                           MANAGEMENT OF TUPPERWARE

DIRECTORS OF TUPPERWARE

  Immediately after the Distribution Date, the Tupperware Board is expected to consist of the individuals named in the table below. The Tupperware Board will be divided into three classes. Under the classified board provisions of the By-laws, these individuals will not be required to stand for re-election to the Tupperware Board until the year in which their respective terms expire. See "Certain Antitakeover Effects of Certain Provisions of the Certificate of Incorporation, By-laws and State Law -- Certificate of Incorporation and By-laws."

                              YEAR TERM
  NAME                    AGE  EXPIRES                BACKGROUND
  ----                    --- ---------               ----------
Warren L. Batts (3)......  63   1998    Mr. Batts is the Chairman and Chief
                                        Executive Officer of Tupperware. Mr.
                                        Batts has served as Chairman and Chief
                                        Executive Officer of Premark since
                                        1986. Effective as of the Distribution
                                        Date, he will cease to be Chief Execu-
                                        tive Officer of Premark, but will con-
                                        tinue as Chairman of Premark. Mr.
                                        Batts currently serves as a director
                                        of The Allstate Corporation, Cooper
                                        Industries, Inc., Premark, Sears, Roe-
                                        buck and Co. and Sprint Corporation.
William O. Bourke
 (1)(3)..................  68   1997    Mr. Bourke served as Chairman and
                                        Chief Executive Officer of Reynolds
                                        Metals Company, an aluminum, gold and
                                        consumer products company from 1988
                                        until his retirement in 1992. Mr.
                                        Bourke currently serves as a director
                                        of Merrill Lynch & Co., Premark, Reyn-
                                        olds Metals Company and Sonat, Inc.
                                        Mr. Bourke will continue on the
                                        Premark Board after the Distribution.
Ruth M. Davis, Ph.D.
 (1)(3)..................  67   1999    Dr. Davis has served as President and
                                        Chief Executive Officer of The
                                        Pymatuning Group, Inc., a technology
                                        management services firm, since 1981.
                                        Dr. Davis is Chairman of the Board of
                                        Trustees of the Aerospace Corporation.
                                        Dr. Davis currently serves as a
                                        Trustee of Consolidated Edison Company
                                        of New York and as a director of Air
                                        Products and Chemicals, Inc., BTG,
                                        Inc., Ceridian Corporation, Giddings
                                        and Lewis, Inc., Premark, Principal
                                        Mutual Life Insurance Company, Sprint
                                        Corporation and Varian Associates. Dr.
                                        Davis will continue on the Premark
                                        Board after the Distribution.

                               YEAR TERM
  NAME                     AGE  EXPIRES                BACKGROUND
  ----                     --- ---------               ----------
Lloyd C. Elam, M.D. (2)...  67   1999    Dr. Elam retired in 1995 from his po-
                                         sition as Distinguished Professor
                                         (having served previously as Chancel-
                                         lor and as President) of Meharry Medi-
                                         cal College. Dr. Elam was affiliated
                                         with Meharry Medical College since
                                         1963. Dr. Elam currently serves as a
                                         director of First Union National Bank
                                         of Tennessee, Bell South Telecommuni-
                                         cations, Inc., Merck & Co., Inc.,
                                         Phoenix Health Systems, Inc. and
                                         Premark. Dr. Elam will continue on the
                                         Premark Board after the Distribution.

E.V. Goings (3)...........  50   1998    Mr. Goings is the President and Chief
                                         Operating Officer of Tupperware. It is
                                         anticipated that upon Mr. Batts' re-
                                         tirement from the position of Chief
                                         Executive Officer of Tupperware Mr.
                                         Goings will be elected to such posi-
                                         tion. Mr. Goings has served as Execu-
                                         tive Vice President of Premark and
                                         President of Tupperware Worldwide
                                         since November 1992. From June 1992 to
                                         November 1992, Mr. Goings served as
                                         Senior Vice President of Sara Lee Cor-
                                         poration. From 1986 to June 1992, Mr.
                                         Goings served in various executive po-
                                         sitions with Avon Products, Inc. Mr.
                                         Goings is currently a director of
                                         Premark. He will resign from his posi-
                                         tion as a director of Premark effec-
                                         tive as of the Distribution Date.

Clifford J. Grum (2)(3)...  61   1999    Mr. Grum has served as Chairman and
                                         Chief Executive Officer of Temple-In-
                                         land, Inc., a forest products company,
                                         since 1984. Mr. Grum currently serves
                                         as a director of Cooper Industries,
                                         Inc., Premark, Temple-Inland, Inc. and
                                         Trinity Industries, Inc. Mr. Grum will
                                         resign from his position as a director
                                         of Premark effective as of the Distri-
                                         bution Date.

Joseph E. Luecke (2)......  69   1997    Mr. Luecke served as Chairman of the
                                         Board and Chief Executive Officer of
                                         Kemper Corporation, an insurance and
                                         financial services company, from May
                                         1986 until his retirement in 1992. Mr.
                                         Luecke currently serves as a director
                                         of Premark. Mr. Luecke will continue
                                         on the Premark Board after the Distri-
                                         bution.

                                YEAR TERM
  NAME                      AGE  EXPIRES                BACKGROUND
  ----                      --- ---------               ----------
Bob Marbut (2).............  60   1997    Mr. Marbut has served as Chairman and
                                          Chief Executive Officer of Argyle
                                          Television, Inc., a television station
                                          operating company, since 1994, as well
                                          as Chairman and Chief Executive Offi-
                                          cer of Argyle Communications, Inc., a
                                          communications investment and operat-
                                          ing company, since January 1992. He
                                          also served as Chief Executive Officer
                                          of Argyle Television Holding, Inc., a
                                          television station operating company,
                                          from 1993 to 1995. Prior to joining
                                          Argyle Communications, Inc. in 1992,
                                          Mr. Marbut served in various executive
                                          positions since 1972 with Harte-Hanks
                                          Communications, Inc. Mr. Marbut cur-
                                          rently serves as a director of Argyle
                                          Communications, Inc., Argyle Televi-
                                          sion, Inc., Diamond Shamrock, Inc.,
                                          Katz Media Group Inc., Premark and
                                          Tracor, Inc. Mr. Marbut will resign
                                          from his position as a director of
                                          Premark effective as of the Distribu-
                                          tion Date.

Robert M. Price (1)........  65   1998    Mr. Price has served as President of
                                          PSV, Inc., a firm which assists public
                                          and private organizations in the uti-
                                          lization and commercialization of new
                                          technology, since 1995. He retired as
                                          Chairman of the Board of Control Data
                                          Corporation, a computer products com-
                                          pany, in 1990. Mr. Price currently
                                          serves as a director of Fourth Shift
                                          Corporation, International Multifoods
                                          Corporation, Premark, Public Service
                                          Company of New Mexico and Rohr Indus-
                                          tries, Inc. Mr. Price will resign from
                                          his position as a director of Premark
                                          effective as of the Distribution Date.

--------
(1) Anticipated member of Audit and Corporate Responsibility Committee.
(2) Anticipated member of Compensation and Directors Committee.
(3) Anticipated member of Executive Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

  Tupperware will be managed under the direction of its Board of Directors. The Tupperware Board will meet on a regular basis to review Tupperware's operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Tupperware, and to act on matters requiring Tupperware Board approval. It will also hold special meetings when an important matter requires Tupperware Board action between scheduled meetings. Members of senior management will be regularly invited to Tupperware Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

  To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Tupperware Board is expected to establish various committees, including those described below.

  The Audit and Corporate Responsibility Committee will review the scope and results of the audit by the independent auditors, make recommendations to the Tupperware Board as to the selection of independent auditors, and have approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it will review the investment performance of Tupperware's pension plan assets, and Tupperware's systems of internal control and accounting policies. The Audit and Corporate Responsibility Committee will be composed solely of directors who are not employees of Tupperware or any of its subsidiaries. The Audit and Corporate Responsibility Committee will also monitor Tupperware's relationships with, and support of, various outside interests, including the communities within which it operates, and recommend corporate policies with respect to affirmative action, equal opportunity and similar issues of social significance. The Audit and Corporate Responsibility Committee will also review Tupperware's adherence to both the spirit and letter of the law in the areas of employee safety and health, and environmental responsibility. Members of this committee are expected to be Mr. Bourke (Chairperson), Dr. Davis and Mr. Price.

  The Compensation and Directors Committee will evaluate the performance of, and make compensation recommendations for, senior management, including the Chief Executive Officer, and will identify and review qualifications of, and make recommendations to the Tupperware Board regarding candidates for election as directors of Tupperware. It will also direct the administration of, and make various determinations under, the management incentive plans and will appoint members of senior management to have responsibility for the design, administration and funding of employee benefit plans and the investment of pension plan assets. The Compensation and Directors Committee will also consider recommendations of stockholders as to candidates for Tupperware Board membership. Members of this committee are expected to be Mr. Grum (Chairperson), Dr. Elam, Mr. Luecke, and Mr. Marbut.

  The Executive Committee will have most of the powers of the Tupperware Board and can act when the Tupperware Board is not in session. Members of this committee are expected to be Mr. Batts (Chairperson), Mr. Bourke, Dr. Davis, Mr. Goings and Mr. Grum.

COMPENSATION OF DIRECTORS

  Non-employee directors of Tupperware will receive (i) an annual retainer fee of $26,000, (ii) an additional retainer fee for serving on Tupperware Board committees (other than the Executive Committee) of $4,000 per year, in the case of the committee chairperson, and $2,000 per year, in the case of the other members, and (iii) a fee of $1,500 for each meeting of the Tupperware Board and for each meeting of any Tupperware Board committee attended.

  Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest would be credited at the prime rate. Under Tupperware's Director Stock Plan (as defined below), non-employee directors may elect to receive their annual retainers in cash or in shares of Tupperware Common Stock, or they may elect to forego the retainer in exchange for a reduced price on stock options. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock is made to each new non-employee director after three months of service on the Tupperware Board. See "Expected Compensation and Employee Benefit Plans Following the Distribution -- Tupperware Corporation Director Stock Plan."

EXECUTIVE OFFICERS OF TUPPERWARE

  Set forth below is information with respect to those individuals who are expected to serve as executive officers of Tupperware immediately following the Distribution. Those individuals named below who are currently officers or employees of Premark will resign from all such positions prior to or as of the Distribution Date. However, Mr. Batts will continue to serve as Chairman of Premark.

  NAME AND AGE                             OFFICE AND EXPERIENCE
  ------------                             ---------------------
Warren L. Batts, age 63..  Chairman and Chief Executive Officer. Mr. Batts has
                           served as Chairman and Chief Executive of Premark
                           since 1986. Effective as of the Distribution Date,
                           he will cease to be Chief Executive Officer of
                           Premark, but will continue as Chairman.

E.V. Goings, age 50......  President and Chief Operating Officer. It is antici-
                           pated that upon Mr. Batts' retirement from the posi-
                           tion of Chief Executive Officer of Tupperware Mr.
                           Goings will be elected to such position. Mr. Goings
                           has served as Executive Vice President of Premark
                           and President of Tupperware Worldwide since November
                           1992. From June 1992 to November 1992, Mr. Goings
                           served as Senior Vice President of Sara Lee Corpora-
                           tion. From 1986 to June 1992, Mr. Goings served in
                           various executive positions with Avon Products, Inc.
                           Mr. Goings is currently a director of Premark. He
                           will resign his position as a director of Premark
                           effective as of the Distribution Date.

Brian R. Biggin, age 50..  Vice President, Internal Audit. Mr. Biggin currently serves as Director, Computer Systems Audit for
                           Premark, a position he has held since 1986.

Mark H. Bobek, age 33....  Vice President and Treasurer. Mr. Bobek has served as Director of International and Corporate Finance
                           since 1994 and served in various other financial po-
                           sitions with Premark starting in 1989.

Luis G. Campos, age 43...  President, Tupperware Americas. Mr. Campos is cur-
                           rently, and has been since November 1995, President, Tupperware Americas. From April 1994 to November
                           1995 he served as President, Tupperware
                           IberoAmerica. Mr. Campos served as President and
                           Chief Executive Officer of Sara Lee-House of Fuller-
                           Mexico from 1992 to April 1994. From 1985 to 1992 he served as Managing Director of Hasbro Mexico.

David T. Halversen, age
 51......................  Senior Vice President, Planning, Business Develop-
                           ment and Financial Relations. Mr. Halversen is cur-
                           rently, and has been since February 1995, Vice Pres-
                           ident, Business Development and Planning for
                           Tupperware. From April 1985 until joining Tupperware
                           in 1995, Mr. Halversen served in various planning
                           and strategy positions with Avon Products, Inc.
Christine J. Hanneman,
 age 40..................  Vice President, Financial Relations. Ms. Hanneman is
                           currently, and has been since June 1994, Director,
                           Investor Relations for Premark. From February 1990
                           to June 1994 she served as Manager Investor Rela-
                           tions of Premark.

  NAME AND AGE                             OFFICE AND EXPERIENCE
  ------------                             ---------------------
Carol A. Kiryluk, age
 49......................  Senior Vice President, Human Resources. Ms. Kiryluk
                           is currently, and has been since March 1992, Vice
                           President, Human Resources Worldwide for Tupperware.
                           From November 1989 until joining Tupperware in 1992,
                           Ms. Kiryluk served as Vice President, Human Re-
                           sources, Corporate Relations for JI Case.

Gaylin L. Olson, age 50..  President, Tupperware U.S. Mr. Olson is currently, and has been since December 1995, President, Tupperware U.S. Mr. Olson joined Tupperware in 1981 and has served in various executive positions re-lated to the Tupperware Business.

Thomas M. Roehlk, age
 45......................  Senior Vice President, General Counsel and Secre-
                           tary. Mr. Roehlk is currently, and has been since
                           December 1995, Senior Vice President, General Coun-
                           sel and Secretary, Tupperware. From 1990 to December
                           1995, Mr. Roehlk served as Assistant General Counsel
                           and Assistant Secretary of Premark.

James E. Rose, Jr., age
 53......................  Vice President, Taxes and Government Affairs for
                           Tupperware. Mr. Rose is currently, and has been
                           since August 1994, Vice President, Taxes and Govern-
                           ment Affairs for Premark. Prior to assuming that po-
                           sition, Mr. Rose served as Vice President, Taxes for
                           Premark.

Hans Joachim Schwenzer,
 age 59..................  Senior Vice President, Tupperware Worldwide. Mr.
                           Schwenzer is currently President, Tupperware Germa-
                           ny; President, Sales Programs and Promotions,
                           Tupperware Europe, Africa and Middle East; and Re-
                           gional General Manager, Austria and Eastern Europe
                           Region and has been since May 1995, Senior Vice
                           President, Tupperware Worldwide. Prior to assuming
                           those positions, Mr. Schwenzer served starting in
                           November 1990 as President, Tupperware Germany, and
                           has held several other area positions since joining
                           Premark.
Christian E. Skroeder,
 age 47..................  President, Tupperware Europe, Africa and Middle
                           East. Mr. Skroeder is currently, and has been since
                           May 1995, President, Tupperware Europe, Africa and
                           Middle East. Prior to assuming that position Mr.
                           Skroeder served starting in 1988 in various execu-
                           tive positions with Tupperware.

Jose R. Timmerman, age
 47......................  Vice President, Operations, Tupperware Worldwide.
                           Mr. Timmerman is currently, and has been since Octo-
                           ber 1993, Vice President, Operations, Tupperware
                           Worldwide. Prior to assuming that position, Mr. Tim-
                           merman served as Vice President, Manufacturing,
                           Tupperware Asia Pacific starting in November 1992.
                           From 1985 to 1992, he served as Plant Manager of the
                           Tupperware manufacturing facility in Aalst, Belgium.

Paul B. Van Sickle, age
 56......................  Senior Vice President, Finance and Operations. Mr.
                           Van Sickle is currently, and has been since November
                           1992, Senior Vice President, Finance and Operations
                           of Tupperware. Prior to assuming that position, he
                           served as Vice President -- Finance of Tupperware.

  NAME AND AGE                            OFFICE AND EXPERIENCE
  ------------                            ---------------------
Robert W. Williams, age
 52...................... President, Tupperware Asia Pacific. Mr. Williams is
                          currently, and has been since April 1995, President,
                          Tupperware Asia Pacific. Prior to assuming that po-
                          sition, Mr. Williams served in various management
                          positions in Tupperware Asia Pacific starting in Au-
                          gust 1993. From 1991 until joining Tupperware, Mr.
                          Williams served as Vice President, Marketing for
                          Cameo Coutures, Inc. From 1989 to 1991 he served as
                          President of Impact Business Systems.

SECURITY OWNERSHIP OF TUPPERWARE COMMON STOCK BY MANAGEMENT

  All Tupperware Common Stock is currently owned by Premark and no officer or director of Tupperware owns any shares of Tupperware Common Stock. The following table sets forth the expected beneficial ownership of Tupperware Common Stock as of the Distribution Date by the individuals expected to be directors and named executive officers and by all directors and officers as a group of Tupperware based on the number of outstanding shares of Premark Common Stock on March 4, 1996. With respect to options, the numbers reflect the actual number of shares of Premark Common Stock subject to options (other than, with respect to Mr. Batts, in which case the numbers reflect two-thirds of such shares and, with respect to Mr. Bourke, Dr. Davis and Dr. Elam, which in each case, the numbers reflect one-half of such shares). See " --
 Compensation of Executive Officers." Each of the following individuals and members of the group would have sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer would own more than 1% of Tupperware Common Stock, other than Mr. Batts, who would own 1.14% of Tupperware Common Stock.

                                      SHARED       SHARES THAT
                                     OWNERSHIP        MAY BE                 RETIREMENT
                                    OR HELD FOR  ACQUIRED WITHIN              SAVINGS   TOTAL SHARES
                            SOLE      FAMILY        60 DAYS OF    RESTRICTED   PLAN--   BENEFICIALLY
  NAME                    OWNERSHIP   MEMBERS    MARCH 4, 1996(1)   STOCK      401(K)      OWNED
  ----                    --------- -----------  ---------------- ---------- ---------- ------------
Warren L. Batts.........   569,432       --          114,667           --      20,698      704,797
William O. Bourke.......     2,450     4,000           4,000           --         --        10,450
Luis G. Campos..........       --      5,000             --          6,902        --        11,902
Ruth M. Davis...........     3,037       --            1,035           --         --         4,072
Dr. Lloyd C. Elam.......     6,067       --            2,000           --         --         6,067
E.V. Goings.............    28,416       --          100,000        26,446        --       154,862
Clifford J. Grum........     4,124     8,000          12,000           --         --        24,124
Joseph E. Luecke........     2,000     2,000             --            --         --         4,000
Bob Marbut..............    11,470       --            4,000           --         --        15,470
Robert M. Price.........     2,000       --            8,000           --         --        10,000
Hans Joachim Schwenzer..     7,600       --           20,000           --         --        27,600
Christian E. Skroeder...       600       --            6,000           --         --         6,600
All directors and
 executive officers as a
 group (23 including the
 named individuals
 above).................   645,252    17,850(2)      453,372        33,348     98,739    1,244,391(2)

--------
(1) Includes stock options granted under Premark's management incentive plans and Director Stock Plan. Also includes estimated shares of Premark Common Stock that will be paid in lieu of fees under the Director Stock Plan.
(2) Excludes 2,720 shares for which voting and investment power is disclaimed.

COMPENSATION OF EXECUTIVE OFFICERS

  Effective as of the Distribution Date, Tupperware will assume the current employment agreement between Premark and Mr. E.V. Goings. Tupperware has an employment agreement with Mr. Luis Campos which will continue after the Distribution Date. See "Expected Compensation and Employee Benefit Plans Following the Distribution -- Employment Agreements." Tupperware has also established a variety of compensation and benefit plans for executive officers, as described below, which have generally been modeled after existing Premark plans. See "Expected Compensation and Employee Benefit Plans Following the Distribution."

  Summary Compensation Table. The following table sets forth the annual and long-term compensation for services rendered in fiscal 1995, 1994, and 1993 which was paid to, or deferred for the Chief Executive Officer of Tupperware in 1995 and each of the other next four most highly compensated executive officers of Tupperware (collectively, the "named executive officers") as of December 30, 1995. The compensation described in this table was paid by Premark or a subsidiary. References to "restricted stock" and "stock options" relate to awards under the Premark 1994 Incentive Plan.

                          SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                          ANNUAL COMPENSATION                  COMPENSATION
                                  ---------------------------------------  -----------------------
                                                                                  AWARDS
                                                                           -----------------------
                                                                OTHER      RESTRICTED                  ALL
                                                                ANNUAL       STOCK      SECURITIES    OTHER
                                                             COMPENSATION    AWARDS     UNDERLYING COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($)(1)  BONUS($)         ($)         ($)(2)     OPTIONS(#)    ($)(3)
---------------------------  ---- ------------ ----------    ------------  ----------   ---------- ------------
WARREN L. BATTS.........     1995   $750,000   $  369,525           --           --       30,000     $153,415
Chairman of the Board
and                          1994   $708,333   $  975,000      $682,500(4)       --       25,333     $143,832
Chief Executive Officer      1993   $683,333   $  910,000      $500,000(5)       --       20,000     $ 91,272
E.V. GOINGS.............     1995   $366,346   $  834,137(6)        --      $459,137(6)   14,100     $ 59,989
Executive Vice President
and                          1994   $347,500   $1,085,513      $243,750(4)  $764,913      17,250     $ 58,707
President, Tupperware        1993   $325,000   $  325,000           --           --       17,000     $ 18,422
LUIS G. CAMPOS(7).......     1995   $226,188   $  257,985           --      $331,250(9)    9,750     $ 17,119
President, Tupperware
Americas                     1994   $166,763   $   92,018      $170,000(8)       --       26,200          --
                             1993        --           --            --           --          --           --
HANS JOACHIM
SCHWENZER(10)...........     1995   $323,425   $  393,874           --           --        6,500          --
Senior Vice President,       1994   $292,832   $  130,597      $139,804(4)       --        5,200          --
Tupperware Worldwide         1993   $274,902   $  173,959           --           --        6,400          --
CHRISTIAN E.
SKROEDER(10)............     1995   $302,986   $  258,986           --           --        7,050          --
President, Tupperware
Europe,                      1994   $204,510   $  129,485           --           --       11,250          --
Africa and Middle East       1993   $166,029   $  100,308           --           --        4,400          --

--------
(1) Includes amounts held in the Premark Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Code and amounts deferred under the Premark Supplemental Plan, as well as Code Section 125 contributions to the Premark Flexible Benefits Plans.
(2) Represents the market value on the date of grant of restricted stock awarded under Premark management incentive plans. The number, vesting schedule and value of restricted stock held at the end of the 1995 fiscal year are as follows:

                                                               VESTING SCHEDULE
                                 DATE OF   NUMBER OF           -----------------
   NAME                           GRANT   SHARES HELD  VALUE   SHARES    DATE
   ----                          -------- ----------- -------- -----------------
   Mr. Batts....................      --       --          --      --        --
   Mr. Goings................... 03/01/95   17,711    $895,512  17,711  03/01/97
   Mr. Campos................... 10/31/95    5,000    $252,812   5,000  10/31/98
   Mr. Schwenzer................      --       --          --      --        --
   Mr. Skroeder.................      --       --          --      --        --

  In the event of a change of control of the company, all restricted stock shares become free of all restrictions and become nonforfeitable. Holders of restricted stock receive the same dividends as other holders of Premark Common Stock.

 (3) For the 1995 fiscal year, consists of annual contributions by Premark to the Premark Retirement Savings Plan and amounts credited to the Premark Supplement Plan (which provides benefits to the named executive officers to which they would have been entitled under the Premark Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows:
     Mr. Batts, $10,847 and $142,568; Mr. Goings, $11,111 and $48,878; and Mr.
     Campos, $7,164 and $9,955.
 (4) Represents a 1994 payout based on 1993 performance under the Long-Term Incentive Plan, but is included among the annual compensation data in accordance with the incentive compensation reporting rules.
 (5) Represents a special bonus award in recognition of Premark's progress under Mr. Batts' leadership. It is not expected that this will be a recurring event.
 (6) In the Bonus column, $459,137 represents the cash portion of the 1995 gainsharing award under an employment agreement with Mr. Goings, and $375,000 represents an annual bonus based on the performance of the non-North American Tupperware operations. The other part of the gainsharing award was paid in 8,735 shares of restricted stock, which will vest two years from date of grant. Dividends will be paid on such shares. The value of such shares is reflected in the restricted stock column. See "Expected Compensation and Employee Benefit Plans Following the Distribution."
 (7) Mr. Campos joined Tupperware on April 18, 1994.
 (8) Represents a special payment under Mr. Campos' employment agreement to replace the annual incentive he forfeited when he left his previous employer.
 (9) Represents a restricted stock grant of 5,000 shares valued at $231,250 and a restricted stock grant of 1,902 shares valued at $100,000 under his 1995 gainsharing award.
(10) The compensation of Messrs. Schwenzer and Skroeder is paid in the local currency, namely German marks and Swiss francs for Mr. Schwenzer, and Swiss francs for Mr. Skroeder. For purposes of reporting, the local currency has been translated to United States dollars as of the end of each fiscal year.

  Option/SAR Table. The following Options/SAR Grant Table sets forth, for each of the named executive officers, options granted in respect of Premark Common Stock during fiscal 1995 pursuant to Premark's 1994 Incentive Plan. The plan permits the grant of stock appreciation rights ("SARs") in connection with all or part of an option but no SARs have been granted. As set forth in the Benefits Agreement, subject to any necessary consent, Tupperware employees, other than Mr. Batts, who received options for Premark Common Stock while employed by Premark will as of the Distribution Date have such options replaced with options for Tupperware Common Stock having the same value. Two-thirds of the Premark Common Stock based options held by Mr. Batts will be replaced with options for Tupperware Common Stock. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Benefits Agreement" and "Expected Compensation and Employee Benefit Plans Following the Distribution."

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                          ------------------------------------------------------
                            NUMBER OF    PERCENT OF TOTAL
                            SECURITIES       OPTIONS
                            UNDERLYING      GRANTED TO    EXERCISE OR             GRANT DATE
                             OPTIONS       EMPLOYEES IN   BASE PRICE  EXPIRATION PRESENT VALUE
  NAME                    GRANTED (#)(1)   FISCAL YEAR     ($/SH)(2)     DATE      ($)(2)(3)
  ----                    -------------- ---------------- ----------- ---------- -------------
Warren L. Batts.........      30,000           4.75         $46.35     10/30/05    $625,050
E. V. Goings............      14,100           2.23         $46.35     10/30/05    $195,849
Luis G. Campos..........       9,750           1.54         $46.35     10/30/05    $135,428
Hans Joachim Schwenzer..       5,000           0.79         $46.35     10/30/05    $ 69,450
Christian E. Skroeder...       7,050           1.12         $46.35     10/30/05    $ 97,925

--------
(1) These options will become exercisable on October 31, 1998.
(2) Stock options are granted with an exercise price equal to the average fair market value of Premark Common Stock on the date of grant, rounded up to the nearest nickel. The term of each option is 10 years. In the event of a change of control of Premark, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the then fair market value of Premark Common Stock in cash. Exercise prices will be adjusted at the time of the Distribution.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 2%, a risk-free interest rate of 5.8%, an expected stock price volatility based on Premark's historical experience of 30%, and an expected option life based on Premark's historical experience of five years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

  Aggregated Option Exercises and Fiscal Year-End Option Values. The following table sets forth information with respect to the named executive officers, regarding the exercise of options for Premark Common Stock during fiscal 1995 and unexercised options held as of the end of fiscal 1995 pursuant to Premark's 1994 Incentive Plan. As set forth in the Benefits Agreement, Tupperware Employees who received options for Premark Common Stock while employed by Premark will have such options replaced with options for Tupperware Common Stock as of the Distribution Date having the same value. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Benefits Agreement" and "Expected Compensation and Employee Benefit Plans Following the Distribution -- Tupperware Corporation 1996 Incentive Plan."

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                              SHARES      VALUE     OPTIONS AT FY-END(#)          FY-END($)(2)
                           ACQUIRED ON   REALIZED ------------------------- -------------------------
  NAME                    EXERCISE(#)(1)  ($)(2)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                    -------------- -------- ----------- ------------- ----------- -------------
Warren L. Batts.........          0            0    114,667      75,333     $5,797,430    $772,213
E. V. Goings............          0            0    100,000      48,350      3,318,250     364,239
Luis G. Campos..........          0            0          0      35,950              0     300,479
Hans Joachim Schwenzer..      2,000      $79,525     20,000      18,100        669,450     134,494
Christian E. Skroeder...          0            0      6,000      22,700        200,835     148,717

--------
(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.
(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively. Exercise prices will be adjusted at the time of the Distribution.

  Long-Term Incentive Plan Awards. The following table sets forth long-term incentive awards under Premark's 1994 Incentive Plan made during fiscal 1995. It is anticipated that Tupperware will have a long-term incentive plan similar to Premark's 1994 Incentive Plan. See "Expected Compensation and Employee Benefit Plans Following the Distribution -- Tupperware Corporation 1996 Incentive Plan."

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                     ESTIMATED FUTURE PAYOUTS
                                                      UNDER NON-STOCK PRICE-
                               PERFORMANCE OR OTHER         BASED PLANS
                                   PERIOD UNTIL     ---------------------------
  NAME                         MATURATION OR PAYOUT THRESHOLD  TARGET  MAXIMUM
  ----                         -------------------- --------- -------- --------
Warren L. Batts...............       3 years             0    $243,750 $731,250
E. V. Goings..................       3 years             0    $ 93,750 $281,250
Luis G. Campos................       3 years             0    $ 65,000 $195,000
Hans Joachim Schwenzer........       3 years             0    $ 86,820 $260,461
Christian Skroeder............       3 years             0    $ 75,829 $227,489

--------
The named executive officers participate in a 3-year Long-Term Program under Premark's 1994 Incentive Plan. The program provides for an incentive opportunity based on meeting or exceeding financial measures established by the Compensation and Directors Committee of the Premark Board. Performance measurements are based on economic value added performance which is defined as net operating profit after taxes less a capital charge. Awards are subject to forfeiture if the participant's employment is terminated. The above estimated future payouts are based on a percentage of current salary which may change between now and time of payout.

  Pension Plans. After the Distribution, none of the employees of Tupperware, including the named executive officers, will participate in any plans of Premark, but are expected to be eligible to participate in Tupperware's newly adopted plans. See "Arrangements Between Premark and Tupperware Relating to the Distribution -- Benefits Agreement" and "Expected Compensation and Employee Benefit Plans Following the Distribution."

  Messrs. Batts, Goings and Campos (the "U.S. named executive officers"), participate in the Premark International, Inc. Base Retirement Plan (the "Base Plan") at 1% of career average pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years service for each of the U.S. named executive officers are: Mr. Batts, 15.33; Mr. Goings, 3.08; and Mr. Campos, 1.58. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the U.S. named executive officers are: Mr. Batts, $208,317; Mr. Goings, $120,355; and Mr. Campos, $80,919. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Premark Supplemental Plan, which provides benefits from general assets of Premark that would otherwise be payable from plans but for the benefit limits imposed by the Code.

  Mr. Skroeder currently participates, and will continue after the Distribution to participate in, the Premiere Products Inc. Pension Plan (the "TEAM pension plan") at 1.75% of pay of the average best five salaries in the final 10 years prior to retirement per year of service. Compensation covered by the TEAM pension plan includes salary plus management bonus, but does not include any overtime, commissions or occasional premiums. Mr. Skroeder has
7.42 years credited service under the TEAM pension plan. Benefits are computed on a straight-life annuity basis and are subject to integration with social security through an offset with covered compensation. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Skroeder is SFr 217,636. The estimate takes into account participation in the TEAM pension plan and any predecessor plan formulas.

  Mr. Schwenzer currently participates, and will continue after the Distribution to participate in, the Tupperware GmbH Pension Plan (the "Germany pension plan") at 0.5% of final five year average pay up to the Social Security ceiling, plus 1.67% of final five year average pay in excess of the Social Security ceiling per year of service. Compensation covered by the Germany pension plan includes salary plus average management bonuses over the last five years, but does not include any overtime, commissions and occasional premiums. Mr. Schwenzer has 32.4 years credited service under the German pension plan. Benefits are computed on a straight-life annuity basis and are not subject to deductions for Social Security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Schwenzer is DM 418,750. The estimate takes into account participation in the Germany pension plan and any predecessor plan formulas.

RETIREMENT PLAN FOR EMPLOYEES OF THE TUPPERWARE
GMBH PENSION PLAN

                                                  YEARS OF SERVICE
                                    --------------------------------------------
   FINAL
AVERAGE PAY                            15       20       25       30       35
-----------                         -------- -------- -------- -------- --------
$200,000........................... $ 50,100 $ 66,800 $ 83,500 $100,200 $116,900
 225,000...........................   56,363   75,150   93,938  112,725  131,513
 250,000...........................   62,625   83,500  104,375  125,250  146,125
 300,000...........................   75,150  100,200  125,250  150,300  175,350
 400,000...........................  100,200  133,600  167,000  200,400  233,800
 450,000...........................  112,725  150,300  187,875  225,450  263,025
 500,000...........................  125,250  167,000  208,750  250,500  292,250
 600,000...........................  150,300  200,400  250,500  300,600  350,700
 700,000...........................  175,350  233,800  292,250  350,700  409,150
 800,000...........................  200,400  267,200  334,000  400,800  467,600

  Mr. Schwenzer participates in the Retirement Plan for Employees of the Tupperware GmbH Group. Compensation covered by the Plan includes salary and average management bonus over the last five years, but does not include any overtime, commissions, or other cash payments. Mr. Schwenzer was credited with
32.4 years of service. Benefits are computed on a straight-life annuity basis and are not subject to deductions for social security or other offset amounts.

  EXPECTED COMPENSATION AND EMPLOYEE BENEFIT PLANS FOLLOWING THE DISTRIBUTION

EMPLOYMENT AGREEMENTS

  Effective as of the Distribution Date, Tupperware will assume the current employment agreement between Premark and Mr. Goings pursuant to which Mr. Goings will be employed as President and Chief Operating Officer of Tupperware. For the years 1994, 1995 and 1996, Mr. Goings participates in an annual gainsharing program based on pre-tax segment income of Tupperware North America. Any gainsharing awards earned are payable 50% in cash and 50% in Restricted Stock (as defined below). Gainsharing awards for 1994 and 1995 are reflected in the Summary Compensation Table. Also, Mr. Goings participates in annual incentive programs based on non-North-American Tupperware operations. To replace stock compensation forfeited when Mr. Goings left his previous employer, he was granted a stock option for 100,000 shares of Premark Common Stock which became exercisable in 1995. He was awarded 40,000 shares of Restricted Stock which vested in one-third increments annually ending in 1995. In the event Mr. Goings is terminated without cause, he will receive an amount equal to two times his base salary, offset by the amounts due under Tupperware's severance pay plan.

  Tupperware has an employment agreement with Mr. Campos which will continue after the Distribution Date. Pursuant to his employment agreement, Mr. Campos received a starting annual base salary of $215,000. In addition, he is entitled to participate in an annual gainsharing program through 1997 under which he will receive, if certain performance levels are met, an award of Restricted Stock. The maximum annual value for any such award is $100,000, with a maximum cumulative gainsharing award during the three-year period for the program of $300,000.

  Additionally, under the terms of their respective employment agreements, Messrs. Goings and Campos are each entitled to incentive bonus payments pursuant to the 1996 Incentive Plan (as defined below). Mr. Goings and Mr. Campos will also be entitled to participate in and receive all benefits under any and all savings and retirement plans and welfare benefit plans, practices, policies and programs maintained or provided by Tupperware for the benefit of senior executives.

  Tupperware has an agreement with Mr. Schwenzer which will continue after the Distribution Date. Pursuant to such agreement, on October 31, 1998, Mr. Schwenzer will receive 5,000 shares of Tupperware Common Stock in exchange for his agreement not to compete with Tupperware or hire away any of its employees for a one-year period following his retirement which is expected to occur in 2001.

  It is anticipated that Tupperware will enter into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers. The purpose of these agreements is to assure stockholders that the business of Tupperware will continue with a minimum amount of disruption in the event of a change of control of Tupperware. Under the terms of the Change of Control Agreements a change of control is defined as the acquisition of 20% or more of Tupperware Common Stock or voting securities of Tupperware by a person or group, certain changes in the majority of the Tupperware Board, certain mergers involving Tupperware, or the liquidation, dissolution or sale of all or substantially all of the assets of Tupperware. If within three years of a change of control, Tupperware terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change in control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times his or her base salary and highest incentive award; and continued participation in Tupperware welfare plans for the remainder of such three-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by Tupperware or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment", then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross-up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer. Pursuant to the terms of the Change of Control Agreements, if a change of control occurred that resulted in termination of employment, based on their respective compensation during fiscal 1995, the named executive officers would be entitled to payments as follows: Mr. Batts, $4,344,434; Mr. Goings, $2,940,071; Mr. Campos, $1,272,582; Mr. Skroeder,
$1,162,304; and Mr. Schwenzer, $1,519,835.

  It is anticipated that, following the Distribution Date, Mr. Batts will be an employee of both Premark and Tupperware. Mr. Batts' salary and benefits will be paid by Tupperware, with one-third of the cost thereof reimbursed by Premark. Two-thirds of the stock options for Premark Common Stock held by Mr. Batts will, as of the Distribution Date, be replaced with stock options for Tupperware Common Stock, which options will be adjusted so that the aggregate value thereof after the Distribution Date will equal the aggregate value before the Distribution Date.

TUPPERWARE CORPORATION 1996 INCENTIVE PLAN

  Prior to the Distribution Date, the Tupperware Board and the Premark Board will adopt, and Premark will submit to its stockholders for approval, the Tupperware Corporation 1996 Incentive Plan (the "1996 Incentive Plan"). The 1996 Incentive Plan is designed to promote the success and enhance the value of Tupperware by linking the interests of certain of the full-time employees of Tupperware ("Participants") to those of Tupperware's stockholders and by providing Participants with an incentive for outstanding performance. The 1996 Incentive Plan is further intended to provide flexibility to Tupperware in its ability to motivate, attract and retain Participants upon whose judgment, interest and special efforts Tupperware's successful operation largely is dependent. As determined by the Compensation and Directors Committee, or any other designated committee of the Tupperware Board, Tupperware employees, including employees who are members of the Tupperware Board, are eligible to participate in the 1996 Incentive Plan. Non-employee directors are not eligible to participate in the 1996 Incentive Plan. The Tupperware Board has provided for the 1996 Incentive Plan to remain in effect for 10 years, to 2006. The description below is intended as a summary only and is qualified in its entirety by reference to the 1996 Incentive Plan, a copy of which is attached hereto as Annex C.

  General. The 1996 Incentive Plan will be administered by the Compensation and Directors Committee of the Tupperware Board or, at the discretion of the Tupperware Board, any other committee appointed by the Tupperware Board for such purpose (the "Committee"). Four types of awards may be granted to Participants under the 1996 Incentive Plan: (i) stock options (both non-qualified and incentive) ("Options"), (ii) SARs, (iii) restricted Tupperware Common Stock ("Restricted Stock") and (iv) performance awards ("Performance Awards," and together with the Options, SARs and Restricted Stock, the "Awards").

  The 1996 Incentive Plan provides that the total number of shares of Tupperware Common Stock available for grant under the 1996 Incentive Plan may not exceed 6,100,000 shares; provided that if during the term of the

1996 Incentive Plan Tupperware repurchases shares of Tupperware Common Stock, additional shares equal to the number of such repurchased shares, up to 1,500,000 shares, will be available for Options; and provided further that the total number of shares of Tupperware Common Stock available for Restricted Stock awards is not to exceed 300,000. No Participant may be granted Awards covering in excess of 10% of the shares of Tupperware Common Stock available for issuance over the life of the 1996 Incentive Plan. If any Award is cancelled or forfeited or terminates, expires, or lapses (other than a termination of a Tandem SAR (as defined below) upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), shares subject to such Award will be available for the grant of an Award under the 1996 Incentive Plan.

  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of Tupperware, or any reorganization or partial or complete liquidation of Tupperware, the Committee or the Tupperware Board may make such substitutions or adjustments in the aggregate number, and class of shares reserved for issuance or subject to outstanding Awards and in the price of shares subject to outstanding Options or SARs as it may determine to be appropriate.

  The 1996 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Code.

  Options. The term of Options granted under the 1996 Incentive Plan may not exceed 10 years. The exercise price for each Option granted will be determined by the Committee; provided that the exercise price may not be less than 100% of the fair market value (as defined in the 1996 Incentive Plan) of a share of Tupperware Common Stock on the date of grant.

  A Participant exercising an Option may pay the exercise price in full in cash, or, if approved by the Committee with previously acquired shares of Tupperware Common Stock. The Committee, in its discretion, may allow cashless exercise of Options.

  Options are nontransferable other than by will or laws of descent and distribution (and, in the case of a nonqualified Option, pursuant to a domestic relations order or by gift to members of the holder's immediate family, whether directly or indirectly or by means of a trust or partnership), and, during the Participant's lifetime, may be exercised only by the Participant or his legal representative.

  SARs. SARs may be granted by the Committee in connection with all or part of any Option grant ("Tandem SARs") or granted separately and unrelated to any Option ("Freestanding SARs"). A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. SARs permit the Participant to receive in cash or shares of Tupperware Common Stock (or a combination of both) an amount equal to the excess of the fair market value of a share of Tupperware Common Stock on the date the SAR is exercised over the exercise price for the SAR times the number of shares of Tupperware Common Stock with respect to which such SAR is exercised.

  The term of SARs granted under the 1996 Incentive Plan may not exceed 10 years. The exercise price of a Freestanding SAR will be determined by the Committee. The exercise price of a Tandem SAR will equal the exercise price of the related Option.

  SARs are nontransferable other than by will or laws of descent and distribution, and, during the Participant's lifetime, may be exercised only by the Participant; provided that at the discretion of the Committee, an award agreement may permit transfer of a SAR by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

  Restricted Stock. The Committee may grant Restricted Stock to eligible employees in such amounts as the Committee determines. At the time of each award of Restricted Stock the Committee will establish a restricted period, which may not, unless specified conditions described below are satisfied, be less than three years from the grant date (the "Restricted Period"), during which such stock may not be sold, transferred, pledged, assigned or otherwise alienated; provided that the Committee may permit transfers of Restricted Stock during such period to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons. If a Participant terminates his employment or is involuntarily terminated for cause during the Restricted Period, all Restricted Stock held by such Participant will be forfeited. If a Participant is involuntarily terminated other than for cause, the Committee may waive all or part of any remaining restrictions on such Participant's Restricted Stock. Up to one-third of the shares of Tupperware Common Stock available for grant under the 1996 Incentive Plan as Restricted Stock awards may be issued without a minimum Restricted Period. After the Restricted Period has expired, the related Restricted Stock is freely transferable.

  The Committee has discretion to determine whether holders of Restricted Stock will be entitled to dividends or other distributions thereon. If any such dividends or distributions are in shares of Tupperware Common Stock such shares will be subject to the same restrictions as the related Restricted Stock. In the event the holder of Restricted Stock on which dividends or distributions are made is subject to Section 16 of the Exchange Act, the vesting period for such dividend or distribution will be the longer of (i) the remaining vesting period on the related Restricted Stock and (ii) six months.

  Performance Awards. The Committee may from time to time grant Performance Awards, which, as determined by the Committee, may include, without limitation, cash, Tupperware Common Stock, performance units, performance shares, or any combination thereof. The Committee will set the performance goals and restrictions applicable to each Performance Award, including establishing the applicable performance period and the value of the Performance Award. After the applicable performance period has ended, the holder of a Performance Award will be entitled to receive the payout earned to the extent to which the corresponding performance goals were satisfied.

  Performance Awards are nontransferable other than by will or laws of descent and distribution and during the Participant's lifetime may be exercised only by the Participant; provided that at the discretion of the Committee, an award agreement may permit transfer of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

  Change of Control. In the event of a Change of Control (as defined in the 1996 Incentive Plan), (i) so long as an Option or SAR has been outstanding for at least six months as of the date of such Changes of Control, any such Option or SAR that is not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions on any Restricted Stock will lapse and (iii) all Performance Awards will be deemed earned. If a Participant's employment is terminated as a consequence of a Change of Control, any Option granted to such Participant will remain exercisable until the earlier of seven months following such termination or until the expiration of the stated term of such Option.

  During the sixty-day period following a Change of Control, any Participant will have the right to surrender all or part of any Option held by such Participant, in lieu of payment of the exercise price, and to receive cash in an amount equal to the difference between (i) the higher of the price received for Tupperware Common Stock in connection with the Change of Control and the fair market value of a share of Tupperware Common Stock on the date, if any, that such Option or Award is cancelled (the "Change of Control Price"), and
(ii) the exercise price (the difference between (i) and (ii) being referred to as, the "Spread") multiplied by the number of shares of Tupperware Common Stock granted in connection with the exercise of such Option; provided that such Change of Control transaction would not thereby be made ineligible for pooling of interests accounting; and provided further that if the Change of Control is within six months of the grant date for any such Option, no such election may be made prior to six months from such grant date; and provided further that if the Option is an "incentive stock option" under Section 422 of the Code, the "Change of Control Price" will equal the fair market value of a share of the Tupperware Common Stock on the date, if any, that such Option is cancelled. If such sixty-day period ends within the period six months after the grant date for an Option or Award, any such Option or Award held by a Participant subject to Section 16 of the Exchange Act will be cancelled and the holder thereof will receive six months and one day after the grant of such Option or Award, in the case of such Option, an amount equal to the Spread and, in the case of such Award, the Change of Control Price, in each case multiplied times the number of shares of Tupperware Common Stock granted under or comprising such Option or Award, as the case may be.

  Deferrals. The Committee may permit a Participant to elect, or the Committee may require, at its sole discretion, subject to the proviso set forth below, any one or more of the following: (i) the deferral of a Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided that the Committee's authority to take such actions exists only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to a Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee will establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

  Amendments. The Tupperware Board may at any time terminate, amend, or modify the 1996 Incentive Plan; provided that no amendment, alteration or discontinuation will be made which will disqualify the 1996 Incentive Plan from the exemption provided by Rule 16b-3 promulgated under the Exchange Act, and, to the extent required by law, no such amendment will be made without the approval of the Tupperware stockholders.

  Federal Income Tax Considerations. The following brief summary of the United States federal income tax rules currently applicable to nonqualified stock options, incentive stock options, SARs, restricted stock and performance awards is not intended to be specific tax advice to Participants under the 1996 Incentive Plan.

  Two types of stock options may be granted under the 1996 Incentive Plan: nonqualified stock options ("NQOs") and incentive stock options ("ISOs"). SARs, restricted stock and performance awards may also be granted under the Plan. The grant of an Award generally has no immediate tax consequences to the Participant or Tupperware. Generally, participants will recognize ordinary income upon: (i) the exercise of NQOs or SARs; (ii) the vesting of shares of restricted stock; and (iii) the actual receipt of cash or stock pursuant to performance awards. In the case of NQOs and SARs, the amount of income recognized is measured by the difference between the exercise price and the fair market value of Tupperware Common Stock on the date of exercise. In the case of restricted stock and performance awards, the amount of income is equal to the fair market value of the stock or other property (including cash) received. The exercise of an ISO for cash generally has no immediate tax consequences to a Participant or to Tupperware. Participants may in certain circumstances recognize ordinary income upon the disposition of shares acquired by exercise of an ISO, depending upon how long such shares were held prior to disposition. Special rules apply to shares acquired by exercise of ISOs for previously held shares. In addition, special tax rules may result in the imposition of a 20% excise tax on any "excess parachute payments" that result from the acceleration of the vesting or exercisability of Awards upon a Change of Control.

  Tupperware is generally required to withhold applicable income and Social Security taxes ("employment taxes") from ordinary income which a Participant recognizes on the exercise or receipt of an Award. Tupperware thus may either require Participants to pay to Tupperware an amount equal to the employment taxes Tupperware is required to withhold or retain or sell without notice a sufficient number of the shares to cover the amount required to be withheld.

  Tupperware generally will be entitled to a deduction for the amount includible in a Participants' gross income for federal income tax purposes upon the exercise or actual receipt of an Award. However, such deduction generally is available only if Tupperware timely complies with applicable information reporting requirements under Sections 6041 and 6041A of the Code. Furthermore, Section 162(m) of the Code and the regulations thereunder may in some circumstances limit deductibility with respect to "covered employees" whose total annual compensation exceeds one million dollars, and Section 280G of the Code and the regulations thereunder may render nondeductible amounts includible in income by employees that are contingent upon a Change of Control and that are characterized as "excess parachute payments".

  Resale of Shares. The registration requirements of any applicable state securities laws and the resale restrictions of Rule 144 under the Securities Act may restrict the sale of shares of Tupperware Common Stock acquired pursuant to the exercise of Awards by "affiliates" of Tupperware within the meaning of the Securities Act. For purposes of creating short-swing profit liability under Section 16 of the Exchange Act, sales of such shares by affiliates will be matchable with market purchases within less than six months before or after such sales. Affiliates should consult their legal advisors prior to engaging in such transactions.

TUPPERWARE CORPORATION DIRECTOR STOCK PLAN

  Prior to the Distribution Date the Tupperware Board will adopt, and Premark, as Tupperware's sole stockholder, will approve, the Tupperware Corporation Director Stock Plan (the "Director Stock Plan"). The purposes of the Director Stock Plan are to (i) promote a greater identity of interest between Tupperware's non-employee directors and its stockholders and (ii) attract and retain persons to serve as directors and to provide a more direct link between directors' compensation and stockholder value. The description below is intended as a summary only and is qualified in its entirety by reference to the Director Stock Plan, a copy of which is attached hereto as Annex D.

  General. The Director Stock Plan will be administered by the Tupperware Board or a committee of the Tupperware Board designated for such purpose.

  Pursuant to the terms of the Director Stock Plan, non-employee directors of Tupperware will be eligible to participate in the Director Stock Plan following the Distribution (each, an "Eligible Director"). A total of 300,000 shares of Tupperware Common Stock will be reserved for issuance and available for grants under the Director Stock Plan.

  In the event of any change in corporate capitalization (such as a stock split) or a corporate transaction (such as a merger, consolidation, separation including a spin-off or other distribution of stock or property of Tupperware, any reorganization or any complete liquidation of Tupperware) the Tupperware Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Director Stock Plan, in the number, kind and option price of shares subject to outstanding Options, in the number and kind of shares subject to other outstanding awards granted under the Director Stock Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award must always be a whole number.

  Pursuant to the Director Stock Plan, each Eligible Director will receive an initial award of 1,000 shares of Tupperware Common Stock after serving the first three months as a member of the Tupperware Board.

  Tupperware Common Stock. With respect to the annual retainer paid to directors (the "Annual Retainer"), each Eligible Director may make an annual irrevocable election to receive shares of Tupperware Common Stock in lieu of all or any portion (in 25% increments) of the Annual Retainer; provided that the election of cash, Tupperware Common Stock and Options under the Director Stock Plan are alternatives and, taken together, may not exceed 100% of such Annual Retainer. The number of shares of Tupperware Common Stock granted to an Eligible Director will be equal to the appropriate percentage of the Annual Retainer payable in each fiscal quarter divided by the fair market value (as defined in the Director Stock Plan) of a share of Tupperware Common Stock on the last business day of such fiscal quarter rounded to nearest number of shares of Tupperware Common Stock. Fractional shares of Tupperware Common Stock will not be granted and any remainder in Annual Retainer which otherwise would have purchased fractional shares will be paid in cash.

  Options. Each Eligible Director may also make an irrevocable election to receive an Option for Tupperware Common Stock in lieu of all or any portion (in 25% increments) of the Annual Retainer equal to:

                                                             PERCENT OF ANNUAL
        NUMBER OF OPTIONS                                    RETAINER FORGONE
        -----------------                                    -----------------
              2,000                                                100%
              1,500                                                 75%
              1,000                                                 50%
                500                                                 25%

The election of cash, Tupperware Common Stock and Options under the Director Stock Plan are alternatives and, taken together, may not exceed 100% of such Annual Retainer. The exercise price for the Options will be based on the fair market value of Tupperware Common Stock on the date of the grant of such Option adjusted for the percentage of the Annual Retainer forgone, but in no event will the exercise price be less than 50% of such fair market value. The date of grant of any Option will be the later of (i) the date of the annual stockholders' meeting following the Eligible Director's election to receive an Option in lieu of the Annual Retainer and (ii) six months and one day after such election.

  Except in the case of death, disability, retirement or termination, Options granted under the Director Stock Plan will have a term of ten years and will vest and become exercisable on the last day of the fiscal year in which such Option is granted, provided that the Eligible Director remains on the Tupperware Board. An Option shall vest immediately in the event of death. In the event that an Eligible Director terminates his or her membership on the Tupperware Board due to disability or retirement, the amount of any outstanding Options which are not then vested will be adjusted to reflect that portion of such Eligible Director's Annual Retainer actually earned in the year. In the event that an Eligible Director's membership on the Tupperware Board is terminated by Tupperware for cause, any Options which have not become vested will be forfeited. As used in the Director Stock Plan, "cause" means
(i) the conviction of a felony, or (ii) dishonesty in the course of performing the duties as a director.

  Transferability. Grants and awards under the Director Stock Plan are not assignable or transferable nor may they be pledged or hypothecated. Any grant or award that constitutes a "derivative security" within the meaning of the Exchange Act may not be transferred other than by will or laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order.

  Amendments. The Director Stock Plan may be amended by the Tupperware Board, provided that to the extent required to qualify transactions under the Director Stock Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Director Stock Plan may be adopted without further approval by the holders of at least a majority of the shares of Tupperware Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, and provided further that if and to the extent required for the Director Stock Plan to comply with Rule 16b-3, no amendment to the Director Stock Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of awards or Options thereunder other than to comply with changes in the Code, ERISA, or the regulations thereunder.

  Termination. The Director Stock Plan may be terminated at any time by either the Tupperware Board or by holders of a majority of the shares of Tupperware Common Stock present and entitled to vote at a duly convened meeting of stockholders.

  Change of Control. In the event of a Change of Control (as defined in the Director Stock Plan), any outstanding Options that are not then exercisable and vested will become fully exercisable and vested. During the sixty-day period following a Change of Control, any Eligible Director will have the right to surrender all or part of any Option or award of Tupperware Common Stock held by such Eligible Director, and in the case of an Option, in lieu of payment of the exercise price, to receive cash in an amount equal to the Spread multiplied by the number of shares of Tupperware Common Stock granted in connection with the exercise of such Option so surrendered or, in the case of an award of Tupperware Common Stock, to receive cash in an amount equal to the

Change of Control Price multiplied by the number of shares of Tupperware Common Stock so surrendered; provided that if the Change of Control is within six months of the grant date for any such Option or award, no such election may be made prior to six months from such grant date. If such sixty-day period ends within the period six months after the grant date for an Option or award, such Option or award will be cancelled and the holder thereof will receive six months and one day after the grant of such Option or award, an amount equal, in the case of an Option, to the Spread multiplied times the number of shares of Tupperware Common Stock granted under such Option and in the case of an award, the Change of Control Price multiplied by the number of Tupperware Common Stock so awarded.

  Federal Income Tax Considerations. Eligible Directors electing Tupperware Common Stock in lieu of cash fees will be taxed on the value of the Tupperware Common Stock at the time of receipt. Eligible Directors making an irrevocable election to receive an Option in lieu of cash fees will be taxed at the time of exercise of the Option on the difference between the exercise price and the fair market value of the Tupperware Common Stock covered by the Option. In each case, Tupperware will receive a corresponding deduction; provided that
Section 280G of the Code and the regulations thereunder may render nondeductible amounts that are contingent upon a Change of Control and are characterized as "excess parachute payments."

  Resale of Shares. The holders of shares of Tupperware Common Stock received upon the exercise of an Option must comply with the resale requirements of the Securities Act and the rules and regulations promulgated thereunder. Securities registration requirements under the Securities Act may be applicable to resales by any Eligible Director. The restrictions imposed by
Section 16 of the Exchange Act upon any Eligible Director and the registration requirements of any applicable state securities laws may restrict the resales of shares acquired pursuant to the exercise of Options by an Eligible Director.

EMPLOYEE PENSION AND RETIREMENT SAVINGS PLANS

  Prior to the Distribution Date, the Tupperware Board will adopt and Premark, as Tupperware's sole stockholder, will approve, certain pension plans and retirement savings plans for United States payroll employees, similar to the pension and retirement savings plans currently maintained by Premark. Assets attributable to employees of Tupperware will be transferred from the corresponding Premark plans and credit will be given to such employees under Tupperware's plans for periods during which they were employed by Premark, its predecessors and their subsidiaries. See "Arrangements between Premark and Tupperware relating to the Distribution -- Benefits Agreement." Tupperware employees who are not on the United States payroll are currently, and will continue to be after the Distribution, covered by plans in their respective countries.

  Each of the United States plans described below has limitations on contributions and benefits complying with the restrictions contained in the Code. Supplemental payments will be made in certain instances to provide the benefits that would be payable under such plans but for such limitations. These supplemental payments are generally deductible by Tupperware for federal income tax purposes when made.

  Pension Plan. Substantially all United States payroll employees of Tupperware (including U.S. named executive officers) will be eligible to participate in the Tupperware Base Retirement Plan (the "Pension Plan"). Under the Pension Plan the basic annual pension benefit payable to a participant upon attainment of age 65 ("normal retirement") will be equal to 1% of his or her compensation for each year of service. A participant's accrued benefit becomes nonforfeitable after 5 years of service. Participants will be credited, for all purposes under the Pension Plan, with service prior to the Distribution Date with Premark, its predecessors and their subsidiaries. Application of the joint and survivor form of benefit or the election of other payment options would reduce annual pension benefits, as would early retirement in cases where payments commence before age 65.

  Messrs. Skroeder and Schwenzer currently participate, and will continue after the Distribution to participate, in pension plans in Switzerland and Germany, respectively. See "Compensation of Executive Officers -- Pension Plans."

  Retirement Savings Plan. Substantially all United States payroll employees of Tupperware (including the U.S. named executive officers) will be eligible to participate in the Tupperware Retirement Savings Plan (the "Savings Plan").

  Under the provisions of the Savings Plan, participants will be permitted, pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Code, to elect to defer receipt of up to 16% of compensation. Employer contributions under the provisions of the Savings Plan will be (a) based upon participant contributions and will amount to 50% of each participant's contributions up to 6% of covered compensation and (b) based upon participant covered compensation up to the Social Security wage base plus 6% of covered compensation above the Social Security wage base. (Employee and employer contributions may also be limited by Code provisions.) Participants will be credited, for all purposes under the Savings Plan, with service with Premark, its predecessors and their subsidiaries prior to the Distribution. Subject to certain restrictions, salary deferral contributions and employer contributions will be invested by the Savings Plan trustee in (i) a fund consisting primarily of Tupperware Common Stock or (ii) a "mix fund". A "mix fund" is either one of the four "mix" funds established by Tupperware, each of which has different investment characteristics, or a fund for which the participant has designated the mix of investments from a designated list of investments. Employer contributions vest at the rate of 20% per year of service; participant contributions will always be 100% vested. Distribution of participant contributions and vested employer contributions, together with all accruals thereon, normally will be made upon termination of employment in the form of a single sum payment or, if the participant elects, an annuity.

  Mr. Schwenzer currently participates, and will continue after the Distribution to participate, in a German savings plan.

  Supplemental Plan. United States payroll employees of Tupperware (including certain named executive officers) whose benefits are restricted due to Code limitations are eligible to participate in Tupperware's Supplemental Plan (the "Supplemental Plan"). The Supplemental Plan is an unfunded, non-qualified deferred compensation arrangement designed to complement Tupperware's qualified plans.

  An employee who is covered by the Supplemental Plan will receive a supplemental benefit which, when combined with the benefit under the Pension Plan, will equal the full pension to which he or she would be entitled in the absence of the limitations imposed under the Code. In addition, employees who are covered by the Supplemental Plan may elect to defer before-tax contributions above the annual limitations imposed on qualified contribution plans such as the Savings Plan. Tupperware currently estimates that as of the Distribution Date, approximately 43 employees will be eligible to receive benefits under the Supplemental Plan.

    COMPENSATION COMMITTEE INTERLOCKS DISCLOSURE AND INSIDER PARTICIPATION

  There are no compensation committee interlocks. The members of the Tupperware Compensation and Directors Committee are expected to be Mr. Grum (Chairperson), Dr. Elam, Mr. Luecke, and Mr. Marbut.

  SECURITY OWNERSHIP OF TUPPERWARE COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

  Premark currently owns all of the outstanding shares of Tupperware Common Stock. The following table sets forth information with respect to persons anticipated to be the beneficial owner of more than 5% of Tupperware Common Stock outstanding as of the Distribution Date based upon the number of outstanding shares of Premark Common Stock on December 31, 1995.

                                            AMOUNT AND NATURE OF PERCENTAGE
      NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP  OF CLASS
      ------------------------------------  -------------------- ----------
     Bankers Trust New York Corporation          5,418,899(1)       8.8%
     Post Office Box 318
     Church Street Station
     New York, New York 10008

     Loomis Sayles & Company, L.P.               4,014,040(2)       6.6%
     One Financial Center
     Boston, Massachusetts 02111-26600

--------
(1) As of December 31, 1995, Bankers Trust New York Corporation and its wholly-owned subsidiary, Bankers Trust Company (the "Bank"), were the beneficial owners of 1,348,823 shares of Premark Common Stock. The Bank also acts as trustee for various employee benefit plan trusts, including the Premark International, Inc. Master Defined Contribution Trust which holds 4,070,076 shares of Premark Common Stock for the individual accounts of approximately 6,400 Premark employees who participate in the Premark stock fund in Premark-sponsored plans. With respect to Tupperware, the Bank is expected to serve as the trustee of the Tupperware Corporation Defined Contribution Trust which is expected, based on December 31, 1995 figures, to hold approximately 390,000 shares of Tupperware Common Stock for the individual accounts of approximately 990 employees of Tupperware who are expected to participate in the Tupperware stock fund in Tupperware-sponsored plan, and 3,680,076 shares of Tupperware Common Stock with respect to Premark Plans. The Bank is expected, based on December 31, 1995 figures, to be the beneficial owner of 1,348,823 shares of Tupperware Common Stock.

(2) As of December 31, 1995, Loomis Sayles & Company, L.P. ("Loomis"), a wholly-owned subsidiary of New England Investment Companies, Inc., beneficially owned 4,014,040 shares of Premark Common Stock. On the Distribution Date, Loomis will receive shares of Tupperware Common Stock equal to the number of shares of Premark Common Stock it holds. Based upon December 31, 1995 figures, it is anticipated Loomis would become the beneficial owner of 4,014,040 of Tupperware Common Stock.

                             CERTAIN TRANSACTIONS

  Tupperware has in the past engaged in numerous transactions with Premark. Such transactions have included, among other things, the extension of intercompany loans, the provision of various other types of financial support by or to Premark, and the sharing of services and administration and the costs thereof.

  Prior to the Distribution, Dart will make the Dividend Payment to Premark. See "Arrangements Between Premark and Tupperware Relating To The
Distribution -- Distribution Agreement."

                     HART-SCOTT-RODINO FILING REQUIREMENT

  Any person receiving shares of Tupperware Common Stock pursuant to the Distribution and meeting the criteria set forth below may be required to file a Premerger Notification and Report pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In general, if
(i) a person receiving shares of Tupperware Common Stock pursuant to the Distribution would own, upon consummation of the

Distribution, Tupperware Common Stock that exceeds $15 million in value, (ii) certain jurisdictional requirements are met and (iii) no exemption applies, then the HSR Act would require that such person file a Premerger Notification and Report Form and observe the applicable waiting periods under the HSR Act prior to acquiring Tupperware Common Stock pursuant to the Distribution. If such waiting periods have not expired or been terminated at the Distribution Date with respect to such recipient, Premark may be required to deliver such recipient's shares of Tupperware Common Stock into an escrow facility pending the expiration or termination of such waiting period. Holders of Premark Common Stock are urged to consult their legal counsel to determine whether the requirements of the HSR Act will apply to the receipt by them of shares of Tupperware Common Stock in the Distribution.

                    DESCRIPTION OF TUPPERWARE CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  The authorized capital stock of Tupperware consists of 600,000,000 shares of Tupperware Common Stock and 200,000,000 shares of preferred stock, no par (the "Tupperware Preferred Stock"). No shares of Tupperware Preferred Stock will be issued in connection with the Distribution. Based on the number of shares of
Premark Common Stock outstanding as of       , 1996, up to approximately
million shares of Tupperware Common Stock will be issued to stockholders of Premark in the Distribution. All of the shares of Tupperware Common Stock issued in the Distribution will be validly issued, fully paid and nonassessable. The following summary description of the capital stock of Tupperware is qualified in its entirety by reference to the proposed forms of the Certificate of Incorporation and By-Laws of Tupperware, forms of which are attached hereto as Annexes A and B, respectively.

TUPPERWARE COMMON STOCK

  Holders of Tupperware Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and, except as described below, a majority vote is required for all action to be taken by stockholders. Holders of Tupperware Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription, redemption, sinking fund or conversion rights. Subject to preferences that may be applicable to holders of any outstanding shares of any Tupperware Preferred Stock, holders of Tupperware Common Stock are entitled to such dividends as may be declared by the Tupperware Board out of funds legally available therefor. Upon any liquidation, dissolution or winding-up of Tupperware, the assets legally available for distribution to stockholders are distributable ratably among the holders of Tupperware Common Stock at that time outstanding, subject to prior distribution rights of creditors of Tupperware and to the preferential rights of any outstanding shares of Tupperware Preferred Stock.

TUPPERWARE PREFERRED STOCK

  Under the Certificate of Incorporation the Tupperware Board is authorized to provide for the issuance of Tupperware Preferred Stock, in one or more series, and to determine, with respect to any such series, the designations, voting powers, preferences and rights of such series, and such qualifications, limitations or restrictions thereof, as the Tupperware Board shall determine. See "Certain Antitakeover Effects of Certain Provisions of the Certificate of Incorporation, By-laws and State Law -- Certificate of Incorporation and By-laws." In connection with the Rights Agreement to be adopted by Tupperware, the Tupperware Board will designate a series of Preferred Stock (the "Preferred Shares"). See " -- Tupperware Rights Agreement."

TUPPERWARE RIGHTS AGREEMENT

  Prior to the Distribution, the Tupperware Board will adopt a Rights Agreement (the "Rights Agreement") between Tupperware and Norwest Bank Minnesota, N.A. (the "Rights Agent") and cause to be issued one preferred share purchase right (a "Right") with each share of Tupperware Common Stock issued to holders of Premark Common Stock on the Record Date. Each Right will entitle the registered holder to purchase from

Tupperware one one-hundredth of a Preferred Share at a price of $   per one
one-hundredth of a Preferred Share (the "Purchase Price") subject to adjustment. The terms of the Rights will be set forth in the Rights Agreement. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Annex E.

  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Tupperware Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Tupperware Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Tupperware Common Stock (the earlier of such dates being the "Rights Distribution Date"), the Rights will be evidenced, with respect to any shares of Tupperware Common Stock certificates outstanding as of the Record Date, by such Tupperware Common Stock certificate with a copy of a summary of rights attached thereto.

  The Rights Agreement provides that, until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Tupperware Common Stock. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), new Tupperware Common Stock certificates issued after the Record Date upon transfer or new issuance of Tupperware Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Tupperware Common Stock outstanding as of the Record Date, even without such notation or a copy of the summary of rights being attached thereto, will also constitute the transfer of the Rights associated with the Tupperware Common Stock represented by such certificate. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Tupperware Common Stock as of the close of business on the Rights Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Rights Distribution Date. The
Rights will expire on      , 2006 (the "Final Expiration Date"), unless the
Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Tupperware, in each case, as described below.

  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Tupperware Common Stock or a stock dividend on the Tupperware Common Stock payable in Tupperware Common Stock or subdivisions, consolidations or combinations of the Tupperware Common Stock occurring, in any such case, prior to the Rights Distribution Date.

  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Tupperware Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of

Tupperware Common Stock. Each Preferred Share will have 100 votes, voting together with the Tupperware Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Tupperware Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per shares of Tupperware Common Stock. The Rights are protected by customary antidilution provisions.

  Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Tupperware Common Stock.

  In the event that Tupperware is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Tupperware Common Stock having a market value of two times the exercise price of the Right.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Tupperware Common Stock, the Tupperware Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Tupperware Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of Tupperware Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of Tupperware, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of Tupperware Common Stock, the Tupperware Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Tupperware Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Tupperware Board without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Tupperware, including, without limitation, the right to vote or to receive dividends.

  The Rights will have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Tupperware on terms not approved by the Tupperware Board. The Rights should not interfere with any merger or other business combination approved by the Tupperware Board since the Rights may be redeemed by Tupperware at the Redemption Price prior to the time that a person or group has become an Acquiring Person.

   CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF
                     INCORPORATION, BY-LAWS AND STATE LAW

CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Certificate of Incorporation and the By-laws contain certain provisions that could make more difficult the acquisition of Tupperware by means of a tender offer, proxy contest or otherwise. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the By-laws, forms of which are attached hereto as Annex A and Annex B, respectively.

  Classified Board of Directors. The Certificate of Incorporation and By-laws of Tupperware provide that the Tupperware Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Immediately after the Distribution, the Tupperware Board will consist of the persons referred to in "Management of Tupperware -- Directors of Tupperware." The Certificate of Incorporation and the By-laws provide that, of the initial directors of Tupperware, approximately one-third will continue to serve until the 1997 Annual Meeting of Stockholders, approximately one-third will continue to serve until the 1998 Annual Meeting of Stockholders, and approximately one-third will continue to serve until the 1999 Annual Meeting of Stockholders.

  The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Tupperware Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Tupperware Board. Such a delay may help ensure that Tupperware's directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Tupperware Board would be beneficial to Tupperware and its stockholders and whether or not a majority of Tupperware's stockholders believe that such a change would be desirable.

  The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Tupperware, even though such an attempt might be beneficial to Tupperware and its stockholders. The classification of the Tupperware Board could thus increase the likelihood that incumbent directors will retain their position. In addition, because the classification provisions may discourage accumulations of large blocks of Tupperware's stock by purchasers whose objective is to take control of Tupperware and remove a majority of the Tupperware Board, the classification of the Tupperware Board could tend to reduce the likelihood of fluctuations in the market price of the Tupperware Common Stock that might result from accumulations of large blocks. Accordingly, stockholders could be deprived of certain opportunities to sell their shares of Tupperware Common Stock at a higher market price than might otherwise be obtainable.

  Number of Directors; Removal; Filling Vacancies. The Certificate of Incorporation provides that, subject to any rights of holders of Tupperware Preferred Stock to elect additional directors under specific circumstances, the number of directors will be fixed in the manner provided in the By-laws. The By-laws provide that, subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that Tupperware would have if there were no vacancies on the Tupperware Board (the "Whole Board"), but must consist of not less than three directors. In addition, the By-laws provide that, subject to any rights of holders of Tupperware Preferred Stock, and unless the Tupperware Board otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. Accordingly, absent an amendment to the Tupperware By-laws, the Tupperware Board could prevent any stockholder from enlarging the Tupperware Board and filling the new directorships created thereby with such stockholder's own nominees.

  Under the Delaware Law, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may only be removed by the stockholders for cause. In addition, the Certificate of Incorporation and the By-laws of Tupperware provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

  No Stockholder Action by Written Consent; Special Meetings. The Certificate of Incorporation and the By-laws of Tupperware provide that, subject to the rights of any holders of Tupperware Preferred Stock to elect additional directors under specific circumstances, stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The By-laws provide that, subject to the rights of holders of any series of Tupperware Preferred Stock to elect additional directors under specific circumstances, special meetings of stockholders can be called only by the Tupperware Board pursuant to a resolution adopted by a majority of the Whole Board. Stockholders are not permitted to call a special meeting or to require that the Tupperware Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Tupperware.

  The provisions of the Certificate of Incorporation and the By-laws of Tupperware prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called at the request of a majority of the Whole Board. These provisions would also prevent the holders of a majority of the voting power of the Voting Stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Tupperware Board by calling a special meeting of stockholders prior to the time a majority of the Whole Board believes such consideration to be appropriate.

  Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of Tupperware (the "Stockholder Notice Procedure").

  The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Tupperware Board, or by a stockholder who has given timely written notice to the Secretary of Tupperware prior to the meeting at which directors are to be elected, will be eligible for election as directors of Tupperware. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Tupperware Board or by a stockholder who has given timely written notice to the Secretary of Tupperware of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by Tupperware not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (if the date of any other annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (i) the 70th day prior to such meeting and (ii) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by Tupperware at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by Tupperware not later than the 10th day after such public announcement is first made by Tupperware. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by Tupperware not earlier than the 90th day before such meeting and not later than the later of
(i) the 70th day prior to such meeting and (ii) the 10th day after public announcement of the date of such meeting is first made. For the purpose of determining whether a stockholder's notice is timely delivered in connection with the 1997 annual meeting, the first anniversary of the previous year's annual meeting is deemed to be May 2, 1997.

  Under the Stockholder Notice Procedure, a stockholder's notice to Tupperware proposing to nominate a person for election as a director must contain certain information including, without limitation, the identity and address of the nominating stockholder, the class and number of shares of stock of Tupperware which are owned by such stockholder, and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholders, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such stockholder, the class and number of shares of stock of Tupperware beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

  By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure will afford the Tupperware Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Tupperware Board, to inform Stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure will also provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Tupperware Board, will provide the Tupperware Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

  Although the By-laws do not give the Tupperware Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Tupperware and its stockholders.

  Fair Price Provision. The Certificate of Incorporation requires certain Business Combinations (as defined in the Certificate of Incorporation) with Interested Stockholders (as defined in the Certificate of Incorporation) or affiliates thereof be approved by the affirmative vote of the holders of at least 80% of the Voting Stock of Tupperware, voting together as a single class. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The requirement that a Business Combination with an Interested Stockholder be approved by the affirmative vote of 80% of the voting power of the outstanding Voting Stock does not apply if either (i) the Business Combination has been approved by a majority of the Continuing Directors (as defined below), or (ii) certain price and procedural requirements designated to ensure that Tupperware's stockholders receive a "fair price" for their Common Stock are satisfied. An "Interested Stockholder" is any person (other than Tupperware or any subsidiary of Tupperware) who or which: (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or (ii) is an affiliate or associate of Tupperware and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act. A "Continuing Director" means any member of the Tupperware Board who is unaffiliated with the Interested Stockholder and was a member of the

Tupperware Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any Tupperware director who is thereafter chosen to fill any vacancy on the Tupperware Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and, in connection with his or her initial assumption of office, is recommended for appointment or election by a majority of Continuing Directors then on the Tupperware Board.

  Preferred Stock. The Certificate of Incorporation authorizes the Tupperware Board to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Tupperware Board may thereafter (except where otherwise provided in the related Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series, (iv) the dates at which dividends, if any, will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Tupperware, (viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Tupperware or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and
(x) the voting rights, if any, of the holders of such series.

  The authorized shares of Tupperware Preferred Stock, as well as shares of Tupperware Common Stock, will be available for issuance without further action by Tupperware's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Tupperware's securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding of at least 20%.

  Although the Tupperware Board has no intention at the present time of doing so, it could issue a series of Tupperware Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Tupperware Board will make any determination to issue such shares based on its judgment as to the best interests of Tupperware and its stockholders. The Tupperware Board, in so acting, could issue Tupperware Preferred Stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Tupperware Board, including a tender offer or other transaction that some, or a majority, of Tupperware's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

  Rights to Purchase Securities and Other Property. The Certificate of Incorporation authorizes the Tupperware Board to create and issue rights entitling the holders thereof to purchase from Tupperware shares of stock or other securities of Tupperware or any other corporation. The times at which and terms upon which such rights are to be issued would be determined by the Tupperware Board and set forth in the contracts or other instruments that evidence such rights. The authority of the Tupperware Board with respect to such rights includes, but is not limited to, determination of (i) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights, (ii) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of Tupperware, (iii) provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of Tupperware, a change in ownership of Tupperware's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to Tupperware or any stock of Tupperware, and provisions restricting the ability of Tupperware to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of Tupperware under such rights, (iv) provisions that deny the holder of a specified percentage of the outstanding stock or other securities of Tupperware the right to exercise such rights and/or cause such rights held by such holder to become void, (v) provisions that permit Tupperware to redeem or exchange such rights, and (vi) the appointment of the rights agent with respect to such rights. This provision is intended to confirm the Tupperware Board's authority to issue share purchase rights or other rights to purchase stock or securities of Tupperware or any other corporation. See "Description of Tupperware Capital Stock -- Tupperware Rights Agreement."

  Amendment of Certain Provisions of the Certificate of Incorporation and By-laws. Under the Delaware Law, the stockholders have the right to adopt, amend or repeal the by-laws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, under Delaware Law if the certificate of incorporation so provides, the by-laws may be adopted, amended or repealed by the board of directors. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to the prohibition of stockholder action without a meeting; the number, election and term of Tupperware's directors; the removal of directors; issuance of rights; and approval of business combinations; with the vote of the holders of a majority of the voting power of the outstanding shares of Voting Stock required to amend all other provisions of the Certificate of Incorporation. The Certificate of Incorporation further provides that the By-laws may be amended by the Tupperware Board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. These 80% voting requirements will have the effect of making more difficult any amendment by stockholders of the By-laws or of any of the provisions of the Certificate of Incorporation described above, even if a majority of Tupperware's stockholders believe that such amendment would be in their best interests.

  Other Provisions. The Certificate of Incorporation expressly authorizes the Tupperware Board to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Tupperware Board and management of Tupperware respecting any transaction which may result in a change of control of Tupperware, and to contest or oppose any such transaction which the Tupperware Board determines to be unfair, abusive or otherwise undesirable to Tupperware, its businesses or shareholders. In this connection, the Certificate of Incorporation specifically permits the Tupperware Board to adopt plans or to issue securities of Tupperware (including Tupperware Common Stock or Tupperware Preferred Stock, rights or debt securities), which securities may be exchangeable or convertible into cash or other securities on such terms as the Board determines and may provide for differential and unequal treatment of different holders or classes of holders. The existence of this authority or the actions which may be taken by the Tupperware Board pursuant thereto may deter potential acquirers from proposing unsolicited transactions not approved by the Tupperware Board and might enable the Tupperware Board to hinder or frustrate such a transaction if proposed. These provisions are included in the Certificate of Incorporation to confirm and support the authority of the Tupperware Board to take the various actions authorized thereby. It is also designed to enable the Tupperware Board to utilize such other tactics or mechanisms as are developed in the future to carry out the general authorization set forth therein.

ANTITAKEOVER LEGISLATION

  Section 203 of the Delaware Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any interested stockholder for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in
Section 203 of the Delaware Law, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 of the Delaware Law makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Certificate of Incorporation does not exclude Tupperware from the restrictions imposed under Section 203 of the Delaware Law. It is anticipated that the provisions of Section 203 of the Delaware Law may encourage companies interested in acquiring Tupperware to negotiate in advance with the Tupperware Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION OF LIABILITY OF DIRECTORS

  The Certificate of Incorporation provides that a director of Tupperware will not be personally liable to Tupperware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Tupperware or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

  While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of Tupperware only if he or she is a director of Tupperware and is acting in his or her capacity as director, and do not apply to officers of Tupperware who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of Tupperware, or each such person who is or was serving or who had agreed to serve at the request of the Tupperware Board or an officer of Tupperware as an employee of Tupperware or as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Tupperware, in accordance with the By-laws, to the fullest extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Tupperware to provide broader indemnification rights than said law permitted Tupperware to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. In addition, Tupperware may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Certificate of Incorporation.

  The By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of Tupperware or is or was serving at the request of Tupperware as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Tupperware to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Tupperware to provide broader indemnification rights than said law permitted Tupperware to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, Tupperware will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Tupperware Board.

  Pursuant to the By-laws, if a claim described in the preceding paragraph is not paid in full by Tupperware within thirty days after a written claim has been received by Tupperware, the claimant may at any time thereafter bring suit against Tupperware to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The By-laws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Tupperware) that the claimant has not met the standards of conduct which make it permissible under the Delaware Law for Tupperware to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on Tupperware. Neither the failure of Tupperware (including the Tupperware Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by Tupperware (including the Tupperware Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  The By-laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the By-laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws permit Tupperware to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Tupperware or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Tupperware would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. Tupperware intends to obtain directors and officers liability insurance providing coverage to its directors and officers. In addition, the By-laws authorize Tupperware, to the extent authorized from time to time by the Tupperware Board, to grant rights to indemnification, and rights to be paid by Tupperware the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of Tupperware to the fullest extent of the provisions of the By-laws with respect to the indemnification and advancement of expenses of directors, officers and employees of Tupperware.

  The By-laws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by Tupperware the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to Tupperware of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the By-laws or otherwise.

ADDITIONAL INFORMATION

  There has not been in the past and there is not presently pending any litigation or proceeding involving a director, officer, employee or agent of Tupperware in which indemnification would be required or permitted by the Indemnification Agreements.

  The Delaware Law provides that a contract between a corporation and a director thereof is not void or voidable solely because the interested director is present at the meeting authorizing the contract if the material facts relating to the contract are known to the board of directors and the board of directors in good faith authorizes the contract by the affirmative vote of a majority of the disinterested directors, or the material facts relating to the contract are known to the stockholders and the stockholders in good faith authorize the contract, or the contract is fair to the corporation at the time it is authorized or approved.

                             INDEX TO DEFINED TERMS

                                PAGE NO.
                                --------
1996 Incentive Plan...........     37
Acquiring Person..............     47
Annual Retainer...............     41
Awards........................     37
Bank..........................     45
Base Plan.....................     35
Benefits Agreement............     13
By-laws.......................      2
Certificate of Incorporation..      2
Change of Control Agreements..     37
Change of Control Price.......     39
Code..........................      1
Commission....................    iii
Committee.....................     37
Continuing Director...........     51
Cut-off Date..................     11
Dart..........................      2
Dart & Kraft, Inc.............      8
Delaware Law..................      7
Director Stock Plan...........     41
Distribution..................      7
Distribution Agent............      7
Distribution Agreement........     11
Distribution Date.............      7
Dividend Payment..............      2
DKI Distribution..............      8
DKI Distribution Agreement....      8
DKI Indemnity.................     11
Eligible Director.............     41
employment taxes..............     40
ERISA.........................     38
Exchange Act..................    iii
Final Expiration Date.........     47
Freestanding SARs.............     38
Germany pension plan..........     35
HSR Act.......................     45
Interested Stockholder........     51
interested stockholder........     54
Interim Services Agreement....     13
IRS...........................      1
ISOs..........................     40
Loomis........................     45
mix fund......................     44
named executive officers......     32
normal retirement.............     43


                                PAGE NO.
                                --------
NQOs..........................     40
NYSE..........................      1
Options.......................     37
Participants..................     37
Pension Plan..................     43
Performance Awards............     37
Preferred Shares..............     46
Premark.......................      1
Premark Board.................      7
Premark Common Stock..........      1
Premark Remaining Businesses..      8
Proceeding....................     54
Purchase Price................     47
Record Date...................      1
Redemption Price..............     48
Registration Statement........    iii
Restricted Period.............     38
Restricted Stock..............     37
Right.........................     46
Rights Agent..................     46
Rights Agreement..............     46
Rights Certificates...........     47
Rights Distribution Date......     47
SARs..........................     33
Savings Plan..................     44
Securities Act................      9
Services......................     13
Spread........................     39
Stockholder Notice Procedure..     50
Supplemental Plan.............     44
Tandem SARs...................     38
Tax Ruling....................      1
Tax Sharing Agreement.........     12
TEAM pension plan.............     35
Tupperware....................      1
Tupperware Board..............      2
Tupperware Business...........      7
Tupperware Common Stock.......      1
Tupperware Participants.......     13
Tupperware Plans..............     13
Tupperware Preferred Stock....     46
U.S. named executive officers.     35
Voting Stock..................     50
Whole Board...................     49

                             TUPPERWARE CORPORATION

                     INDEX TO COMBINED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE

Tupperware Corporation

  Report of Independent Accountants........................................  F-2
  Combined Statement of Income.............................................  F-3
  Combined Statement of Cash Flows.........................................  F-4
  Combined Balance Sheet...................................................  F-5
  Combined Statement of Shareholder's Equity...............................  F-6
  Notes to the Combined Financial Statements...............................  F-7
  Schedule II--Valuation and Qualifying Accounts........................... F-18
Premark International, Inc.
  Pro Forma Consolidated Financial Information (Unaudited)................. F-19
  Notes to the Pro Forma Consolidated Financial Information................ F-21

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Premark International, Inc.:

  In our opinion, the accompanying combined balance sheet and the related combined statements of income, of cash flows and of shareholder's equity present fairly, in all material respects, the financial position of Tupperware Corporation and its subsidiaries at December 30, 1995 and December 31, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  Our audits of the combined financial statements of Tupperware Corporation also included an audit of the Financial Statement Schedule appearing on page F-18 of this Form 10. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.

PRICE WATERHOUSE LLP

Chicago, Illinois
February 23, 1996

                             TUPPERWARE CORPORATION

                          COMBINED STATEMENT OF INCOME

                                                          YEAR ENDED
                                                 ------------------------------
(IN MILLIONS)                                    DEC. 30,   DEC. 31,  DEC. 25,
                                                   1995       1994      1993
                                                 ---------  --------  ---------
Net sales....................................... $ 1,359.4  $1,274.6  $ 1,171.8
                                                 ---------  --------  ---------
Costs and expenses
  Cost of products sold.........................     481.5     460.9      438.9
  Delivery, sales, and administrative expense...     653.5     622.7      570.7
  Interest expense..............................       3.1       3.7       16.7
  Interest income...............................      (5.0)     (3.9)      (4.1)
  Other expense, net............................       1.4       --         1.2
                                                 ---------  --------  ---------
    Total costs and expenses....................   1,134.5   1,083.4    1,023.4
                                                 ---------  --------  ---------
Income before income taxes......................     224.9     191.2      148.4
Provision for income taxes......................      53.5      42.0       30.5
                                                 ---------  --------  ---------
Net income...................................... $   171.4  $  149.2  $   117.9
                                                 =========  ========  =========

See "Notes to the Combined Financial Statements."

                             TUPPERWARE CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS

                                                           YEAR ENDED
                                                   ---------------------------
(IN MILLIONS)                                      DEC. 30,  DEC. 31, DEC. 25,
                                                     1995      1994     1993
                                                   --------  -------- --------
Cash flows from operating activities:
Net income........................................ $ 171.4    $149.2   $117.9
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation....................................    61.3      55.7     44.7
  Loss on sale of assets..........................     5.3       2.1      3.7
  Foreign exchange gain (loss), net...............     0.6       0.1     (1.9)
Changes in assets and liabilities:
  (Increase) decrease in accounts and notes re-
   ceivable.......................................   (36.1)     10.3    (23.9)
  Increase in inventory...........................   (24.5)     (6.7)   (40.8)
  Decrease (increase) in net deferred income tax-
   es.............................................     7.8     (19.6)   (16.3)
  Increase (decrease) in accounts payable and
   accruals.......................................     4.1     (23.7)    15.6
  Increase in income taxes payable................     2.0       5.8      8.8
  Other...........................................   (12.9)    (30.5)    (2.5)
                                                   -------    ------   ------
    Net cash provided by operating activities.....   179.0     142.7    105.3
                                                   -------    ------   ------
Cash flows from investing activities:
Capital expenditures..............................   (69.3)    (78.6)   (85.6)
Other.............................................     0.2       5.7      3.9
                                                   -------    ------   ------
    Net cash used in investing activities.........   (69.1)    (72.9)   (81.7)
                                                   -------    ------   ------
Cash flows from financing activities:
Net transactions with Premark.....................  (146.0)     76.9     (4.7)
Repayment of long-term debt (net of proceeds of
 $0.3 in 1994)....................................     --     (153.2)    (2.8)
Net increase in short-term debt...................    31.4      28.0     14.8
                                                   -------    ------   ------
    Net cash (used in) provided by financing ac-
     tivities.....................................  (114.6)    (48.3)     7.3
                                                   -------    ------   ------
Effect of exchange rate changes on cash and cash
 equivalents......................................    (0.3)     (7.5)    (5.6)
                                                   -------    ------   ------
Net (decrease) increase in cash and cash equiva-
 lents............................................    (5.0)     14.0     25.3
Cash and cash equivalents at beginning of year....   102.3      88.3     63.0
                                                   -------    ------   ------
Cash and cash equivalents at end of year.......... $  97.3    $102.3   $ 88.3
                                                   =======    ======   ======

See "Notes to the Combined Financial Statements."

                             TUPPERWARE CORPORATION

                             COMBINED BALANCE SHEET

(IN MILLIONS)                                               DEC. 30,  DEC. 31,
                                                              1995      1994
                                                            --------  --------
ASSETS
Cash and cash equivalents.................................. $  97.3   $ 102.3
Accounts and notes receivable, less allowances of $26.1 in
 1995 and $25.8 in 1994....................................   147.5     111.5
Inventories................................................   206.6     184.6
Deferred income tax benefits...............................    58.1      60.9
Prepaid expenses...........................................    16.9      14.0
                                                            -------   -------
    Total current assets...................................   526.4     473.3
                                                            -------   -------
Deferred income tax benefits...............................    21.7      25.3
Property, plant, and equipment, net........................   317.7     310.2
Long-term receivables, net of allowances of $24.8 in 1995
 and $22.2 in 1994,
 and other assets..........................................    78.2      73.8
                                                            -------   -------
    Total assets........................................... $ 944.0   $ 882.6
                                                            =======   =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable........................................... $  88.0   $  99.5
Short-term borrowings and current portion of long-term
 debt......................................................    83.8      58.3
Accrued liabilities........................................   266.5     242.6
                                                            -------   -------
    Total current liabilities..............................   438.3     400.4
                                                            -------   -------
Long-term debt.............................................     0.4       0.5
Accrued postretirement benefit cost........................    36.1      35.7
Other liabilities..........................................    53.6      50.9
Shareholder's equity:
  Net investment by Premark................................   533.5     508.1
  Cumulative foreign currency adjustments..................  (117.9)   (113.0)
                                                            -------   -------
    Total shareholder's equity.............................   415.6     395.1
                                                            -------   -------
    Total liabilities and shareholder's equity............. $ 944.0   $ 882.6
                                                            =======   =======

See "Notes to the Combined Financial Statements."

                             TUPPERWARE CORPORATION

                   COMBINED STATEMENT OF SHAREHOLDER'S EQUITY

                                               NET     CUMULATIVE
                                            INVESTMENT   FOREIGN       TOTAL
(IN MILLIONS)                                   BY      CURRENCY   SHAREHOLDER'S
                                             PREMARK   ADJUSTMENTS    EQUITY
                                            ---------- ----------- -------------
December 26, 1992..........................  $ 168.8     $(100.5)     $  68.3
  Net income...............................    117.9                    117.9
  Net transactions with Premark............     (4.7)                    (4.7)
  Translation adjustments..................                (18.2)       (18.2)
                                             -------     -------      -------
December 25, 1993..........................    282.0      (118.7)       163.3
  Net income...............................    149.2                    149.2
  Net transactions with Premark............     76.9                     76.9
  Translation adjustments..................                  5.7          5.7
                                             -------     -------      -------
December 31, 1994..........................    508.1      (113.0)       395.1
  Net income...............................    171.4                    171.4
  Net transactions with Premark............   (146.0)                  (146.0)
  Translation adjustments..................                 (4.9)        (4.9)
                                             -------     -------      -------
December 30, 1995..........................  $ 533.5     $(117.9)     $ 415.6
                                             =======     =======      =======

See "Notes to the Combined Financial Statements."

                            TUPPERWARE CORPORATION

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

  The combined financial statements include the assets, liabilities, revenues, and expenses of the Tupperware Business (the "Company" or "Tupperware") of Premark International, Inc. ("Premark"), which is expected to be distributed by Premark to its shareholders (the "Distribution"). All significant intercompany accounts and transactions of Tupperware have been eliminated. The combined income statement includes amounts that management considers to be a reasonable allocation of general corporate expenses for Tupperware by Premark. Corporate expenses allocated to Tupperware were $14.5 million in 1995, $13.8 million in 1994, and $11.9 million in 1993. The Company's fiscal year ends on the last Saturday of December, and included 52 weeks in 1995 and 1993, and 53 weeks in 1994.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH MANAGEMENT

  Premark uses a centralized domestic cash management system to provide financing for its operations, including those of Tupperware. Cash and cash equivalents, consisting of highly liquid investments with a maturity of three months or less when purchased, reflected in the Combined Balance Sheet, are the balances maintained by Tupperware's foreign subsidiaries. Tupperware's domestic cash requirements have been satisfied by transactions with Premark. These transactions are included in "Net transactions with Premark" in the Combined Statement of Cash Flows.

INVENTORIES

  Inventories are valued at the lower of cost or market. Inventory cost includes cost of raw material, labor, and overhead. Approximately 28% of inventories, including all domestic inventories, are valued on the last-in, first-out ("LIFO") cost method. The first-in, first-out ("FIFO") cost method is generally used for the remaining inventories. If inventories valued on the LIFO method had been valued using the FIFO method, they would have been $21.3 million higher at the end of 1995 and $15.1 million higher at the end of 1994.

PROPERTY AND DEPRECIATION

  Properties are stated at cost. Depreciation is determined on a straight-line basis over estimated useful lives. Generally, the estimated useful lives are 10 to 45 years for buildings and improvements and 3 to 20 years for machinery and equipment. Upon the sale or retirement of property, plant, and equipment, a gain or loss is recognized. If the carrying value of an asset, including associated intangibles, exceeds the sum of estimated undiscounted future cash flows, then an impairment loss is recognized for the difference between estimated fair value and carrying value. Expenditures for maintenance and repairs are charged to expense.

REVENUE RECOGNITION

  Revenue is recognized when product is shipped.

                            TUPPERWARE CORPORATION

ADVERTISING AND RESEARCH AND DEVELOPMENT COSTS

  Advertising and research and development costs are charged to expense as incurred. Advertising expense totaled $8.7 million, $8.5 million, and $11.3 million in 1995, 1994, and 1993, respectively. Research and development costs totaled $6.3 million, $8.9 million, and $9.8 million in 1995, 1994, and 1993, respectively.

INCOME TAXES

  The results of the Company's domestic operations are included in Premark's consolidated United States federal tax return. The provision for income taxes included in these combined financial statements represents the Company's allocated share of Premark's domestic income tax expense, which represents the expense that the Company would have incurred on a separate return basis, and the actual income tax provisions of its foreign subsidiaries.

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for credit carryforwards. Deferred tax assets and liabilities are measured using the rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse and the credits are expected to be used. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In determining the amount of any valuation allowance required to offset deferred tax assets, an assessment is made, which includes anticipating future income of the Company, in determining the likelihood of realizing deferred tax assets.

  As part of the plan of Distribution, Tupperware and Premark will enter into a tax sharing agreement. This agreement will generally provide that for periods prior to the Distribution the two companies will retain the liability for any unpaid taxes attributable to their respective operations.

DERIVATIVE FINANCIAL INSTRUMENTS

  Derivative financial instruments, primarily forward exchange contracts with maturities of less than one year, are periodically used by the Company to offset the effects of exchange rate changes on net investments in foreign subsidiaries, firm purchase commitments, and certain intercompany loan transactions. The Company does not hold or issue financial instruments for trading purposes, nor does the Company expect to incur any losses as a result of counterparty defaults.

  Gains and losses on contracts designated as hedges of net investments in a foreign subsidiary or intercompany transactions of a long-term nature are accrued as exchange rates change, and are recognized in shareholder's equity as foreign currency translation adjustments. Gains and losses on contracts designated as hedges of intercompany transactions that are not of a long-term nature are accrued as exchange rates change and are recognized in income. Gains and losses on contracts designated as hedges of identifiable foreign currency firm commitments are deferred and included in the measurement of the related foreign currency transaction.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of cash and cash equivalents, accounts and notes receivable, accounts payable, short-term borrowings, long-term debt, and outstanding forward exchange contracts approximated their fair values at December 30, 1995, and December 31, 1994, because of the short maturity of those instruments or their insignificance.

FOREIGN CURRENCY TRANSLATION

  Results of operations for foreign subsidiaries are translated into United States dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries, other than those of operations in

                            TUPPERWARE CORPORATION
highly inflationary countries, are translated into United States dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholder's equity, "Cumulative Foreign Currency Adjustments." Foreign currency transaction gains and losses, as well as translation of financial statements of subsidiaries in highly inflationary countries, are included in income, but were not significant.

SHAREHOLDER'S EQUITY

  Prior to the Distribution, Tupperware will amend its Certificate of Incorporation so that the authorized capital stock of Tupperware will consist of 600 million shares of common stock, par value $.01 per share ("Tupperware Common Stock"), and 200 million shares of preferred stock. All of the shares of Tupperware Common Stock distributed by Premark will be fully paid and nonassessable. It is expected that Premark shareholders will receive one share of Tupperware Common Stock for each share of Premark Common Stock that is held on the record date for the Distribution. As of February 23, 1996 there were
61.6 million shares of Premark Common Stock outstanding. Allocation of common shareholder's equity between Tupperware Common Stock, paid-in capital, and retained earnings at the Distribution date has not yet been determined.

NET INCOME PER SHARE

  Net income per share has been omitted since Tupperware was not a separate entity with a capital structure of its own during the periods presented.

NOTE 2: RELATIONSHIP AND TRANSACTIONS WITH PREMARK INTERNATIONAL, INC.

  Pursuant to the plan to distribute the shares of Tupperware to Premark shareholders, Premark and Tupperware will enter into several agreements, including the Distribution Agreement, an employee benefits and compensation allocation agreement (the "Benefits Agreement"), a tax sharing agreement, and, if necessary, an interim services agreement. Reference is made to the summaries of these agreements contained on pages 11, 12, and 13 of this Information Statement.

  Included in the Combined Statement of Income is an allocation of general corporate expenses related to services provided for Tupperware by Premark. This allocation was based on an estimate of the proportion of corporate expenses related to the Tupperware Business for the periods presented and, in the opinion of management, has been made on a reasonable basis and approximates the incremental costs that would have been incurred had Tupperware been operating on a stand-alone basis.

  All related-party transactions between Tupperware and Premark have been reflected in these financial statements as though on a stand-alone basis, except that no interest income or expense has been allocated on intercompany balances.

NOTE 3: INVENTORIES

                                                                   1995   1994
   (IN MILLIONS)                                                  ------ ------
   Finished goods................................................ $100.3 $ 82.0
   Work in process...............................................   40.1   35.0
   Raw materials and supplies....................................   66.2   67.6
                                                                  ------ ------
   Total inventories............................................. $206.6 $184.6
                                                                  ====== ======

                            TUPPERWARE CORPORATION

NOTE 4: PROPERTY, PLANT, AND EQUIPMENT

                                                                   1995   1994
   (IN MILLIONS)                                                  ------ ------
   Land.......................................................... $ 12.7 $ 12.5
   Buildings and improvements....................................  173.1  161.3
   Machinery and equipment.......................................  732.5  674.3
   Construction in progress......................................   19.7   33.0
                                                                  ------ ------
   Total property, plant, and equipment..........................  938.0  881.1
   Less accumulated depreciation.................................  620.3  570.9
                                                                  ------ ------
   Property, plant, and equipment, net........................... $317.7 $310.2
                                                                  ====== ======

NOTE 5: ACCRUED LIABILITIES

                                                                   1995   1994
   (IN MILLIONS)                                                  ------ ------
   Compensation and employee benefits............................ $ 61.3 $ 53.9
   Advertising and promotion.....................................   52.3   44.9
   Taxes other than income taxes.................................   40.9   28.2
   Income taxes..................................................   29.8   25.9
   Other.........................................................   82.2   89.7
                                                                  ------ ------
   Total accrued liabilities..................................... $266.5 $242.6
                                                                  ====== ======

NOTE 6: FINANCING ARRANGEMENTS

BORROWINGS

  The short-term borrowings and long-term debt of Tupperware relate to borrowings of foreign subsidiaries and those domestic borrowings that will continue to be outstanding after the Distribution. Accordingly, the amounts shown do not include the borrowings to be incurred to fund a special dividend to be paid to Premark prior to the Distribution.

                                                            1995   1994   1993
   (DOLLARS IN MILLIONS)                                    -----  -----  -----
   Total short-term borrowings at year-end................. $83.8  $58.3  $32.1
   Weighted average interest rate at year-end..............   3.6%   3.7%   5.0%
   Average borrowings during the year...................... $75.3  $48.4  $22.7
   Weighted average interest rate for the year.............   3.3%   4.3%   8.3%
   Maximum borrowings during the year...................... $95.8  $70.2  $38.1

  The average borrowings and weighted average interest rates were determined using month-end borrowings and the interest rates applicable to them. As of December 30, 1995, all short-term borrowings were from banks and were payable in various foreign currencies.

  Long-term debt totaled $0.4 million and $0.5 million at December 30, 1995 and December 31, 1994, respectively. Interest paid in 1995, 1994, and 1993 was $2.8 million, $9.0 million, and $16.6 million, respectively.

                            TUPPERWARE CORPORATION

OPERATING LEASES

  Rental expense for operating leases (reduced by sublease income of approximately $1.4 million in 1995, $1.3 million in 1994, and $0.8 million in
1993) totaled $37.9 million in 1995, $45.4 million in 1994, and $41.3 million in 1993. Approximate minimum rental commitments under noncancelable operating leases in effect at December 30, 1995, were: 1996 -- $19.0 million; 1997 --
 $10.2 million; 1998 -- $4.8 million; 1999 -- $2.2 million; 2000 -- $2.2 million; after 2000 -- $2.0 million.

OTHER FINANCIAL INSTRUMENTS

  At December 30, 1995, the Company had foreign exchange contracts maturing between January 18, 1996 and May 2, 1996, to sell $95.6 million and purchase $42.3 million in foreign currencies at fixed rates on the value dates. The larger components of these positions were contracts to sell $41.2 million of German marks and $19.9 million of Japanese yen, and to buy $42.3 million of Japanese yen. At December 30, 1995, the net accrued gain on forward exchange contracts was $6.8 million, and at December 31, 1994, the net accrued loss was $0.6 million.

NOTE 7: INCOME TAXES

  For income tax purposes, the domestic and foreign components of income before income taxes were as follows:

                                                          1995    1994    1993
   (IN MILLIONS)                                         ------  ------  ------
   Domestic............................................. $106.4  $105.7  $ 77.9
   Foreign..............................................  118.5    85.5    70.5
                                                         ------  ------  ------
   Total................................................ $224.9  $191.2  $148.4
                                                         ======  ======  ======

  The provision for income taxes was as follows:

                                                          1995    1994    1993
   (IN MILLIONS)                                         ------  ------  ------
   Current:
     Federal............................................ $(40.6) $  1.2  $ (9.9)
     Foreign............................................   84.4    54.8    44.4
     State..............................................    --      0.9     1.0
                                                         ------  ------  ------
                                                           43.8    56.9    35.5
                                                         ------  ------  ------
   Deferred:
     Federal............................................   38.3    (6.1)   (1.0)
     Foreign............................................  (30.6)   (7.7)   (4.0)
     State..............................................    2.0    (1.1)    --
                                                         ------  ------  ------
                                                            9.7   (14.9)   (5.0)
                                                         ------  ------  ------
   Total................................................ $ 53.5  $ 42.0  $ 30.5
                                                         ======  ======  ======

                            TUPPERWARE CORPORATION

  The differences between the provision for income taxes and income taxes computed using the United States federal statutory rate were as follows:

                                                         1995    1994    1993
(IN MILLIONS)                                           ------  ------  ------
Amount computed using statutory rate................... $ 78.7  $ 66.9  $ 51.9
Increase (reduction) in taxes resulting from:
  Foreign tax benefits realized........................  (29.1)  (20.8)  (28.8)
  Repatriation of foreign earnings.....................    6.5     5.1     5.8
  Foreign income taxes.................................    5.7     5.9     9.9
  Changes in valuation allowance for federal deferred
   tax assets..........................................    --    (19.0)  (11.3)
  Resolution of contingencies..........................  (10.4)    --      --
  Other................................................    2.1     3.9     3.0
                                                        ------  ------  ------
                                                        $ 53.5  $ 42.0  $ 30.5
                                                        ======  ======  ======

  In 1995 and 1994, Tupperware recognized $5.7 million and $9.4 million, respectively, of benefits for deductions associated with the exercise of employee stock options granted to certain Tupperware employees under Premark's stock option plan. These benefits were added directly to "Net Investment by Premark," and are not reflected in the provision for income taxes.

  Deferred tax assets (liabilities) are composed of the following:

                                                                 1995    1994
   (IN MILLIONS)                                                ------  ------
   Depreciation................................................ $(29.7) $(24.1)
   Deferred costs..............................................   (4.4)    --
   Undistributed earnings of subsidiaries......................    --     (3.8)
   Other.......................................................   (3.9)    --
                                                                ------  ------
   Gross deferred tax liabilities..............................  (38.0)  (27.9)
                                                                ------  ------
   Restructuring reserves......................................   17.5    23.0
   Inventory reserves..........................................   17.0    14.0
   Postretirement benefits.....................................   15.1    14.9
   Employee benefits accruals..................................   13.6    12.1
   Bad debt reserves...........................................    9.9    11.4
   Tax carryforwards...........................................    9.1    15.4
   Computer leasing transactions...............................    9.1     7.2
   Other accruals..............................................   38.3    34.1
                                                                ------  ------
   Gross deferred tax assets...................................  129.6   132.1
                                                                ------  ------
   Valuation allowance.........................................  (25.9)  (28.7)
                                                                ------  ------
   Net deferred tax assets..................................... $ 65.7  $ 75.5
                                                                ======  ======

  At December 30, 1995, the Company had foreign net operating loss carryforwards of $9.1 million. Of the total, $4.2 million of carryforwards expire at various dates from 1996 to 2001, and the remainder have unlimited lives. During 1995, the Company recognized net benefits of $6.7 million related to foreign net operating loss carryforwards. Repatriation of foreign earnings would not result in a significant incremental cost to the Company. At December 30, 1995 and December 31, 1994, the Company had valuation allowances against certain deferred tax assets totaling $25.9 million and $28.7 million, respectively. These valuation allowances relate to tax assets in jurisdictions where it is management's best estimate that there is not a greater than 50% probability that the benefit of the assets will be realized in the associated tax returns.

  The Company's foreign subsidiaries paid income taxes in 1995, 1994, and 1993, of $75.2 million, $47.9 million, and $29.8 million, respectively.

                            TUPPERWARE CORPORATION

NOTE 8: RETIREMENT BENEFIT PLANS

PENSION PLANS

  Tupperware participates in a pension plan, sponsored by Premark, which covers substantially all domestic employees (the "Plan"). Additionally, the Company has various pension plans covering certain employees in other countries.

  Under the Benefits Agreement, Tupperware will agree to assume or retain pension liabilities related to substantially all Tupperware participants. Assets of the Plan will be allocated in accordance with ERISA rules between Premark's plan and a plan to be established by the Company. Management believes that its allocation method used for purposes of the following disclosure is not significantly different from the ERISA method.

  The actuarial cost method used in determining pension expense is the projected unit credit method. Generally, annual cash contributions are equal to the minimum funding amounts required by ERISA for the United States plan.

  Net pension expense included the following components:

                                                             1995   1994   1993
(IN MILLIONS)                                                -----  -----  ----
Service cost on benefits earned during the year............. $ 4.8  $ 3.2  $4.0
Interest cost on benefits earned in prior years.............   5.8    3.9   5.0
Return on plan assets:
  Actual (gain) loss........................................  (6.7)   1.0  (3.4)
  Deferred loss (gain)......................................   3.2   (3.9)  0.5
                                                             -----  -----  ----
Net gain recognized.........................................  (3.5)  (2.9) (2.9)
Net amortization............................................   0.8    0.3   --
                                                             -----  -----  ----
Net pension expense......................................... $ 7.9  $ 4.5  $6.1
                                                             =====  =====  ====

  The assumed long-term rates of return on assets used in determining net pension expense were: United States plan -- 9%; foreign-funded plans --
 various rates from 4.0% to 11.0%. The assumed discount rates used in determining the actuarial present value of the projected benefit obligation were: United States plan -- 7.25% at December 30, 1995; 8.75% at December 31, 1994; and 7.25% at December 25, 1993; foreign plans -- various rates from 3.5% to 10.0%. The assumed rates of increase in future compensation levels were:
United Statesplan -- 6.0%; foreign plans -- various rates from 3.0% to 8.0%.

  The funded status of the plans was as follows:

                                                 UNITED STATES      FOREIGN
                                                     PLAN            PLANS
                                                 --------------  --------------
                                                  1995    1994    1995    1994
(IN MILLIONS)                                    ------  ------  ------  ------
Actuarial present value of benefit obligations:
  Vested benefits..............................  $ 20.0  $ 15.2  $ 49.8  $ 39.7
  Nonvested benefits...........................     0.9     0.7     6.3     4.1
                                                 ------  ------  ------  ------
Accumulated benefit obligation.................    20.9    15.9    56.1    43.8
Effect of projected future salary increases....     4.0     3.3    14.6    15.6
                                                 ------  ------  ------  ------
Projected benefit obligation...................    24.9    19.2    70.7    59.4
Plan assets at fair value -- primarily equity
 securities and corporate and government
 bonds.........................................    20.8    18.9    28.0    23.9
                                                 ------  ------  ------  ------
Plan assets less than projected benefit obliga-
 tion..........................................    (4.1)   (0.3)  (42.7)  (35.5)
Unrecognized prior service (benefit) cost......    (0.3)   (0.3)    0.1     0.2
Unrecognized net loss..........................     2.2    (0.8)   11.2     8.8
Unrecognized net transition (asset) obliga-
 tion..........................................    (0.5)   (0.6)    3.9     4.1
                                                 ------  ------  ------  ------
Accrued pension cost...........................  $ (2.7) $ (2.0) $(27.5) $(22.4)
                                                 ======  ======  ======  ======

                            TUPPERWARE CORPORATION

  At December 30, 1995 and December 31, 1994, the accumulated benefit obligations of certain foreign plans exceeded plan assets. For those plans, the obligations were $47.1 million and $42.7 million for 1995 and 1994, respectively. The fair value of those plans' assets at the end of 1995 and 1994 were $17.1 million and $21.3 million, respectively.

  The Company also has several savings, thrift, and profit-sharing plans. Its contributions to these plans are based upon various levels of employee participation. The total cost of these plans was $2.8 million in 1995, $3.9 million in 1994, and $3.4 million in 1993.

MEDICAL AND LIFE INSURANCE BENEFITS

  In addition to providing pension benefits, the Company provides certain postretirement health care and life insurance benefits for selected United States and Canadian employees. Most employees and retirees outside the United States are covered by government health care programs. Employees may become eligible for these benefits if they reach normal retirement age while working for the Company and satisfy certain years of service requirements. The medical plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features, such as deductibles and coinsurance. The medical plans include an allowance for Medicare for post-65 retirees.

  The net periodic postretirement benefit costs for 1995, 1994 and 1993 were:

                                                              1995   1994 1993
   (IN MILLIONS)                                              -----  ---- ----
   Service cost.............................................. $ 0.3  $0.4 $0.4
   Interest on accumulated postretirement benefit obliga-
    tion.....................................................   3.0   3.0  3.3
   Net amortization..........................................  (0.2)  --   --
                                                              -----  ---- ----
   Total..................................................... $ 3.1  $3.4 $3.7
                                                              =====  ==== ====

  The projected liabilities, which are not funded, are reconciled with the amounts recognized in Tupperware's combined balance sheet, as follows:

                                                                   1995   1994
   (IN MILLIONS)                                                   -----  -----
   Accumulated postretirement benefit obligation:
     Retirees..................................................... $33.8  $33.5
     Other fully eligible participants............................   1.2    0.9
     Other active participants....................................   6.1    3.5
                                                                   -----  -----
                                                                    41.1   37.9
   Unrecognized prior service benefit.............................   2.3    2.4
   Unrecognized loss..............................................  (4.5)  (2.5)
                                                                   -----  -----
   Accrued postretirement benefit cost............................  38.9   37.8
   Less current portion...........................................   2.8    2.1
                                                                   -----  -----
   Total long-term accrued post retirement benefit cost........... $36.1  $35.7
                                                                   =====  =====

  The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% at December 30, 1995 and 8.75% at December 31, 1994. The assumed health care cost trend rate is

                            TUPPERWARE CORPORATION

11% for the pre-65 plan and 8% for the post-65 plan for 1995. These rates are assumed to decrease by one percentage point per year until an ultimate level of 6% is reached. The rate is assumed to remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 30, 1995, by $4.5 million. The effect of a one percentage point increase on the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1995 would be $0.4 million.

  The Company continues to evaluate ways in which it can improve management of these benefits and control the costs. Any changes in the plans or revisions to assumptions that affect the amount of expected future benefits may have a significant effect on the amount of the reported obligation and future annual expense.

NOTE 9: INCENTIVE COMPENSATION PLANS

  Certain current and future officers and other key employees of Tupperware participate in Premark's 1994 Incentive Plan (the "1994 Plan") under which performance awards and awards of stock options to purchase Premark shares and restricted stock are made. Performance awards earned by Tupperware employees of $12.9 million, $9.0 million, and $12.1 million, are included in the combined statement of income for 1995, 1994, and 1993, respectively.

  The exercise prices of options granted to date have been the fair market value of the shares on the date of grant. Options granted under the 1994 Plan have a term of 10 years, and all options that are not exercisable at December 30, 1995 become exercisable three years after the date of grant. Options outstanding will expire during the period December 26, 1996 through October 30, 2005. No charges have been reflected in income for any period with respect to these options.

  As of December 30, 1995, current and future Tupperware officers and employees had options to purchase 1,620,550 Premark shares at an average price per share of $28.97. Options to purchase 812,367 shares were exercisable at December 30, 1995. When the Distribution is completed, it is expected that, subject to receipt of any necessary consents, the outstanding options to purchase Premark Common Stock held by Tupperware employees (other than Mr. Batts, who will be Chairman and Chief Executive Officer of Tupperware) will be converted to options to purchase solely Tupperware Common Stock. Two-thirds of such options held by Mr. Batts will be so converted. The number of shares under option and their exercise prices will be set in a manner that will maintain in the aggregate the excess of market value over exercise price of the existing options immediately prior to the Distribution.

                            TUPPERWARE CORPORATION

NOTE 10: GEOGRAPHIC INFORMATION

  Tupperware operates worldwide in one business segment: the manufacture and distribution, through independent direct sales forces, of plastic food storage and serving containers, microwave cookware, and educational toys.

                                                     1995      1994      1993
(IN MILLIONS)                                      --------  --------  --------
Net sales:
  Europe, Africa, and Middle East................. $  595.1  $  540.1  $  505.1
  Asia Pacific....................................    355.1     329.3     286.9
  Americas, other than the United States..........    200.6     176.4     154.4
  United States...................................    208.6     228.8     225.4
                                                   --------  --------  --------
Total net sales................................... $1,359.4  $1,274.6  $1,171.8
                                                   ========  ========  ========
Segment profit:
  Europe, Africa, and Middle East................. $  156.8  $  125.0  $  110.3
  Asia Pacific....................................     59.4      46.3      40.3
  Americas, other than the United States..........     19.4      15.7      15.7
  United States...................................     10.3      16.0      12.5
                                                   --------  --------  --------
Total segment profit..............................    245.9     203.0     178.8
Unallocated expenses..............................    (22.9)    (12.0)    (17.8)
Interest income (expense), net....................      1.9       0.2     (12.6)
                                                   --------  --------  --------
Income before income taxes........................ $  224.9  $  191.2  $  148.4
                                                   ========  ========  ========
Identifiable assets:
  Europe, Africa, and Middle East................. $  327.7  $  284.5  $  259.0
  Asia Pacific....................................    187.9     192.1     183.9
  Americas, other than the United States..........    115.6      90.8      76.5
  United States...................................    159.1     161.6     135.9
  Corporate.......................................    153.7     153.6     129.8
                                                   --------  --------  --------
Total identifiable assets......................... $  944.0  $  882.6  $  785.1
                                                   ========  ========  ========

  Sales to a single customer did not exceed 10% of total sales. Export sales were insignificant. Unallocated expenses are corporate expenses and other items not directly related to the operations of any particular geographic area. Corporate assets consist of cash and assets maintained for general corporate purposes. As of December 30, 1995, the Company's net investment in international operations was $266.5 million. The Company is subject to the usual economic risks associated with international operations, however these risks are partially mitigated by broad geographic dispersion of the Company's operations.

NOTE 11: CONTINGENCIES

  The Company and certain subsidiaries are involved in litigation and various legal matters that are being defended and handled in the ordinary course of business. Included among these matters are environmental issues. None of the Company's contingencies are expected to have a material adverse effect on its financial position, results of operations or any individual year's cash flow.

  Kraft Foods, Inc., which was formerly affiliated with Premark and Tupperware, has assumed any liabilities arising out of any legal proceedings in connection with certain divested or discontinued businesses. The liabilities assumed include matters alleging product liability, environmental liability, and infringement of patents.

                            TUPPERWARE CORPORATION

NOTE 12: QUARTERLY FINANCIAL SUMMARY (UNAUDITED)

  Following is a summary of the unaudited interim results of operations for each quarter in the years ended December 30, 1995 and December 31, 1994.

                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
(IN MILLIONS)                                    ------- ------- ------- -------
Year ended December 30, 1995
  Net sales..................................... $330.2  $351.0  $291.9  $386.3
  Cost of products sold.........................  113.4   122.6   112.1   133.4
  Net income....................................   30.6    47.9    18.3    74.6
Year ended December 31, 1994
  Net sales..................................... $298.2  $319.5  $279.5  $377.4
  Cost of products sold.........................  103.4   121.4   106.8   129.3
  Net income....................................   25.3    41.3    17.2    65.4

                             TUPPERWARE CORPORATION

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE THREE YEARS ENDED DECEMBER 30, 1995
                                 (IN MILLIONS)

         COL. A            COL. B         COL. C          COL. D      COL. E
------------------------ ---------- ------------------- ----------   ---------
                                         ADDITIONS
                                    -------------------
                         BALANCE AT CHARGED  CHARGED TO               BALANCE
                         BEGINNING  TO COSTS   OTHER                  AT END
      DESCRIPTION        OF PERIOD  EXPENSES  ACCOUNTS  DEDUCTIONS   OF PERIOD
      -----------        ---------- -------- ---------- ----------   ---------
Allowance for doubtful
 accounts, current and
 long term:
  Year ended December
   30, 1995.............   $48.0     $  7.7      --       $ (4.7)(1)   $50.9
                                                            (0.1)(2)
  Year ended December
   31, 1994.............   $50.9     $  6.1      --       $ (8.4)(1)   $48.0
                                                            (0.6)(2)
  Year ended December
   25, 1993.............   $54.1     $ 10.9      --       $(13.3)(1)   $50.9
                                                            (0.8)(2)
Valuation allowance for
 deferred tax assets:
  Year ended December
   30, 1995.............   $28.7     $ (2.8)     --           --       $25.9
  Year ended December
   31, 1994.............   $52.5     $(23.8)     --           --       $28.7
  Year ended December
   25, 1993.............   $73.1     $(20.6)     --           --       $52.5

--------
(1) Represents write-offs less recoveries
(2) Foreign currency translation adjustment

                          PREMARK INTERNATIONAL, INC.

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Income for Premark as of and for the year ended December 30, 1995, present the consolidated financial position and results of operations of Premark, assuming that the transactions contemplated by the Distribution had been completed as of the end of and the beginning of the year, respectively. In the opinion of management, they include all material adjustments necessary to restate Premark's historical results. The adjustments required to reflect such assumptions are described in Note 2 of the Notes to the Pro Forma Consolidated Financial Information (Unaudited) and are set forth in the "Pro Forma Adjustments" column.

  The unaudited Pro Forma Consolidated Financial Information of Premark should be read in conjunction with the historical financial statements of Premark included in its 1995 annual report to shareholders, copies of which are available from Premark. The pro forma information is presented for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been for Premark had the Distribution occurred as assumed herein, or had Tupperware been operated as a separate, stand-alone company during the period shown.

                          PREMARK INTERNATIONAL, INC.
            PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 30, 1995

                                                       PRO FORMA
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)    HISTORICAL ADJUSTMENTS    PRO FORMA
---------------------------------------    ---------- -----------    ---------
Net sales.................................  $2,213.4    $  --        $2,213.4
                                            --------    ------       --------
Costs and expenses
  Cost of products sold...................   1,420.9       --         1,420.9
  Delivery, sales, and administrative ex-
   pense..................................     648.0       --           648.0
  Interest expense........................      26.6     (10.3)(2a)      16.3
  Interest income.........................      (2.0)      --            (2.0)
  Other expense, net......................      (0.4)      --            (0.4)
                                            --------    ------       --------
    Total costs and expenses..............   2,093.1     (10.3)       2,082.8
                                            --------    ------       --------
Income before income taxes................     120.3      10.3          130.6
Provision for income taxes................      41.4       4.0 (2b)      45.4
                                            --------    ------       --------
Income from continuing operations.........  $   78.9    $  6.3       $   85.2
                                            ========    ======       ========
Income from continuing operations per
 common and common equivalent share.......  $   1.24                 $   1.34
                                            ========                 ========

See Notes to the Pro Forma Consolidated Financial Information (Unaudited).

                          PREMARK INTERNATIONAL, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                            AS OF DECEMBER 30, 1995

                                                       PRO FORMA
                                           HISTORICAL ADJUSTMENTS    PRO FORMA
(IN MILLIONS)                              ---------- -----------    ---------
ASSETS
Cash and cash equivalents.................  $   19.8    $  51.9(2a)  $   71.7
Accounts and notes receivable, net........     377.8        --          377.8
Inventories...............................     347.6        --          347.6
Recoverable income taxes..................      12.3        --           12.3
Deferred income tax benefits..............      77.2        --           77.2
Prepaid expenses..........................      45.0        --           45.0
                                            --------    -------      --------
    Total current assets..................     879.7       51.9         931.6
                                            --------    -------      --------
Property, plant, and equipment, net.......     424.7        --          424.7
Intangibles, net..........................     168.7        --          168.7
Other assets..............................      73.0                     73.0
Net assets of discontinued operations.....     415.2     (184.9)(2a)      --
                                                         (230.3)(2a)
                                            --------    -------      --------
    Total assets..........................  $1,961.3    $(363.3)     $1,598.0
                                            ========    =======      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable..........................  $  104.4    $    --      $  104.4
Short-term borrowings and current portion
 of long-term debt........................     133.0     (133.0)(2a)      --
Accrued liabilities.......................     365.7        --          365.7
                                            --------    -------      --------
    Total current liabilities.............     603.1     (133.0)        470.1
                                            --------    -------      --------
Long-term debt............................     121.7        --          121.7
Accrued postretirement benefit cost.......     120.1        --          120.1
Other liabilities.........................     107.6        --          107.6
Shareholders' equity:
  Preferred stock.........................       --         --            --
  Common stock............................      69.0        --           69.0
  Capital surplus.........................     590.3     (261.2)(2c)    329.1
  Retained earnings.......................     735.7      (87.0)(2c)    648.7
  Treasury stock..........................    (258.0)       --         (258.0)
  Restricted stock........................      (1.0)       --           (1.0)
  Cumulative foreign currency adjust-
   ments..................................    (127.2)     117.9 (2c)     (9.3)
                                            --------    -------      --------
    Total shareholders' equity............   1,008.8     (230.3)        778.5
                                            --------    -------      --------
    Total liabilities and shareholders'
     equity...............................  $1,961.3    $(363.3)     $1,598.0
                                            ========    =======      ========

See Notes to the Pro Forma Consolidated Financial Information (Unaudited).

                          PREMARK INTERNATIONAL, INC.

           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

Note 1.

  The accompanying unaudited Pro Forma Consolidated Financial Information reflects all adjustments which, in the opinion of management, are necessary to present a fair statement of the financial position and results of operations. This information does not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with Premark's historical financial statements and notes thereto.

Note 2.

  The pro forma adjustments to the accompanying financial information as of and for the year ended December 30, 1995 are described below:

    (a) To record the receipt of a $184.9 million Special Dividend from Dart Industries Inc. ("Dart"), a subsidiary of Tupperware, and the associated decrease in interest expense. Interest expense assumed to be avoided is equal to the average amount of short-term borrowings actually outstanding during the period, of $166.4 million, at their weighted average interest rate of 6.2%.

    (b) To record the estimated income tax expense on the income effect of pro forma adjustment (a) above at the combined federal, state, and local income tax rate of 39%.

    (c) To record the Distribution of Premark's 100% equity interest in Tupperware to Premark's shareholders.

Note 3.

  Per share information is based upon the 63.8 million common and common equivalent shares reflected in Premark's consolidated statement of income for the year ended December 30, 1995. When the Distribution is completed, it is expected that the outstanding options to purchase Premark Common Stock, which are held by Premark officers and employees, will continue to be solely for the purchase of Premark Common Stock, and that options held by Tupperware officers and employees will be converted to options to purchase solely Tupperware Common Stock. The number of Premark shares under option and their exercise prices will be set in a manner that will maintain in the aggregate the excess of market value over exercise price of the existing options immediately prior to the Distribution. The number of common and common equivalent shares used to compute earnings per share after the Distribution will depend on the market price of Premark's Common Stock at that time, but is expected to be higher than 63.8 million.

                                                                        ANNEX C

              FORM OF TUPPERWARE CORPORATION 1996 INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. Tupperware Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tupperware Corporation 1996 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. The Plan shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under
the Plan on or after     , 2006.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

    (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

    (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

    (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

    (f) "Cause" means (i) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling a Participant's employment duties or (iii) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

    (g) "Change of Control" of the Company means:

      i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1),
      (2) and (3) of subsection (iii) of this definition; or

      ii. A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

      iii. The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which
      (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

      iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    (h) "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common

    Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

    (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (j) "Commission" means the Securities and Exchange Commission or any successor agency.

    (k) "Committee" means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.

    (l) "Company" means Tupperware Corporation, a Delaware corporation, or any successor thereto as provided in Article 16 herein.

    (m) "Covered Employee" has the meaning ascribed thereto in Section 162(m) of the Code and the regulations thereunder.

    (n) "Director" means any individual who is a member of the Board of Directors of the Company.

    (o) "Disinterested Person" means a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

    (p) "Effective Date" means the date determined by the Board of Directors of Premark International, Inc., a Delaware corporation ("Premark"), on which shall be effected the distribution of Shares on a pro rata basis to the holders of the outstanding shares of common stock of Premark.

    (q) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

    (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    (s) "Fair Market Value" means, except as expressly provided otherwise, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

    (t) "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.

    (u) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of
    Section 422 of the Code.

    (v) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

    (w) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intented to be an Incentive Stock Option.

    (x) "Option" means an Incentive Stock Option or a Non-qualified Stock
    Option.

    (y) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
    (z) "Participant" means an Employee of the Company who has been granted an Award under the Plan.

    (aa) "Performance Award" means an Award granted to an Employee, as described in Article 9 herein, including Performance Units and Performance Shares.

    (ab) "Performance Goals" means the performance goals established by the Committee prior to the grant of Performance Awards that are based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such subsidiary, division or department of the Company for or within which the Participant is primarily employed and that are intended to qualify under Section 162(m) (4) (c) of the Code. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

    (ac) "Performance Period" means a time period during which Performance Goals established in connection with Performance Awards must be met.

    (ad) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

    (ae) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

    (af) "Restriction Period" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time and the continuation of service with the Company, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

    (ag) "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

    (ah) "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

    (ai) "Share" means a share of common stock of the Company.

    (aj) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

    (ak) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

    (al) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

ARTICLE 3. ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Compensation and Directors Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Disinterested Persons each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

  Among other things, the Committee shall have the authority, subject to the terms of the Plan:

    (a) To select the officers and employees to whom Awards may from time to time be granted;

    (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, SARs, Restricted Stock and Performance Awards or any combination thereof are to be granted hereunder;

    (c) To determine the number of Shares to be covered by each Award granted hereunder;

    (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6.4 (a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

    (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments; and

    (f) To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

3.3 ACTION OF THE COMMITTEE. The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to Section 6.4, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as "qualified performance-based compensation" as such term is defined in the regulations promulgated under
Section 162(m) of the Code, and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

3.4 DECISIONS BINDING. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be six million one hundred thousand (6,100,000); provided, however, that if during the term of the Plan the Company repurchases Shares, additional Options may be granted equal to the number of Shares so repurchased, except that no more than one million five hundred thousand (1,500,000) additional Shares shall be authorized for Options under this proviso; and provided further that the total number of available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to three hundred thousand (300,000). No Participant may be granted Awards covering in excess of 10% of the Shares available for issuance over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

    (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

    (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

    (c) The grant of a Tandem SAR shall not reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

    (d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

    (e) The Committee shall reduce the appropriate number of Shares from the authorized pool where a Performance Award is payable in Shares.

4.2 LAPSED AWARDS. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, forfeiture, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Commission, pursuant to any rule or interpretation promulgated under Section 16 or any successor rule of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan to Insiders, but shall be available for regrants under the Plan to Participants who are not Insiders.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND PRICES. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options or SARs, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to be granted Awards under this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1 GRANT OF OPTIONS. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

6.2 AWARD AGREEMENT. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) OPTION PRICE. The option price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Options may not be repriced without shareholder approval.

(b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) METHOD OF EXERCISE. Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the shares on the date the Stock Option is exercised), or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted.

In the discretion of the Committee, payment for any Shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.

(e) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(f) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by application of the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a domestic relations order issued by a tribunal of competent jurisdiction or (b) a gift to members of such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such domestic relations order, it being understood that the term "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a domestic relations order or a gift permitted under the applicable option agreement.

(g) TERMINATION BY DEATH. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee shall become immediately and fully exercisable and may thereafter be exercised for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any provision herein to the contrary, unless otherwise determined by the Committee, if an optionee dies after termination of the optionee's employment, any Stock Option held by such optionee may thereafter be exercised, to the extent such Stock Option was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the optionee would have been entitled to exercise such Stock Option had the optionee not died or (iii) the date on which the stated term of such Stock Option expires.

(h) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to such Stock Option's stated vesting schedule and may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of retirement, the following vesting and exercisability terms will apply. For purposes of this Plan, an optionee shall be deemed to have terminated employment by reason of retirement if such optionee is age 55 years or older with 10 or more years of service with the Company, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement.

                  YEARS OF CONTINUED  YEARS OF CONTINUED
    AGE AT        VESTING FOLLOWING     EXERCISABILITY
  RETIREMENT          RETIREMENT     FOLLOWING RETIREMENT
  ----------      ------------------ --------------------
    55-59                  1                   2
    60-64                  2                   3
    65 or more             3                   3

Notwithstanding the foregoing, if the optionee dies within such period of continued exercisability, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) OTHER TERMINATION. Unless otherwise determined by the Committee: (A) if an optionee incurs a voluntary termination of Employment, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of Employment or the balance of such Stock Option's term; and (B) if an optionee incurs a termination of Employment because such optionee's Employment is terminated by the Company or an Affiliate, other than by reason of retirement or Disability or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or becomes exercisable during the one-year period following termination of employment by the Company or an Affiliate, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such thirty-day or one-year period, as the case may be, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change of Control, other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such termination of Employment, and (2) the balance of such Stock Option's term. In the event of termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(k) TERMINATION FOR CAUSE. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate.

(l) CHANGE OF CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per Share shall exceed the exercise price per Share under the Stock Option (the "Spread") multiplied by the number of Shares granted under the Stock Option as to which the right granted under this Section 6.4(l) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to
Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of Shares granted under the Stock Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. In the case of a Nonqualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant. SARs may not be repriced without stockholder approval.

7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 EXERCISE OF FREESTANDING SARS. Subject to the other provisions of this
Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 PAYMENT OF SAR AMOUNT. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

    (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Act.

7.8 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a SAR by a Participant solely to members of the Participant's immediate family or trusts for the benefit of such persons.

ARTICLE 8. RESTRICTED STOCK

8.1 ADMINISTRATION. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.

The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2 AWARDS AND CERTIFICATES. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tupperware Corporation 1996 Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Tupperware Corporation."

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

    (a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8.3(f), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock, except that, if expressly provided in the Restricted Stock Agreement, a Participant may, during the Restriction Period, transfer shares of Restricted Stock to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service. Notwithstanding the foregoing, any Restricted Stock Award granted hereunder shall have a Restriction Period of not less than three years, except that an aggregate amount of Restricted Stock Awards not exceeding one-third of the Shares available for use as Restricted Stock Awards pursuant to Section 4.1 of the Plan may be issued without a minimum Restriction Period.

    (b) Except as provided in this paragraph (b) and paragraph (a), above, and the Restricted Stock Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Restricted Stock Agreement, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

    (c) Except to the extent otherwise provided in the applicable
    Restricted Stock Agreement and paragraphs (a) and (d) of this Section
    8.3 and Section 13.1(b), upon a Participant's Termination of Employment for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant.

    (d) Except to the extent otherwise provided in Section 13.1(b), in the event that a Participant retires or such Participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

    (e) If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

    (f) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

ARTICLE 9. PERFORMANCE AWARDS

9.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee, and may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

9.2 PERFORMANCE GOALS. (a) The Committee shall set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance

Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award may be confirmed by, and be subject to, a Performance Award Agreement.

    (b) The Committee shall have the authority at any time to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

    (c) Performance Periods shall, in all cases, exceed six (6) months in length.

9.3 VALUE OF PERFORMANCE UNITS/SHARES. (a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

    (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.4 EARNING OF PERFORMANCE AWARDS. After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

9.5 TIMING OF PAYMENT OF PERFORMANCE AWARDS. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

9.6 NONTRANSFERABILITY. Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Beneficiary. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

9.7 TERMINATION. Performance Awards shall be subject to the following terms and conditions:

    (a) Except to the extent otherwise provided in the applicable Performance Award Agreement, if any, and Sections 9.7(b) and 13.1(c), upon a Participant's Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Award shall be forfeited by the Participant.

    (b) Except to the extent otherwise provided in Section 13.1(c), in the event that a Participant's employment is terminated (other than for Cause), or in the event a Participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Awards with respect to which a Participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the Participant's employment is terminated by reason of death or disability) with respect to any or all of such Participant's Performance Awards.

ARTICLE 10. BENEFICIARY

10.1 DESIGNATION. Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this
Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

10.2 ABSENCE OF DESIGNATION. In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

ARTICLE 11. DEFERRALS

The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

ARTICLE 12. RIGHTS OF EMPLOYEES

12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE OF CONTROL

13.1 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

    (a) Any Stock Options or SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that in the case of the holder of Stock Options or SARs who is actually subject to
    Section 16(b) of the Exchange Act, such Stock Options or SARs shall have been outstanding for at least six months at the date such Change of Control is determined to have occurred.

    (b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

    (c) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, no amendment, alteration or discontinuation shall be made which would disqualify the Plan from the exemption provided by Rule 16b-3, and no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee shall have the right to replace any previously-granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, without obtaining the consent of the Participant holding such Award.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

ARTICLE 15. WITHHOLDING

15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

15.2 SHARE WITHHOLDING. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.


ARTICLE 16. SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17. LEGAL CONSTRUCTION

17.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


17.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with Section 17.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Notwithstanding any other provision set forth in the Plan, if required by any rule or interpretation promulgated under Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

    i. Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

    ii. Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    iii. Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

17.4 POOLING. Notwithstanding anything in the Plan to the contrary, if any right granted pursuant to this Plan would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No.16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such grant Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

17.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                        Annex D

                                     FORM
                                      OF
                            TUPPERWARE CORPORATION
                              DIRECTOR STOCK PLAN

    Section 1. Purpose

    The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

    Section 2. Definitions

    "Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Award" shall mean an award of Common Stock as contemplated by Section 7 of this Plan.

    "Board" shall mean the Board of Directors of the Company.

    "Change of Control" shall mean the happening of any of the following events:

      (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company,
  (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

      (ii) A change in the composition of the Board such that the individuals who, as of the Distribution Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such Distribution Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

      (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

      (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  1. "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Stock Option which was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

    "Common Stock" shall mean the common stock, $.01 par value, of the Company.

    "Company" shall mean Tupperware Corporation, a Delaware corporation.

    "Distribution Date" shall mean the date determined by the Board of Directors of Premark International, Inc., a Delaware corporation ("Premark"), on which shall be effected the distribution on a pro rata basis to the holders of the outstanding shares of common stock of Premark the shares of Common Stock held by Premark on such date.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

    "Fair Market Value" shall mean, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, adjusted to the next higher five cents if such mean is not divisible by five cents. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

    "Fees" shall mean the annual retainer fee for a Participant in connection with his or her service on the Board for any fiscal year of the Company.

    "Participant" shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

    "Plan" shall mean the Tupperware Corporation Director Stock Plan.

    "Retirement" shall mean the retirement by a Participant from the Board in accordance with the Company's stated policy on Director retirement.

    "Rules" shall mean the rules promulgated under the Act from time to time and the interpretations issued by Securities and Exchange Commission in respect thereof.

    "Stock Option" shall mean a non-qualified stock option, which is further defined as any right to Common Stock which does not qualify as an "incentive stock option" as defined under the Code.

    Section 3. Eligibility

    Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

    Section 4. Shares Subject to the Plan

    The maximum number of shares of Common Stock which shall be available for use under the Plan shall be 300,000, subject to adjustment pursuant to Section 17 hereunder. The shares issued under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares or shares purchased on the open market.

    Section 5. Duration of Plan

    Unless earlier terminated pursuant to Section 11 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after, the date of the tenth anniversary of the approval by stockholders of the Plan pursuant to Section 19 hereof.

    Section 6. Administration

    (a) The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

    (b) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of Participants to receive Awards or Stock Options under the Plan or concerning the amount, timing or vesting of such Awards or Stock Options under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Director in Awards or Stock Options previously granted to the Director without that Director's express written consent.

    Section 7. Initial Awards

    Each Participant shall receive a one-time grant of one thousand (1,000) shares of Common Stock, upon serving his or her initial three months as a member of the Board.

    Section 8. Stock in Lieu of Retainer
               -------------------------

    Each Participant who, in any year of the Plan, delivers to the Company written notice of an irrevocable election concerning the Fees to be earned in the next fiscal year of the Company, may receive in lieu of cash an amount of shares of Common Stock equal in value to all or any portion of the Fees (but only increments of 25% or a multiple thereof, and in no event to exceed 100% of the Fees) as so designated by the Participant in such written notice, which amount shall be determined by dividing the Fees payable in each fiscal quarter of the Company by the Fair Market Value of a share of Common Stock on the last business day of such fiscal quarter (but if such date is not a day on which the New York Stock Exchange is open, then on the next preceding day on which the New York Stock Exchange is open), except that only whole numbers of shares shall be obtainable pursuant to this Section, and any remainder Fees which otherwise would have purchased a fractional share shall be paid in cash. Any such written notice pursuant to this Section 8 shall remain in effect for subsequent Plan years unless such Participant delivers a written notice setting forth a different election with respect to Fees which shall be applied to future Plan years until further written notice is received by the Company pursuant to this Section 8.

    Section 9. Stock Options
               -------------

    (a) Each Participant who, in any year of the Plan, delivers to the Company an irrevocable election concerning the Fees to be earned in the next fiscal year of the Company, may receive in lieu of all or any portion of the cash Fees (but only increments of 25% or a multiple thereof) as so designated by the Participant, a Stock Option for an amount of shares of Common Stock in each fiscal year of the Company as follows:

-------------------------------------------------------------------------------

      Percent of Annual   Number of Shares
      Retainer Forgone    Subject to Option
-------------------------------------------
        100%                    2,000
         75%                    1,500
         50%                    1,000
         25%                      500

-------------------------------------------------------------------------------

The exercise price of such shares shall be determined as follows:


      Fair Market Value               100% of Fee                        Exercise Price
      of a Share                   -  ----------- =
      of Common Stock                    2,000                           Per Share


      Fair Market Value               75% of Fee                         Exercise Price
      of a Share                   -  ----------- =
      of Common Stock                    1,500                           Per Share


      Fair Market Value               50% of Fee                         Exercise Price
      of a Share                   -  ----------- =
      of Common Stock                    1,000                           Per Share


      Fair Market Value               25% of Fee                         Exercise Price
      of a Share                   -  ----------- =
      of Common Stock                     500                            Per Share

    In no event, however, shall the exercise price be less than 50% of the Fair Market Value of a share of Common Stock on the date of the grant.

    (b) The date of grant of a Stock Option pursuant to this Section 9 shall be the date of the annual meeting of stockholders of the Company, provided that such meeting occurs at least six (6) months and one day after the Participant's election to receive a Stock Option in lieu of cash Fees; otherwise, the date of grant shall be six (6) months and one day after the Participant's election to receive a Stock Option in lieu of cash Fees. If such day would not be a day on which the New York Stock Exchange is open, then on the next succeeding day on which the New York Stock Exchange is open.

    (c) A Stock Option granted pursuant to this Section 9 shall vest and be exercisable on the last day of the fiscal year in which the Stock Option is granted. In the event that a Participant is not a member of the Board on the last day of the fiscal year in which the Stock Option is granted, except in the case of a Participant's Retirement or termination for cause, such Participant's Stock Option which has not become vested and exercisable as of such time shall (i) be reduced to an amount of shares of Common Stock which reflects the amount of Fees earned as of the date of termination from service on the Board which amount shall be determined by multiplying the number of shares of Common Stock subject to the Stock Option as determined pursuant to
Section 9(a), above, by a fraction, the numerator of which shall be the number of days of the fiscal year of the Company in which the Stock Option is granted that the Participant was a member of the Board and the denominator of which shall be 365, provided, that any Stock Option for a fractional share of Common Stock shall be rounded up to the nearest whole number of shares, and (ii) shall continue to vest. The term of exercisability for a Stock Option granted under this Section 9 shall be ten (10) years.

    (d) The remaining terms and conditions of each such Stock Option shall be as set forth in this Plan and in the form of Stock Option Agreement used in connection with this Plan.

    Section 10. Transferability
                ---------------
    Rights, grants and Awards under the Plan may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, any such right, grant or award constituting a "derivative security" under the Rules shall not be transferable by a Participant other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

    Section 11. Amendment
                ---------
    (c) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Act ("Rule 16b-3") no amendment to the Plan shall be adopted without further approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, and provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Awards or Stock Options hereunder other than to comport with changes in the Code, ERISA, or the regulations thereunder.

    Section 12. Termination
                -----------
    The Plan may be terminated at any time by the Board or by the approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

    Section 13. Withholding Taxes
                -----------------
    No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan or with respect to any exercise of any Stock Option granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Company may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

    Section 14. Effect of Change of Control
                ---------------------------
    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. During the 60-day period from and after a Change of Control (the "Exercise Period"), a Participant who holds an Award or a Stock Option shall have the right, in lieu (in the case of a Stock Option) of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option, by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of an Award or a Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to (a) in the case of a Stock Option, the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised, or (b) in the case of an Award, an amount equal to the Change of Control Price multiplied by the number of shares of Common Stock granted pursuant to such Award as to which the right granted under this Section shall have been exercised; provided, however, that if the Change of Control is within six (6) months of the date of grant of a particular Award or Stock Option held by a Participant no such election shall be made by such Participant with respect to such Award or Stock Option prior to six (6) months from the date of grant. If the end of such 60-day period from and after a Change of Control is within six (6) months from the date of grant of a Stock Option or the date of an Award, such Stock Option or Award shall be cancelled in exchange for a cash payment to the Participant, effected on the day which is six (6) months and one day after the date of grant of such Stock Option or Award, as the case may be, equal to (a) in the case of a Stock Option, the Spread multiplied by the number of shares of Common Stock granted under the Stock Option, or (b) in the case of an Award, the Change of Control Price multiplied by the number of shares of Common Stock comprising an outstanding Award.

    Section 15. Death, Disability, Termination or Retirement of Participant
                -----------------------------------------------------------
    (a) Death While A Director. Notwithstanding any other provision of the
        ----------------------
Plan to the contrary, in the event of the death of a Participant while a member of the Board, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option, or (ii) three (3) years after the date of death.

    (b) Disability, Retirement or Other Termination. Except as otherwise
        -------------------------------------------
provided by the Plan, in the event of a Participant's termination of membership on the Board as a result of the Participant's disability or Retirement or for another reason other than cause, any Stock Options outstanding as of the date of such termination and not then exercisable shall
(i) be adjusted in amount to reflect the proportion of Fees earned in the final year of such Participant's service in such year (in accordance with the operation of Sections 8 and 9 of this Plan and in consideration of such Participant's elections for such year), and (ii) become exercisable on the last day of the Company's then-current fiscal year. All outstanding Stock Options held by such Participant shall remain exercisable for the full period contemplated by the terms of such Stock Options. In the event of the death of a Participant subsequent to termination of membership from the Board as a result of circumstances described in this Section 15(b), any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option, or (ii) three (3) years after the date of death.

    Section 16. Effect of Termination for Cause
                -------------------------------
    If a Participant incurs a termination of membership on the Board for cause, such Participant's Stock Options which are not then exercisable shall be automatically cancelled immediately. Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (i) the conviction of the Participant for commission of a felony under Federal law or the law in the state in which such action occurred, or (ii) dishonesty in the course of fulfilling the Participant's duties as a director.

    Section 17. Adjustments Upon Changes in Capitalization
                ------------------------------------------
    In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

    Section 18. Regulatory Matters
                ------------------
    The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

    Section 19. Effectiveness of Plan
                ---------------------
    The Plan shall become effective as of the Distribution Date.

    Section 20. Governing Law

    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                         ANNEX E




                     -------------------------------------
                                      FORM
                                       OF
                             TUPPERWARE CORPORATION
                                      AND

                     -------------------------------------
                                  RIGHTS AGENT
                                RIGHTS AGREEMENT
                              DATED AS OF   , 1996

  Agreement, dated as of      , 1996, between Tupperware Corporation, a
Delaware corporation (the "Company"), and        (the "Rights Agent").

  The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company to be issued in the distribution of Common Shares (the "Spin-off") by Premark International, Inc. to its stockholders, each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the record date of the Spin-off (the "Record Date") and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph
(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

    (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

    (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

  (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in [State of Rights Agent] are authorized or obligated by law or executive order to close.

  (e) "Close of Business" on any given date shall mean 5:00 P.M., [City of Rights Agent] time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., [City of Rights Agent] time, on the next succeeding Business Day.

  (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

  (g) "Distribution Date" shall have the meaning set forth in Section 3.

  (h) "Equivalent Preferred Shares" shall have the meaning set forth in
Section 11(b).

  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (j) "Exchange Ratio" shall have the meaning set forth in Section 24(a).

  (k) "Final Expiration Date" shall have the meaning set forth in Section 7.

  (l) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

  (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

  (n) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, no par, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

  (o) "Purchase Price" shall have the meaning set forth in Section 4.

  (p) "Record Date" shall have the meaning set forth in the second paragraph hereof.

  (q) "Redemption Date" shall have the meaning set forth in Section 7.

  (r) "Redemption Price" shall have the meaning set forth in Section 23(a).

  (s) "Right" shall have the meaning set forth in the second paragraph hereof.

  (t) "Right Certificate" shall have the meaning set forth in Section 3(a).

  (u) "Rights Agent" shall have the meaning set forth in the preamble hereof.

  (v) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

  (w) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

  (x) "Summary of Rights" shall have the meaning set forth in Section 3(b).

  (y) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

  Section 2. Appointment of Rights Agent. The Company hereby appoints the
             ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

  Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the
             ---------------------------
tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

  (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

  (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tupperware Corporation
  and       dated as of      , 1996 (the "Rights Agreement"), the terms of
  which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Tupperware Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Tupperware Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

  Section 4. Form of Right Certificates. The Right Certificates (and the forms
             --------------------------
of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

  Section 5. Countersignature and Registration. The Right Certificates shall
             ---------------------------------
be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

  Section 6. Transfer, Split Up, Combination and Exchange of Right
             -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject
---------------------------------------------------------------------
to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

  Section 7. Exercise of Rights; Purchase Price; Expiration Date of
             ------------------------------------------------------
Rights. (a) The registered holder of any Right Certificate may exercise the
------
Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the
earliest of (i) the Close of Business on    , 2006 (the "Final Expiration
Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

  (b) The Purchase Price for each one one-hundredth of a Preferred Share
purchasable pursuant to the exercise of a Right shall initially be $    , and
shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

  SECTION 8. Cancellation and Destruction of Right Certificates. All Right
             --------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

  SECTION 9. Availability of Preferred Shares. The Company covenants and
             --------------------------------
agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

  SECTION 10. Preferred Shares Record Date. Each Person in whose name any
              ----------------------------
certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and
                 --------  -------
payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

  Section 11. Adjustment of Purchase Price, Number of Shares or Number of
              -----------------------------------------------------------
Rights. The Purchase Price, the number of Preferred Shares covered by each
------
Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

  (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration
                  --------  -------
to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

  (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

  From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

  (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (d)(i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day: shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of
                --------  -------
this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

  (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

  (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one- hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a
            --------  -------
due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

  (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

  Section 12. Certificate of Adjusted Purchase Price or Number of
              ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof,
------
the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 25 hereof.

  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
              --------------------------------------------------------------
Power. In the event, directly or indirectly, at any time after a Person has
-----
become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

  Section 14. Fractional Rights and Fractional Shares. (a) The Company shall
              ---------------------------------------
not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional

Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

  (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the
                                                              -------
holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

  Section 15. Rights of Action. All rights of action in respect of this
              ----------------
Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

  Section 16. Agreement of Right Holders. Every holder of a Right, by
              --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as
              -------------------------------------------------
such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

  Section 18. Concerning the Rights Agent. The Company agrees to pay to the
              ---------------------------
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

  Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any
              ---------------------------------------------------------
corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties
              ----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the

President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights
              ----------------------
Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of [State of Rights Agent] (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of [State of Rights Agent]), in good standing, having an office in the State of [State of Rights Agent], which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

  Section 22. Issuance of New Right Certificates. Notwithstanding any of the
              ----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

  Section 23. Redemption. (a) The Board of Directors of the Company may, at
              ----------
its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that
                                                    --------  -------
the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

  Section 24. Exchange. (a) The Board of Directors of the Company may, at its
              --------
option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                    --------
however, that the failure to give, or any defect in, such notice shall not
-------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

  (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each

Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

  (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

  Section 25. Notice of Certain Events. (a) In case the Company shall propose
              ------------------------
(i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

  (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

  Section 26. Notices. Notices or demands authorized by this Agreement to be
              -------
given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    Tupperware Corporation
    14901 South Orange Blossom Trail
    Orlando, Florida 32837
    Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

    -------------------------------------
    -------------------------------------
    Attention:
    Corporate Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

  Section 27. Supplements and Amendments. The Company may from time to time
              --------------------------
supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes
       --------  -------
an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than 10%.

  Section 28. Successors. All the covenants and provisions of this Agreement
              ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be
              --------------------------
construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

  Section 30. Severability. If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  Section 31. Governing Law. This Agreement and each Right Certificate issued
              -------------
hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

  Section 32. Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

  Section 33. Descriptive Headings. Descriptive headings of the several
              --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                          TUPPERWARE CORPORATION

Attest:
By __________________________________     By __________________________________
  Name:                                     Name:
  Title:                                    Title:


Attest:                                   [Rights Agent]

By __________________________________     By __________________________________
  Name:                                     Name:
  Title:                                    Title:

                                                                      Exhibit A

                                     FORM

                                      of

                          CERTIFICATE OF DESIGNATIONS

                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                            TUPPERWARE CORPORATION

       (Pursuant to Section 151 of the Delaware General Corporation Law)

 Tupperware Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the
General Corporation Law at a meeting duly called and held on    , 1996:

 RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par, of the Corporation (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

 Series A Junior Participating Preferred Stock:

  Section 1. Designation and Amount. The shares of such series shall be
             ----------------------
 designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A
 Preferred Stock shall be    . Such number of shares may be increased or
 decreased by resolution of the Board of Directors; provided, that no
                                                    --------
 decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

  Section 2. Dividends and Distributions.
             ---------------------------
   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share of the Corporation (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A

  Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock
             -------------
 shall have the following voting rights:

   (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

   (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  Section 4. Certain Restrictions.
             --------------------
   (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
  Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock
             -----------------
 purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation,
             --------------------------------------
 dissolution or winding up of the Corporation, no distribution shall be made
 (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter
             --------------------------
 into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 8. No Redemption. The shares of Series A Preferred Stock shall not
             -------------
 be redeemable.

  Section 9. Rank. The Series A Preferred Stock shall rank, with respect to
             ----
 the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

  Section 10. Amendment. The Certificate of Incorporation of the Corporation
              ---------
 shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

  IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary
this     day of    , 1996.

                                          _____________________________________
                                                    Chairman of the Board

Attest:

-----------------------------------
Secretary

                                                                      Exhibit B

                           Form of Right Certificate

Certificate No. R-                                                _______Rights

          NOT EXERCISABLE AFTER ___, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO
                      EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                               Right Certificate

                            TUPPERWARE CORPORATION

  This certifies that ___, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ___, 1996 (the "Rights Agreement"), between Tupperware Corporation, a Delaware corporation (the "Company"), and ___ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., [City of Rights Agent] time, on ___, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, no par, of the Company (the "Preferred Shares"), at a purchase price of $ ___ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___, 1996, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

  WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal. Dated as of    , 1996.

ATTEST: Tupperware Corporation

                   By _________________________________________________________

Countersigned:

[Rights Agent]

By
      Authorized Signature

                   Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

  FOR VALUE RECEIVED     hereby sells, assigns and transfers unto _____________

-------------------------------------------------------------------------------
                 (Please print name and address of transferee)

-------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint     Attorney, to transfer
the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:              ,

                                          -------------------------------------
                                          Signature

Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          -------------------------------------
                                          Signature

                         FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)

To:Tupperware Corporation

  The undersigned hereby irrevocably elects to exercise     Rights represented
by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number

-------------------------------------------------------------------------------
                        (Please print name and address)
-------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

-------------------------------------------------------------------------------
                        (Please print name and address)
-------------------------------------------------------------------------------

Dated:          ,

                                          -------------------------------------
                                          Signature

Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          -------------------------------------
                                          Signature

-- -- -- -- -- ---- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --


                                    NOTICE

  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                      Exhibit C

                         SUMMARY OF RIGHTS TO PURCHASE
                               PREFERRED SHARES

  On    , 1996, the Board of Directors of Tupperware Corporation (the
"Company") declared a dividend of one preferred share purchase right (a "Right") for each share of common stock, par value $.01 per share of the Company (the "Common Shares") to be issued in the distribution of Common Shares (the "Spin-off") by Premark International, Inc. to its stockholders.
The dividend is payable on    , 1996 to the stockholders of record of the
Spin-off. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par (the "Preferred Shares"), of the Company at a price of
$    per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth
in a Rights Agreement (the "Rights Agreement") between the Company and    , as
Rights Agent (the "Rights Agent").

  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer ornew issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date. The Rights will
expire on    , 2006 (the "Final Expiration Date"), unless the Final Expiration
Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividendof 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

  Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 10 dated
   , 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                    PART II

               INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
   2     Form of Distribution Agreement
  *3.1   Form of Amended and Restated Certificate of Incorporation of
         Tupperware Corporation (Attached to Information Statement as Annex A
         and incorporated herein by reference)
  *3.2   Form of Amended and Restated By-laws of Tupperware Corporation
         (Attached to Information Statement as Annex B and incorporated herein by reference)
   4     Form of Rights Agreement, by and between Tupperware Corporation and the rights agent named therein (Attached to Information Statement as
         Annex E and incorporated herein by reference)
  10.1   Form of Tupperware Corporation 1996 Incentive Plan (Attached to
         Information Statement as Annex C and incorporated herein by reference)
  10.2   Form of Tupperware Corporation Directors Stock Plan (Attached to
         Information Statement as Annex D and incorporated herein by reference)
  10.3   Form of Tax Sharing Agreement
  10.4   Form of Employee Benefits and Compensation Allocation Agreement
  10.5   Form of Change of Control Agreement
  10.6   Employment Agreement for Mr. Goings
  10.7   Employment Agreement for Mr. Campos
 *10.8   Form of Credit Agreement
  22     Subsidiaries of Tupperware Corporation
  27     Financial Data Schedule

--------
* To be filed by amendment

                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TUPPERWARE CORPORATION

                                             /s/ Warren L. Batts
                                          By:
                                             ----------------------------------
                                            Name: Warren L. Batts
                                            Title:  Chairman and Chief
                                                     Executive Officer

Date: March 4, 1996

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
   2     Form of Distribution Agreement
  *3.1   Form of Amended and Restated Certificate of Incorporation of
          Tupperware Corporation (Attached to Information Statement as
          Annex A and incorporated herein by reference)
  *3.2   Form of Amended and Restated By-laws of Tupperware Corporation
          (Attached to Information Statement as Annex B and incorporated herein by reference)
   4     Form of Rights Agreement, by and between Tupperware Corporation and the rights agent named therein (Attached to Information
          Statement as Annex E and incorporated herein by reference)
  10.1   Form of Tupperware Corporation 1996 Incentive Plan (Attached to
          Information Statement as Annex C and incorporated herein by reference)
  10.2   Form of Tupperware Corporation Directors Stock Plan (Attached
          to Information Statement as Annex D and incorporated herein by reference)
  10.3   Form of Tax Sharing Agreement
  10.4   Form of Employee Benefits and Compensation Allocation Agreement
  10.5   Form of Change of Control Agreement
  10.6   Employment Agreement for Mr. Goings
  10.7   Employment Agreement for Mr. Campos
 *10.8   Form of Credit Agreement
  22     Subsidiaries of Tupperware Corporation
  27     Financial Data Schedule

--------
* To be filed by amendment